UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by Registrant:	☒
Filed by a Party other than the Registrant:	☐

Check the appropriate box:

☒Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

NL INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NL INDUSTRIES, INC. Three Lincoln Centre 5430 LBJ Freeway Suite 1700 Dallas, Texas 75240-2620

Preliminary Proxy Statement — Subject to Completion

March [ • ], 2026

To Our Shareholders:

You are cordially invited to attend the 2026 annual meeting of shareholders of NL Industries, Inc., which will be held on Thursday, May 14, 2026, at 10:00 a.m., local time, at Three Lincoln Centre Conference Center, 5430 LBJ Freeway, Suite 350, Dallas, Texas 75240-2620. The matters to be acted upon at the meeting are described in the attached notice of annual meeting of shareholders and proxy statement.

Your vote is particularly important at this annual meeting, as one of the matters to be acted upon at the meeting, the reincorporation of NL Industries into a Delaware corporation, is conditioned on the affirmative vote of 66-2/3% of the outstanding shares not owned by our controlling stockholder, Valhi, Inc. Consequently, a failure to vote your shares will have the same effect as a vote against this proposal.

Whether or not you plan to attend the meeting, please cast your vote as instructed on your notice of internet availability of proxy materials or, if you have requested a paper copy, on the proxy card or voting instruction form, as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence as provided in our bylaws.

Sincerely,

Loretta J. Feehan Chair of the Board

Courtney J. Riley President and Chief Executive Officer

NL Industries, Inc.

Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2620

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 14, 2026

To the Shareholders of NL Industries, Inc.:

The 2026 annual meeting of shareholders of NL Industries, Inc. will be held on Thursday, May 14, 2026, at 10:00 a.m., local time, at Three Lincoln Centre Conference Center, 5430 LBJ Freeway, Suite 350, Dallas, Texas 75240-2620, for the following purposes:

1.	to elect the eight director nominees named in the proxy statement to serve until the 2027 annual meeting of shareholders;
2.	to approve on a nonbinding advisory basis our named executive officer compensation;
3.	to approve the Agreement and Plan of Merger (the “Plan of Merger”) between NL and its wholly owned Delaware subsidiary, NLI Holdings, Inc. (“NL-Delaware”), pursuant to which NL will merge with and into NL-Delaware for the purpose of changing NL’s state of domicile, including the approval of the Certificate of Incorporation of NL-Delaware and the change of NL’s name to NLI Holdings, Inc. (the “Reincorporation Proposal”);
4.	to approve, in connection with the Reincorporation Proposal, the inclusion in the Delaware Certificate of Incorporation of NL-Delaware of a provision opting out of Section 203 of the Delaware General Corporation Law (the “Opt Out Proposal”);
5.	to approve one or more adjournments of the annual meeting to a later date or dates, if necessary, to permit further solicitations of proxies in the event there are not sufficient votes in favor of the Reincorporation Proposal (the “Adjournment Proposal”); and
6.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 23, 2026 has been set as the record date for the meeting. Only holders of our common stock at the close of business on the record date are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. A complete list of shareholders entitled to vote at the meeting will be available for examination during normal business hours by any of our shareholders, for purposes related to the meeting, for a period of ten days prior to the meeting at our corporate offices.

You are cordially invited to attend the meeting. Your vote is particularly important this year in light of the vote required to approve the Reincorporation Proposal. Consequently, whether or not you plan to attend the meeting, please cast your vote by following the instructions on the notice of internet availability of proxy materials or, if you have requested a paper copy, on the proxy card or voting instruction form, as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

By Order of the Board of Directors,

Jane R. Grimm, Secretary

Dallas, Texas

March [ • ], 2026

Important Notice Regarding the Availability of Proxy Materials for the

Annual Shareholder Meeting to Be Held on May 14, 2026.

The proxy statement and annual report to shareholders (including NL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025) are available at www.envisionreports.com/NL.

-ii-

GLOSSARY OF TERMS

“brokerage firm or other nominee” means a brokerage firm or other nominee such as a banking institution, custodian, trustee or fiduciary (other than our transfer agent, Computershare) through which a shareholder holds its shares of our common stock.

“broker/nominee non-vote” means a non-vote by a brokerage firm or other nominee for shares held for a client’s account for which the brokerage firm or other nominee does not have discretionary authority to vote on a particular matter and has not received instructions from the client.

“Code” means the Internal Revenue Code of 1986, as amended.

“Computershare” means Computershare Trust Company, N.A., our stock transfer agent and registrar, who will act as inspector of election for the annual meeting of shareholders.

“CompX” means CompX International Inc., our publicly held subsidiary that manufactures security products and recreational marine components.

“Contran” means Contran Corporation, the parent corporation of our consolidated tax group.

“Dixie Rice” means Dixie Rice Agricultural L.L.C., one of our parent companies.

“Family Trust” means the Harold C. Simmons Family Trust No. 2, which was established for the benefit of Lisa K. Simmons, her late sister and their children.

“independent directors” means the following directors: John E. Harper, Kevin B. Kramer, Meredith W. Mendes, Cecil H. Moore, Jr. and R. Gerald Turner, as applicable.

“ISA” means an intercorporate services agreement between Contran and a related company pursuant to which employees of Contran provide certain services, including executive officer services, to such related company on an annual fixed fee basis.

“Kronos Worldwide” means Kronos Worldwide, Inc., a publicly held international manufacturer of titanium dioxide products in which we have a significant investment and that we account for on our financial statements using the equity method.

“named executive officer” means any person named in the 2025 Summary Compensation Table in this proxy statement.

“NL,” “us,” “we” or “our” means NL Industries, Inc.

“NYSE” means the New York Stock Exchange.

“NLKW” means NLKW Holding, LLC, a wholly owned subsidiary of ours.

“PCAOB” means the Public Company Accounting Oversight Board, a private sector, non-profit corporation that oversees auditors of U.S. public companies.

“PwC” means PricewaterhouseCoopers LLP, our independent registered public accounting firm.

“record date” means the close of business on March 23, 2026, the date our board of directors set for the determination of shareholders entitled to notice of and to vote at the 2026 annual meeting of our shareholders.

“RPT Policy” means the NL Industries, Inc. Policy Regarding Related Party Transactions, as amended and restated effective February 24, 2022.

“Say-on-Pay” means the second proposal in this proxy statement for a nonbinding advisory vote for the consideration of our shareholders to approve the compensation of our named executive officers as such proposal is described and as such compensation is disclosed in this proxy statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“shareholder of record” means a shareholder of our common stock who holds shares in its name in certificate form or electronically with our transfer agent, Computershare.

“Tall Pines” means Tall Pines Insurance Company, an indirect wholly owned captive insurance subsidiary of Valhi.

“Valhi” means Valhi, Inc., our publicly held parent corporation that is a diversified holding company of which Kronos Worldwide is also a subsidiary.

-iii-

NL INDUSTRIES, INC.

Three Lincoln Centre

5430 LBJ Freeway, Suite 1700

Dallas, Texas 75240-2620

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2026 annual meeting of shareholders to be held on Thursday, May 14, 2026, and at any adjournment or postponement of the meeting. We are furnishing our proxy materials to holders of our common stock as of the close of business on March 23, 2026. We will begin distributing a notice of internet availability of our proxy materials to the holders of our common stock on or about [ • ], 2026. Our proxy materials include:

●	the accompanying notice of the 2026 annual meeting of shareholders;
●	this proxy statement;
●	our 2025 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and
●	a proxy card or voting instruction form.

We are not incorporating the 2025 annual report into this proxy statement and you should not consider the annual report as proxy solicitation material. The accompanying notice of annual meeting of shareholders sets forth the time, place and purposes of the meeting. Our principal executive offices are located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2620.

Please refer to the Glossary of Terms on page iii for the definitions of certain terms used in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What is the purpose of the annual meeting?
A:	At the annual meeting, shareholders will vote on the following, as described in this proxy statement:
●	Proposal 1 – the election of the eight director nominees named in this proxy statement;
●	Proposal 2 – the adoption of a nonbinding advisory resolution that approves the named executive officer compensation described in this proxy statement (Say-on-Pay);
●	Proposal 3 – the approval of the Agreement and Plan of Merger (the “Plan of Merger”) between NL and its wholly owned Delaware subsidiary, NLI Holdings, Inc. (“NL-Delaware”), pursuant to which NL will merge with and into NL-Delaware for the purpose of changing NL’s state of domicile, including the approval of the Certificate of Incorporation of NL-Delaware and the change of NL’s name to NLI Holdings, Inc. (Reincorporation Proposal);
●	Proposal 4 – the approval, in connection with the Reincorporation Proposal, of the inclusion in the Delaware Certificate of Incorporation of NL-Delaware of a provision opting out of Section 203 of the Delaware General Corporation Law (Opt Out Proposal); and
●	Proposal 5 – the approval of one or more adjournments of the meeting, if necessary, to a later date or dates in order to permit further solicitation of proxies in the event there are not sufficient votes in favor of the Reincorporation Proposal (Adjournment Proposal).

In addition, shareholders will vote on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Q:	How does the board recommend that I vote?
A:	The board of directors recommends that you vote FOR:
●	the election of each of the nominees for director named in this proxy statement;
●	the approval and adoption of proposal 2 (Say-on-Pay);
●	approval of the Reincorporation Proposal;
●	approval of the Opt Out Proposal; and
●	approval of the Adjournment Proposal.
Q:	Who is allowed to vote at the annual meeting?
A:

The board of directors has set the close of business on March 23, 2026 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or at any adjournment or postponement thereof. Only holders of our common stock as of the close of business on the record date are entitled to vote at the meeting. On the record date, 48,862,734 shares of our common stock were issued and outstanding. Each share of our common stock entitles its holder to one vote.

Q:	Why did I receive a notice regarding the internet availability of proxy materials instead of paper copies of the proxy materials?
A:

Pursuant to the SEC notice and access rules we furnish proxy materials over the internet to both our shareholders of record and our shareholders who hold our common stock through a brokerage firm or other nominee. We believe that taking advantage of these rules expedites our shareholders’ receipt of proxy materials, while also lowering the costs associated with conducting our annual meeting. You can find instructions on how to access and review the proxy materials, and how to vote over the internet, on the notice of internet availability of proxy materials that you received. The notice also contains instructions on how you can receive a paper copy of this proxy statement, our 2025 Annual Report to Shareholders and a voting instruction form or proxy card.

Q:	How do I vote if I am a shareholder of record?
A:

If you hold shares of our common stock in your name in certificate form or electronically with our transfer agent, Computershare, and not through a brokerage firm or other nominee, you are a shareholder of record. As a shareholder of record, you may:

●	vote over the internet at www.envisionreports.com/NL;
●	vote by telephone using the voting procedures set forth on your proxy card;
●	instruct the agents named on your proxy card how to vote your shares by completing, signing and mailing the proxy card in the envelope provided; or
●	vote in person at the annual meeting.
Q:

What are the consequences if I am a shareholder of record and I execute my proxy card but do not indicate how I would like my shares voted for one or more of the director nominees named in this proxy statement or on proposal 2, proposal 3, proposal 4 or proposal 5?

A:	If you are a shareholder of record the agents named on your proxy card will vote your shares on such uninstructed nominee or proposal as recommended by the board of directors in this proxy statement.

Q:	How do I vote if my shares are held through a brokerage firm or other nominee?
A:

If you hold your shares through a brokerage firm or other nominee, you must follow the instructions on your notice of internet availability of proxy materials or on your voting instruction form, on how to vote your shares. In order to ensure your brokerage firm or other nominee votes your shares in the manner you would like, you must provide voting instructions to your brokerage firm or other nominee by the deadline provided on your notice of internet availability of proxy materials or voting instruction form.

Brokerage firms or other nominees may not vote your shares on the election of a director nominee or proposal 2 (Say-on-Pay), proposal 3 (Reincorporation Proposal), proposal 4 (Opt Out Proposal) or proposal 5 (Adjournment Proposal) in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your brokerage firm or other nominee regarding the voting of your shares. If you do not instruct your brokerage firm or other nominee how to vote with respect to the election of a director nominee or proposal 2, 3, 4 or 5, your brokerage firm or other nominee may not vote with respect to the election of such director nominee or on proposal 2, 3, 4 or 5, and your vote will be counted as a “broker/nominee non-vote.” “Broker/nominee non-votes” are non-votes by a brokerage firm or other nominee for shares held in a client’s account for which the brokerage firm or other nominee does not have discretionary authority to vote on a particular matter and has not received instructions from the client. How we treat broker/nominee non-votes is separately described in each of the answers below regarding what constitutes a quorum and the requisite votes necessary to elect a director nominee or approve proposal 2, 3, 4 or 5.

Q:	If I hold my shares through a brokerage firm or other nominee, how may I vote in person at the annual meeting?
A:

If you wish to vote in person at the annual meeting, you will need to follow the instructions on your notice of internet availability of proxy materials or voting instruction form on how to obtain the appropriate documents to vote in person at the meeting.

Q:	Who will count the votes?
A:	The board of directors has appointed Computershare to ascertain the number of shares represented, tabulate the vote and serve as inspector of election for the meeting.
Q:	Is my vote confidential?
A:	All proxies, ballots and vote tabulations will be kept confidential in accordance with our by-laws.
Q:	How do I change or revoke my proxy instructions if I am a shareholder of record?
A:	If you are a shareholder of record, you may change or revoke your proxy instructions in any of the following ways:
●	delivering to Computershare a written revocation;
●	submitting another proxy card bearing a later date;
●	changing your vote on www.envisionreports.com/NL;
●	using the telephone voting procedures set forth on your proxy card; or
●	voting in person at the annual meeting.
Q:	How do I change or revoke my voting instructions if my shares are held through a brokerage firm or other nominee?
A:

If your shares are held through a brokerage firm or other nominee, you must follow the instructions from your brokerage firm or other nominee on how to change or revoke your voting instructions or how to vote in person at the annual meeting.

Q:	What constitutes a quorum?
A:	A quorum is the presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting.

Shares that are voted “abstain” or “withheld” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting.

As already discussed in the previous answer regarding how to vote shares held through a brokerage firm or other nominee, there are no proposals for the 2026 annual meeting that would allow a brokerage firm or nominee to vote uninstructed shares. If a brokerage firm or other nominee receives no instruction for the election of any director nominee and receives no instruction for proposal 2, 3, 4 or 5, such uninstructed shares will be counted as not entitled to vote and are, therefore, not considered for purposes of determining whether a quorum is present at the annual meeting. If a brokerage firm or other nominee receives instructions on the election of at least one director nominee or on at least one of proposal 2, 3, 4 or 5, such instructed shares will be counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting.

Valhi directly held approximately 82.7% of the outstanding shares of our common stock as of the record date. Valhi has indicated its intention to have its shares of our common stock represented at the meeting. If Valhi attends the meeting in person or by proxy, the meeting will have a quorum present.

Q:	Assuming a quorum is present, what vote is required to elect a director nominee?
A:

Under applicable state law and our governing documents, a plurality of affirmative votes of the holders of our outstanding shares of common stock represented and entitled to vote at the meeting is necessary to elect each director nominee. Our governing documents do not authorize cumulative voting. Accordingly, the director nominee with the most votes for a particular seat will be elected to that seat. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. There is no “against” option, and votes that are “withheld” or not cast, including broker/nominee non-votes, will not be counted toward that nominee’s achievement of a plurality.

Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the election of each of the director nominees named in this proxy statement. If Valhi attends the meeting in person or by proxy and votes as indicated, the shareholders will elect all of the nominees named in this proxy statement to the board of directors.

Q:	Assuming a quorum is present, what vote is required to adopt and approve proposal 2 (Say-on-Pay)?
A:

The shareholder resolution contained in this proposal provides that the affirmative vote of a majority of the votes cast at the meeting by holders of shares entitled to vote on the matter will be the requisite vote to adopt the resolution and approve the compensation of our named executive officers as such compensation is disclosed in this proxy statement. Abstentions and broker/nominee non-votes will have no effect on this proposal.

Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR this nonbinding advisory proposal. If Valhi attends the meeting in person or by proxy and votes as indicated, the shareholders will, by a nonbinding advisory vote, approve this proposal.

Q:	Assuming a quorum is present, what vote is required to adopt and approve proposal 3 (Reincorporation Proposal)?
A:

The approval of the Reincorporation Proposal requires the affirmative vote of (i) a majority of the votes cast at the meeting by holders of shares entitled to vote on the matter (“Basic Vote Condition”), and (ii) the holders of two-thirds of the voting stock of NL not beneficially owned by Valhi. As reflected in the Plan of Merger, our board has made the receipt of the vote described in clause (ii) of the preceding sentence (the “Minority Vote Condition”) a condition to consummation of the merger and reincorporation contemplated by the Reincorporation Proposal, regardless of whether such vote is required by law. On the record date, 48,862,734 shares of our common stock were issued and outstanding, and 40,387,531 of those were beneficially owned by Valhi.

Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the Reincorporation Proposal. If Valhi attends the meeting in person or by proxy and votes as indicated, the Basic Vote Condition will be satisfied. However, the Minority Vote Condition requires at least 5,650,136 shares not owned by Valhi to vote for the Reincorporation Proposal, in order for the proposal to be approved.

Abstentions and broker/nominee non-votes will have the same effect as a vote against the Reincorporation Proposal for purposes of the Minority Vote Condition, but will have no effect on the Basic Vote Condition.

Q:	Assuming a quorum is present, what vote is required to adopt and approve proposal 4 (Opt Out Proposal) and proposal 5 (Adjournment Proposal)?
A:

The approval of each of the Opt Out Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the meeting by holders of shares entitled to vote on the matter. Abstentions and broker/nominee non-votes will have no effect on these proposals.

Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the Opt Out Proposal and FOR (if it is presented for a vote) the Adjournment Proposal. If Valhi attends the meeting in person or by proxy and votes as indicated, the shareholders will approve the Opt Out Proposal and (if it is presented for a vote at the meeting) the Adjournment Proposal.

Q:	Assuming a quorum is present, what vote is required to approve any other matter to come before the meeting?
A:

Except as applicable laws may otherwise provide, the approval of any other matter that may properly come before the meeting will require the affirmative votes of a majority of the votes cast at the meeting by holders of shares entitled to vote on the matter. Abstentions will be counted as not having cast a vote and will have no effect on such other matter.

Q:	If I am a shareholder of record, how will the agents named on my proxy card vote on any other matter to come before the meeting?
A:

If you are a shareholder of record and to the extent allowed by applicable law, the agents named on your proxy card will vote in their discretion on any other matter that may properly come before the meeting.

Q:	Who will pay for the cost of soliciting the proxies?
A:

NL is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. We have retained the services of Georgeson LLC (“Georgeson”) to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. We estimate that we will pay Georgeson a fee of approximately $20,000 for its services, plus reimbursement of customary out-of-pocket expenses.

In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	Who can help answer my questions?
A:	Shareholders with questions or who need assistance in voting their shares may call our proxy solicitor Georgeson, toll-free at 1-866-946-4598.

CONTROLLING SHAREHOLDER

Valhi is the direct holder of approximately 82.7% of the outstanding shares of our common stock as of the record date. Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the election of each of the director nominees named in this proxy statement and FOR proposal 2 (Say-on-Pay), proposal 3 (Reincorporation Proposal), proposal 4 (Opt Out Proposal) and (if necessary) proposal 5 (Adjournment Proposal). If Valhi attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the shareholders will elect all of the nominees named in this proxy statement to the board of directors and will approve proposal 2, proposal 4, and (if necessary) proposal 5, and will approve the Basic Vote Condition with respect to proposal 3. Valhi’s presence and vote at the meeting will have no effect on the outcome of the Minority Vote Condition under proposal 3.

SECURITY OWNERSHIP

Ownership of NL. The following table and footnotes set forth as of the record date the beneficial ownership, as defined by regulations of the SEC, of our common stock held by each individual, entity or group known to us to own beneficially more than 5% of the outstanding shares of our common stock, each of our directors, each of the named executive officers, and all of our current directors and executive officers as a group. See footnotes 3 and 4 below for information concerning the relationships of certain individuals and entities that may be deemed to own indirectly and beneficially more than 5% of the outstanding shares of our common stock. All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

	NL Common Stock (1)
	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership		Class (2)
5% Shareholders:

Harold C. Simmons Family Trust No. 2	40,387,531	(3)(4)	82.7%
Lisa K. Simmons	40,387,531	(3)(4)	82.7%

Directors and Named Executive Officers

Loretta J. Feehan	35,050	(5)	*
John E. Harper	32,050	(5)	*
Kevin B. Kramer	18,350	(5)	*
Meredith W. Mendes	28,550	(5)	*
Cecil H. Moore, Jr.	43,550	(5)	*
Courtney J. Riley	‑0‑	(5)	‑0‑
Michael S. Simmons	‑0‑	(5)	‑0‑
R. Gerald Turner	3,739	(5)	*

John R. Powers, III	‑0‑	(5)	‑0‑
Amy A. Samford	2,000	(5)	*
John A. Sunny	‑0‑	(5)	‑0‑

Current directors and executive officers as a group (18 persons)	164,539	(5)	*
*	Less than 1%.
(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names. Except as noted in footnote 4 to this table, the business address for each listed person or entity is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2620.
(2)	The percentages set forth above and in the following footnotes are based on 48,862,734 shares of our common stock outstanding as of the record date.

(3)	The shares reported in this table for the Family Trust and Ms. Simmons consist of 40,387,531 shares held directly by Valhi. See footnote 4 to this table, below.
(4)	The following is a description of certain related entities or persons that may be deemed to beneficially own outstanding shares of our common stock.

A majority of Contran’s outstanding voting stock is held directly by Ms. Simmons and by family stockholders (Thomas C. Connelly (the husband of Ms. Simmons’ late sister), a family-owned entity and various family trusts established for the benefit of Ms. Simmons, Mr. Connelly and their children) who are required to vote their shares of Contran voting stock in the same manner as Ms. Simmons. Such voting rights are personal to Ms. Simmons and last through April 22, 2030. The remainder of Contran’s outstanding voting stock is held by the Family Trust, for which Tolleson Private Bank, a third-party financial institution, serves as trustee (the “Trustee”). Ms. Simmons can appoint qualifying successor trustees of the Family Trust if the Trustee resigns or otherwise decides not to serve as trustee. The business address of the Family Trust (and the Trustee) is 5550 Preston Road, Suite B, Dallas, Texas 75205.

Ms. Simmons serves as chair of the board of directors of Contran, and two other members of Contran management also serve on the board of directors of Contran.

Contran is the holder of the sole membership interest of Dixie Rice and may be deemed to control Dixie Rice.

Ms. Simmons and the Family Trust are related to the following entities that directly hold the following percentages of the outstanding shares of Kronos Worldwide common stock:

Valhi	50.4%
NLKW	30.6%
Contran	Less than 1%

Ms. Simmons and the Family Trust are related to Dixie Rice, which directly holds 91.4% of the outstanding shares of Valhi common stock. We (including a wholly owned subsidiary of ours) and Kronos Worldwide own 1,197,746 shares and 143,743 shares, respectively, of Valhi common stock. Since we and Kronos Worldwide are majority owned subsidiaries of Valhi, and pursuant to Delaware law, Valhi treats the shares of Valhi common stock that we and Kronos Worldwide own as treasury stock for voting purposes. Pursuant to Section 13(d)(4) of the Securities Exchange Act, such shares are not deemed outstanding for the purposes of calculating the percentage ownership of the outstanding shares of Valhi common stock as of the record date in this proxy statement.

By virtue of the stock ownership of each of us, Kronos Worldwide, Valhi, Dixie Rice and Contran, Ms. Simmons being a beneficiary of the Family Trust, the direct holdings of Contran voting stock by Ms. Simmons, the voting rights conferred to Ms. Simmons by a stockholders agreement relating to Contran stock, Ms. Simmons’ position as chair of the Contran board, and the Family Trust’s ownership of Contran voting stock, in each case as described above:

●	Ms. Simmons and the Family Trust (and the Trustee, in its capacity as trustee of the Family Trust) may be deemed to control each of Contran, Dixie Rice, Valhi, Kronos Worldwide, CompX and us; and
●	Ms. Simmons, the Family Trust (and the Trustee, in its capacity as trustee of the Family Trust), Contran, Dixie Rice, Valhi and Kronos Worldwide and we may be deemed to possess indirect beneficial ownership of shares of common stock directly held by such entities, including any shares of our common stock.

Ms. Simmons disclaims beneficial ownership of all shares of our common stock, except to the extent of her pecuniary interest in such shares, if any. The Family Trust (and the Trustee) disclaim beneficial ownership of all shares of our common stock, except to the extent of their pecuniary interest in such shares, if any.

(5)	Each of our directors or executive officers disclaims beneficial ownership of any shares of our common stock, except to the extent he or she has a pecuniary interest in such shares, if any.

We understand that Contran and related entities or persons may consider acquiring or disposing of shares of our common stock through open market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of our common stock in the market, an assessment of our business and prospects, financial and stock market conditions and other factors deemed relevant by such entities. We may similarly consider acquisitions of shares of our common stock and acquisitions or dispositions of securities issued by related entities.

Ownership of Related Companies. Some of our directors and executive officers own equity securities of certain companies related to us.

Ownership of Kronos Worldwide and Valhi. The following table and footnotes set forth the beneficial ownership, as of the record date, of the shares of Kronos Worldwide and Valhi common stock held by each of our current directors, each of the named executive officers, and all of our current directors and executive officers as a group. All information is taken from or based upon ownership filings made by such individuals with the SEC or upon information provided by such persons.

	Kronos Worldwide Common Stock			Valhi Common Stock
	Amount and Nature		Percent of	Amount and Nature		Percent of
	of Beneficial		Class	of Beneficial		Class
Name of Beneficial Owner	Ownership (1)		(1)(2)	Ownership (1)		(1)(3)
Loretta J. Feehan	21,250	(4)	*	7,491	(4)	*
John E. Harper	16,250	(4)	*	‑0‑	(4)	‑0‑
Kevin B. Kramer	24,260	(4)	*	1,900	(4)	*
Meredith W. Mendes	13,750	(4)	*	‑0‑	(4)	‑0‑
Cecil H. Moore, Jr.	30,774	(4)	*	‑0‑	(4)	‑0‑
Courtney J. Riley	‑0‑	(4)	‑0‑	‑0‑	(4)	‑0‑
Michael S. Simmons	5,000	(4)	*	‑0‑	(4)	‑0‑
R. Gerald Turner	32,046	(4)	*	586	(4)	*

John R. Powers, III	‑0‑	(4)	‑0‑	‑0‑	(4)	‑0‑
Amy A. Samford	5,000	(4)	*	1,000	(4)	*
John A. Sunny	‑0‑	(4)	‑0‑	‑0‑	(4)	‑0‑

Current directors and executive officers as a group (18 persons)	195,783	(4)	*	13,727	(4)	*
*	Less than 1%.
(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted, the listed individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.
(2)	The percentages are based on 115,053,116 shares of Kronos Worldwide common stock outstanding as of the record date.
(3)	The percentages are based on 28,302,293 shares of Valhi common stock outstanding for voting purposes as of the record date. We (including a wholly owned subsidiary of ours) and Kronos Worldwide own 1,197,746 shares and 143,743 shares, respectively, of Valhi common stock. Since we and Kronos Worldwide are majority owned subsidiaries of Valhi and pursuant to Delaware law, Valhi treats the shares of Valhi common stock that we and Kronos Worldwide own as treasury stock for voting purposes. Pursuant to Section 13(d)(4) of the Securities Exchange Act, such shares are not deemed outstanding for the purposes of calculating the percentage ownership of the outstanding shares of Valhi common stock as of the record date in this proxy statement.
(4)	Each of our directors or executive officers disclaims beneficial ownership of any shares of Kronos Worldwide or Valhi common stock, except to the extent he or she has a pecuniary interest in such shares, if any.

Ownership of CompX. The following table and footnotes set forth the beneficial ownership, as of the record date, of the CompX class A common stock held by each of our current directors, each of our named executive officers, and all of our current directors and executive officers as a group. All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

	CompX Class A Common Stock
	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership (1) (2)		Class (1) (2)
Loretta J. Feehan	11,700	(3)	*
John E. Harper	‑0‑	(3)	‑0‑
Kevin B. Kramer	6,790	(3)	*
Meredith W. Mendes	‑0‑	(3)	‑0‑
Cecil H. Moore, Jr.	2,695	(3)	*
Courtney J. Riley	‑0‑	(3)	‑0‑
Michael S. Simmons	‑0‑	(3)	‑0‑
R. Gerald Turner	‑0‑	(3)	‑0‑

John R. Powers, III	‑0‑	(3)	‑0‑
Amy A. Samford	1,000	(3)	*
John A. Sunny	‑0‑	(3)	‑0‑

Current directors and executive officers as a group (18 persons)	27,242	(3)	*
*	Less than 1%.
(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted, the listed individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.
(2)	The percentages are based on 12,323,057 shares of CompX class A common stock outstanding as of the record date. We directly hold approximately 87.3% of the outstanding shares of CompX class A common stock.
(3)	Each of our directors or executive officers disclaims beneficial ownership of any shares of CompX class A common stock, except to the extent he or she has a pecuniary interest in such shares, if any.

PROPOSAL 1

ELECTION OF DIRECTORS

Our certificate of incorporation provides that the board of directors shall consist of one or more persons within the minimum and maximum limitations set forth in our by-laws. Our by-laws provide that the number of the directors shall be not less than one nor more than 17 persons and, absent shareholder action to the contrary, the exact number of directors within such limitations shall be fixed from time to time by our board of directors. Our board of directors has currently set the number of directors at eight and recommends the eight director nominees named in this proxy statement for election at our 2026 annual shareholder meeting. The directors elected at the meeting will hold office until our 2027 annual shareholder meeting and until their successors are duly elected and qualified or their earlier removal or resignation.

All of the nominees are currently members of our board of directors whose terms will expire at the 2026 annual meeting. All of the nominees have agreed to serve if elected. If any nominee is unable to serve or for good cause will not serve as a director at the time of the annual meeting, the proxy holders may vote your shares for any alternate nominee selected by the board of directors, unless you withhold authority to vote for such unavailable nominee. The board of directors believes that all of its nominees will be available for election at the meeting and will serve if elected.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR.

Nominees for Director. All of our nominees have extensive senior management and policy-making experience or significant accounting experience. Each of the nominees is knowledgeable about our business. Each of our independent directors is financially literate. The board of directors considered each nominee’s specific business experiences described in the biographical information provided below in determining whether to nominate him or her for election as a director.

Loretta J. Feehan, age 70, has served as chair of the board (non-executive) of us, CompX, Kronos Worldwide and Valhi since 2017 and as a director of each such company since 2014. She is a certified public accountant who consults on financial and tax matters. Prior to forming her own practice, she served as a tax partner with Deloitte and Touche LLP serving primarily corporate clients. Ms. Feehan also taught continuing education courses from 2002 to 2016 to tax practitioners around the country for Accountant’s Education Services. Ms. Feehan has been a financial advisor to Lisa K. Simmons since prior to 2021.

Ms. Feehan has 12 years of experience as a director of us, CompX, Kronos Worldwide and Valhi. She has over 48 years of financial and tax accounting and auditing experience, certain years of which were as a partner of one of the largest international accounting firms.

John E. Harper, age 64, has served on our board of directors since 2016. Mr. Harper is currently a private investor. He previously served as vice president and chief financial officer of Dell Services, a business unit of the global information technology company Dell Inc., from 2009 to 2014. Prior to the 2009 acquisition of Perot Systems Corporation, a worldwide provider of information technology services and business solutions, by Dell, he worked for 16 years with Perot Systems, most recently as their chief financial officer. Before joining Perot Systems, he worked for nine years in the audit practice of Ernst & Young LLP, serving a number of industries including technology, manufacturing, education and oil and gas. From 2015 to 2016, Mr. Harper served as a director and chairman of the audit committee and member of the compensation committee of Rackspace Hosting, Inc., a world leader in the managed cloud segment of the business information technology market. Mr. Harper is a licensed certified public accountant. Since prior to 2021, he has served as a director and on the audit committee of Kronos Worldwide. Mr. Harper is a member of our audit committee and of our management development and compensation committee.

Mr. Harper has ten years of experience on the boards of directors and audit committees of NL and Kronos Worldwide. He also has senior executive, operating, corporate governance, finance, financial accounting and auditing experience from one of the largest independent international public accounting firms and from other publicly held entities for which he currently serves or formerly served.

Kevin B. Kramer, age 66, has served on our board of directors since 2023. He has served as senior advisor to the chief executive officer of ATI Inc. (previously named Allegheny Technologies, Incorporated), a publicly traded global manufacturer of specialty materials and components supplying the aerospace, defense, energy, medical, consumer electronics and automotive industries, since 2023. He has served since 2024 as a senior advisor to Brimstone, which co-produces multiple products including portland cement, supplementary cementitious materials, and smelter grade alumina. Since 2026, he has served as a member of the Strategic Advisory Board of Quantum Leap Energy LLC, a wholly owned subsidiary of ASP Isotopes Inc., a publicly traded development stage advanced materials company dedicated to the development of technology and processes to produce isotopes for use in multiple industries. He previously served as senior vice president, chief commercial and marketing officer for ATI from 2014 to 2023. Prior to joining ATI, Mr. Kramer worked for Stoneridge, Inc. where he was president—Stoneridge wiring division and vice president from 2012 to 2014. Earlier experience includes serving as president—growth initiatives and president—wheel and transportation products for Alcoa, Inc. from 2004 to 2012 and serving in various roles for Goodyear Tire and Rubber Company from 1983 to 2004. From 2022 until 2023, Mr. Kramer served as a director and on the audit committee of CompX and Valhi. Since 2023, he has served as a director and on the audit committee of Kronos Worldwide. He is a member of our audit committee.

Mr. Kramer has two years of experience on the boards of directors and audit committees of NL and Kronos Worldwide. He also has senior executive, operating, corporate governance, finance, and financial accounting oversight experience from a publicly traded company and other companies for which he has served.

Meredith W. Mendes, age 67, has served on our board of directors since 2018. Since 2024, Ms. Mendes has served as chief financial officer and a founding partner of Pierson Ferdinand LLP, a full-service technology-driven law firm with more than 270 lawyers in over 20 U.S. markets and London, where she is responsible for finance, accounting, tax, financial planning and analysis, treasury, payroll, human resources and related functions. From 2022 to 2023, Ms. Mendes served as the chief executive officer of Matthew Pritzker Company LLC, a single-family office. From 2020 to 2022, she served as chief operating officer and a partner of Gresham Partners, LLC, a wealth management and investment advisory firm, where she was responsible for finance, technology, cybersecurity, client and investment operations, facilities, legal and other support functions. From 2005 to 2020, Ms. Mendes served as executive director and chief operating officer of Jenner & Block LLP, a law firm with more than 500 attorneys with offices across the United States and in London, where she was responsible for firm-wide operations relating to finance, technology, facilities and real estate, human resources and other support functions. From 1999 to 2005, Ms. Mendes served as executive vice president and worldwide chief financial officer of Daniel J. Edelman, Inc., a global communications marketing firm.   From 2019 to 2023, Ms. Mendes served as a director and on the audit and nominating and corporate governance committees of Quanex Building Products Corporation (NYSE: NX), a manufacturer of window and door, and kitchen and bath cabinet components sold to original equipment manufacturers. Ms. Mendes has a law degree from Harvard Law School, a Master of Business Administration degree with a finance concentration from the University of Chicago Booth School of Business and an AB (magna cum laude) from Brown University.  Ms. Mendes is an Illinois licensed certified public accountant.  Ms. Mendes has earned her CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University. Ms. Mendes has served as a director and on the audit committee of Kronos Worldwide since prior to 2021.  She is a member of our audit committee and of our management development and compensation committee.

Ms. Mendes has eight years of experience on the boards of directors and audit committees of NL and Kronos Worldwide. She also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from other publicly and privately held entities for which she currently serves or formerly served.

Cecil H. Moore, Jr., age 86, has served on our board of directors since 2003. Mr. Moore is currently a private investor and retired from KPMG LLP in 2000 after 37 years in which he served in various capacities with the public accounting firm. Among other positions, he served as managing partner of the firm’s Dallas, Texas office from 1990 to 1999. Prior to 1990, Mr. Moore was partner-in-charge of the audit and accounting practice of the firm’s Dallas, Texas office for 12 years. From 2014 to 2016, Mr. Moore served as a director and chairman of the audit committee of Sizmek Inc., a former publicly held on-line advertising business that was spun-off in 2014 by Digital Generation, Inc. From 2011 to 2014, he served as a director and chairman of the audit committee of Digital Generation, Inc., a former publicly held provider of digital technology services to media outlets. From 2003 until 2009, Mr. Moore served as a director and chairman of the audit committee of Perot Systems. Mr. Moore is a licensed certified public accountant. He has served as a director and as the chairman of the audit committee of Kronos Worldwide since prior to 2021, and as a member of its management development and compensation committee since 2019. From 2016 until 2019, he served as a director and as the chairman of the audit committee of CompX. He serves as the chairman of our audit committee and of our management development and compensation committee.

Mr. Moore has over 22 years of experience on the boards of directors and audit committees of NL and Kronos Worldwide. He also has senior executive, operating, corporate governance, finance, financial accounting and auditing experience from one of the largest independent international public accounting firms and from other publicly held entities for which he currently serves or formerly served.

Courtney J. Riley, age 60, has served on our board of directors since 2022. She has served as our chief executive officer since 2021 and as our president since 2017. She previously served as our executive vice president, environmental affairs during 2017; as our general counsel from 2016 to 2017; and as our vice president, environmental affairs from 2012 to 2017. She currently serves as executive vice president of Kronos Worldwide; and as senior vice president of Contran. Ms. Riley has served in legal and environmental affairs positions (including officer positions) with various companies related to us and Contran since 2009.

Ms. Riley has extensive experience with our business. She also has senior executive, operating, corporate governance, finance and financial accounting oversight experience with us and from other publicly and privately held entities related to us for which she currently serves or formerly served.

Michael S. Simmons, age 54, has served on our board of directors and as our vice chairman of the board since 2023. He previously served as our executive vice president from 2022 to 2023. He currently serves as vice chairman of the board, president and chief executive officer of Valhi; as vice chairman of the board of Kronos Worldwide and CompX; and as president and chief executive officer of Contran. He has served as a director of Valhi and CompX since 2022 and as a director of Kronos Worldwide and Contran since 2023. Mr. Simmons has served in various accounting and financial positions (including officer positions) in various companies related to us and Contran since 2018. From 1994 to 2018, Mr. Simmons was employed by PwC, most recently as a managing director. Mr. Simmons is not related to Lisa K. Simmons, who may be deemed to control NL.

Mr. Simmons has extensive experience with our business. He also has senior executive, operating, corporate governance, finance, financial accounting and auditing experience with us, from one of the largest independent international public accounting firms, and from other publicly and privately held entities related to us for which he currently serves or formerly served.

Dr. R. Gerald Turner, age 80, has served on our board of directors since May 2025. He has served as president emeritus of Southern Methodist University in Dallas, Texas since 2025, after serving as its president from 1995 until 2025. He held previous executive and administrative positions at the University of Mississippi, the University of Oklahoma and Pepperdine University. He served from 2001 to 2020 as a trustee of the American Beacon Funds and American Beacon Select Funds, each a registered management investment company. He served on the board of directors of J.C. Penney Company from 1995 to 2019. Dr. Turner has served as a director and on the audit and management development and compensation committees of Kronos Worldwide since 2003. He is a member of our audit committee.

Dr. Turner has over 22 years of experience on Kronos Worldwide’s board of directors, audit committee and management development and compensation committee. He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from a large, non-profit, private educational institution for which he currently serves and from other publicly held entities for which he currently serves or formerly served.

EXECUTIVE OFFICERS

Set forth below is certain information relating to our executive officers. Each executive officer serves at the pleasure of the board of directors. Biographical information with respect to Michael S. Simmons and Courtney J. Riley is set forth under the Nominees for Director subsection above.

Name	Age	Position(s)

Michael S. Simmons	54	Vice Chairman of the Board
Courtney J. Riley	60	President and Chief Executive Officer
Kristin B. McCoy	53	Executive Vice President, Tax

Andrew B. Nace	61	Executive Vice President
Amy Allbach Samford	51	Executive Vice President and Chief Financial Officer
John A. Sunny	63	Executive Vice President and Chief Information Officer
Erica A. Austin	35	Senior Vice President, Employee Benefits
Bryan A. Hanley	45	Senior Vice President and Treasurer
John R. Powers, III	53	Senior Vice President and General Counsel
Bart W. Reichert	55	Vice President, Internal Audit
Amy E. Ruf	49	Vice President and Controller
Darci B. Scott	51	Vice President, Tax

Andrew B. Nace has served as our executive vice president since 2017. He previously served as our vice president from 2013 to 2017. He currently serves as executive vice president of Kronos Worldwide and CompX, and as executive vice president and general counsel of Valhi and Contran. He has served as a director of Contran since January 2023. Mr. Nace has served in legal positions (including officer positions) with various companies related to us and Contran since 2003.

Kristin B. McCoy has served as our executive vice president, tax since 2023. She currently serves as executive vice president, global tax of Kronos Worldwide and as executive vice president, tax of Valhi, CompX and Contran. Ms. McCoy has served in various tax accounting positions with various companies related to us and Contran since 2003.

Amy Allbach Samford has served as our executive vice president since 2022 and as our chief financial officer since 2019. She previously served as our senior vice president from 2021 to 2022; as our vice president from 2016 to 2021; and as our controller from 2016 to 2019. She currently serves as executive vice president and chief financial officer of Valhi, CompX and Contran and as executive vice president, finance of Kronos Worldwide. Ms. Samford has served in various accounting and financial positions (including officer positions) in various companies related to us and Contran since 2006.

John A. Sunny has served as our executive vice president and chief information officer since 2024. He currently serves as executive vice president and chief information officer of Valhi and Kronos Worldwide, as executive vice president of CompX, and as senior vice president and chief information officer of Contran. Mr. Sunny has served in information technology positions (including officer positions) with various companies related to us and Contran since 2003.

Erica A. Austin has served as our senior vice president, employee benefits since May 2025. She previously served as our vice president, employee benefits from 2023 to May 2025. She currently serves as senior vice president, human resources of Kronos Worldwide, Valhi and Contran and as senior vice president, employee benefits of CompX. Ms. Austin has served in human resources positions with various companies related to us and Contran since 2017.

Bryan A. Hanley has served as our senior vice president since 2022 and as our treasurer since 2017. He previously served as our vice president from 2017 to 2022. He currently serves as senior vice president and treasurer of Kronos Worldwide, Valhi and CompX and as Contran’s vice president and treasurer.

John R. Powers, III has served as our senior vice president since 2022 and as our general counsel since 2017. He previously served as our vice president from 2017 to 2022. Mr. Powers has served in legal positions with various companies related to us and Contran since 2011.

Bart W. Reichert has served as our vice president, internal audit since 2021. He has also served as vice president, internal audit for CompX, Valhi and Kronos Worldwide since 2021. From 1994 to 2021, Mr. Reichert was employed by PwC, most recently as a managing director.

Amy E. Ruf has served as our vice president and controller since 2021. She currently serves as senior vice president and controller of CompX. Ms. Ruf has served in various accounting and financial positions in various companies related to us and Contran since 2004.

Darci B. Scott has served as our vice president, tax since 2020. She currently serves as vice president, tax of Valhi and CompX. Ms. Scott has served in various tax accounting positions with various companies related to us and Contran since 2006.

CORPORATE GOVERNANCE

Controlled Company Status, Director Independence and Committees. Because of Valhi’s direct ownership of approximately 82.7% of the outstanding shares of our common stock, we are considered a controlled company under the listing standards of the NYSE. Pursuant to the listing standards, a controlled company may choose not to have a majority of independent directors, independent compensation, nominations or corporate governance committees or charters for these committees. While we currently have a majority of independent directors, we have chosen not to have an independent nominations or corporate governance committee or charters for these committees. Our board of directors believes that the full board of directors best represents the interests of all of our shareholders and that it is appropriate for all matters that would otherwise be considered by a nominations, corporate governance or risk oversight committee to be considered and acted upon by the full board of directors. Applying the NYSE director independence standards without any additional categorical standards, our board of directors has determined that John E. Harper, Kevin B. Kramer, Meredith W. Mendes, Cecil H. Moore, Jr. and R. Gerald Turner are independent and have no material relationship with us other than serving as our directors. While the members of our management development and compensation committee currently satisfy the independence requirements of the NYSE, we have chosen not to satisfy all of the NYSE corporate governance standards for a compensation committee, including not having a charter for our management development and compensation committee.

2025 Meetings and Standing Committees of the Board of Directors. The board of directors held four meetings in 2025. Each of our incumbent directors attended all the board meetings and meetings of the committees on which he or she served that were held while he or she was in office during 2025. It is expected that each director nominee will attend our 2026 annual meeting of shareholders, which is held immediately before the annual meeting of the board of directors. All of our directors who were elected at our 2025 annual shareholder meeting attended such meeting.

The board of directors has established and delegated authority to two standing committees, which are described below. The board of directors is expected to elect the members of the standing committees at the board of directors annual meeting immediately following the annual shareholder meeting. The board of directors from time to time may establish other committees to assist it in the discharge of its responsibilities.

Audit Committee. Our audit committee assists with the board of directors’ oversight responsibilities relating to our financial accounting and reporting processes and auditing processes, and to our management of risk. The purpose, authority, resources and responsibilities of our audit committee are more specifically set forth in its charter. Applying the requirements of the NYSE corporate governance standards (without additional categorical standards) and SEC regulations, as applicable, the board of directors has determined that:

●	each member of our audit committee is independent, financially literate and has no material relationship with us other than serving as our director; and
●	Cecil H. Moore, Jr., John E. Harper and Meredith W. Mendes are each an “audit committee financial expert.”

No member of our audit committee serves on more than three public company audit committees. For further information on the role of our audit committee, see the Audit Committee Report in this proxy statement. The current members of our audit committee are Cecil H. Moore, Jr. (chairman), John E. Harper, Kevin B. Kramer, Meredith W. Mendes and R. Gerald Turner. Our audit committee held seven meetings in 2025.

Management Development and Compensation Committee. The principal responsibilities of our management development and compensation committee are:

●	to recommend to the board of directors whether or not to approve any proposed charge to us or any of our privately held subsidiaries pursuant to our ISA with Contran;
●	to review certain matters regarding our defined benefit plans or programs;
●	to review, approve, administer and grant awards under our director stock plan; and

●	to review and administer such other compensation matters as the board of directors may direct from time to time.

As discussed above, the board of directors has determined that each member of our management development and compensation committee is independent by applying the NYSE director independence standards (without additional categorical standards). The management development and compensation committee may delegate to its members or our officers any or all of its authority as it may choose subject to certain limitations of New Jersey law on what duties directors may delegate. The management development and compensation committee has delegated to a committee of our officers the authority to oversee the administration of the benefit plans sponsored by us for our retirees and their dependents. With respect to the role of our executive officers in determining or recommending the amount or form of executive compensation, see the Compensation Discussion and Analysis section of this proxy statement. With respect to director cash compensation, our executive officers make recommendations on such compensation directly to our board of directors for its consideration without involving the management development and compensation committee. The current members of our management development and compensation committee are Cecil H. Moore, Jr. (chairman), John E. Harper and Meredith W. Mendes. Our management development and compensation committee held one meeting and took action by written consent on one occasion in 2025.

Risk Oversight. Our board of directors oversees the actions we take in managing our material risks. Our management is responsible for our day-to-day management of risk. The board’s oversight of our material risks is undertaken through, among other things, various reports and assessments that management presents to the board and the related board discussions. The board has delegated some of its primary risk oversight to our audit committee and management development and compensation committee.

Our audit committee oversees risks associated with financial and accounting matters, including our financial reporting and internal control systems. The audit committee annually receives management’s report and assessment on the risk of fraud, and also periodically receives reports from our independent registered public accounting firm regarding, among other things, financial risks and the risk of fraud. In addition, the audit committee has responsibility for facilitating the board’s process of oversight of our overall risk management approach, and in that regard the audit committee annually receives management’s report on identification and assessment of our material business risks and management’s approach for providing periodic updates to the board and applicable committees.

Our management development and compensation committee receives management’s assessments on the likelihood that our compensation policies and practices could have a material adverse effect on us, as more fully described in the Compensation Policies and Practices as They Relate to Risk Management section of this proxy statement.

The audit committee and management development and compensation committee report to the board of directors about their meetings. We believe the leadership structure of the board of directors is appropriate for our risk oversight.

Identifying and Evaluating Director Nominees. Historically, our management has recommended director nominees to the board of directors. As stated in our corporate governance guidelines:

●	our board of directors has no specific minimum qualifications for director nominees;
●	each nominee should possess the necessary business background, skills and expertise at the policy-making level and a willingness to devote the required time to the duties and responsibilities of membership on the board of directors; and
●	the board of directors believes that experience as our director is a valuable asset and that directors who have served on the board for an extended period of time are able to provide important insight into our current and future operations.

In identifying, evaluating and determining our director nominees, the board of directors follows such corporate governance guidelines. The board also considers the nominee’s ability to satisfy the need, if any, for required expertise on the board of directors or one of its committees. While we do not have any policy regarding the diversity of our nominees, the board does consider diversity in the background, skills and expertise at the policy making level of our director nominees, and as a result our board believes our director nominees possess a diverse range of senior management experience that aids the board in fulfilling its responsibilities. The board of directors believes its procedures for identifying and evaluating director nominees are appropriate for a controlled company under the NYSE corporate governance standards.

Leadership Structure of the Board of Directors and Independent Director Meetings. Loretta J. Feehan serves as our chair of the board (non-executive), and our chief executive officer Courtney J. Riley serves on our board. The board of directors believes our current leadership structure is appropriate for a controlled company under the NYSE corporate governance guidelines. While there is no single organizational structure that is ideal in all circumstances, the board of directors believes that having different individuals serve as our chair of the board (non-executive) and as our chief executive officer reflects the established working relationship for these positions regarding our business and provides an appropriate breadth of experience and perspective that effectively facilitates the formulation of our long-term strategic direction and business plans. In addition, the board of directors believes that since Ms. Feehan is a representative of Contran, her service as our chair of the board (non-executive) is beneficial in providing strategic leadership for us since there is a commonality of interest that is closely aligned in building long-term shareholder value for all of our shareholders. We have in the past, and may in the future, have a leadership structure in which the same individual serves as our chairman of the board and as our chief executive officer. In those instances, the individual has been, or would be expected to be, an employee or representative of Contran.

Pursuant to our corporate governance guidelines, our non-management directors (who are not executive officers of NL) are entitled to meet on a regular basis throughout the year, and will meet at least once annually, without management participation. Our independent directors also meet at least once annually, without the participation of our other directors who are not independent. We are not required to have a lead independent director under the NYSE corporate governance standards. While we do not have a lead independent director, the chairman of our audit committee presides at all of the meetings of our non-management and independent directors. In 2025, we complied with the NYSE requirements for meetings of our independent and non-management directors.

Shareholder Proposals and Director Nominations for the 2027 Annual Meeting of Shareholders. Under the rules of the SEC, in order to be considered for inclusion in next year’s proxy statement, a shareholder proposal must be received by us no later than [ • ], 2026. The notice should be in writing and must comply with the proxy rules of the SEC. If the date of our 2027 annual shareholders meeting changes by more than 30 days from May 14, 2027 (the anniversary of this year’s annual meeting), then the deadline will be a reasonable time before the printing and mailing of our proxy materials in accordance with applicable SEC rules.

Our advance notice bylaw provisions require that any shareholder proposal or director nomination to be presented from the floor of our 2027 annual meeting must be received by our corporate secretary not later than the 120th day nor earlier than the 150th day prior to May 14, 2027 (the first anniversary of this year’s annual meeting). If the date of our 2027 annual meeting is more than 30 days before or after May 14, 2027, shareholder proposals must be delivered no later than the 10th day following the date that notice of the date of our annual meeting is mailed or the public disclosure of the date for such annual meeting, whichever is earlier. Any shareholder proposal must be, under law, an appropriate subject for shareholder action to be brought before the meeting. In addition, in order to present a shareholder proposal or nominate a director at our 2027 annual meeting, the shareholder must satisfy certain other requirements, including information requirements, set forth in our amended and restated bylaws. Shareholder proposals and director nominations should be directed to NL Industries, Inc., c/o Corporate Secretary, Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, shareholders who intend to solicit proxies in support of director nominees other than NL’s nominees must provide us with the notice required under Rule 14a-19 under the Securities Exchange Act by the deadline for nominations under the advance notice provisions of our bylaws (that is, in most cases no later than January 14, 2027) and comply with the other requirements of that rule.

Communications with Directors. Shareholders and other interested parties who wish to communicate with the board of directors or its non-management or independent directors may do so through the following procedures. Such communications not involving complaints or concerns regarding accounting, internal accounting controls and auditing matters related to us may be sent to the attention of our corporate secretary at NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2620. Provided that any such communication relates to our business or affairs and is within the function of our board of directors or its committees, and does not relate to insignificant or inappropriate matters, such communication, or a summary of such communication, will be forwarded to the chairman of our audit committee, who also serves as the presiding director of our non-management and independent director meetings.

Complaints or concerns regarding accounting, internal accounting controls and auditing matters, which may be made anonymously, should be sent to the attention of our general counsel with a copy to our chief financial officer at the same address as our corporate secretary. These complaints or concerns will be forwarded to the chairman of our audit committee. We will investigate and keep these complaints or concerns confidential and anonymous, to the extent feasible, subject to applicable law. Information contained in such a complaint or concern may be summarized, abstracted and aggregated for purposes of analysis and investigation.

Compensation Committee Interlocks and Insider Participation. During 2025, Cecil H. Moore, Jr., John E. Harper and Meredith W. Mendes served on our management development and compensation committee. No such member of the committee:

●	was an officer or employee of ours during 2025 or any prior year;
●	had any related party relationships with us that requires disclosure under applicable SEC rules; or
●	had any interlock relationships under applicable SEC rules.

For 2025, no executive officer of ours had any interlock relationships within the scope of the intent of applicable SEC rules. However, during 2025 Michael S. Simmons was an executive officer of ours and on the board of directors of Contran when concurrently also serving as one of our directors.

Code of Business Conduct and Ethics. We have adopted a code of business conduct and ethics. The code applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. Only the board of directors may amend the code. Only our audit committee or other committee of the board of directors with specifically delegated authority may grant a waiver of this code. We intend to disclose changes to or waivers from the code by posting to our website at www.nl-ind.com (under the company-corporate governance section) if disclosure is required by SEC or NYSE rules.

Corporate Governance Guidelines. We have adopted corporate governance guidelines to assist the board of directors in exercising its responsibilities. Among other things, the corporate governance guidelines provide for director qualifications, for independence standards and responsibilities, for approval procedures for ISAs and that our audit committee chairman preside at all meetings of the non-management or independent directors.

Availability of Corporate Governance Documents. A copy of each of our audit committee charter, code of business conduct and ethics and corporate governance guidelines is available on our website at www.nl-ind.com under the company-corporate governance section.

Insider Trading Policy. We have adopted an insider trading policy governing the purchase, sale, and other transactions involving our securities by our directors, officers and employees. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. In addition, with regard to NL’s trading in its own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.

Employee, Officer and Director Hedging. We have not adopted any policies or practices regarding hedging of our equity securities by our employees (including officers) or directors. However, our employees (including officers) and directors must comply with our insider trading policy, which applies to hedging transactions involving our securities as it does to transactions in our securities generally.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
AND OTHER INFORMATION

Compensation Discussion and Analysis. This compensation discussion and analysis describes the key principles and factors underlying our executive compensation policies for our named executive officers. In each of the last three years, all of our named executive officers were employed by Contran and provided their services to us pursuant to our ISA with Contran. Such individuals also provided services to CompX and Kronos Worldwide under Contran’s ISAs with those companies.

As defined in the Glossary of Terms at the beginning of this proxy statement, the phrase “named executive officers” refers to the five persons whose compensation is summarized in the 2025 Summary Compensation Table in this proxy statement. Such phrase is not intended to refer, and does not refer, to all of our executive officers.

Nonbinding Advisory Shareholder Vote on Executive Officer Compensation. For the 2025 annual meeting of shareholders, we submitted a nonbinding advisory proposal recommending the shareholders adopt a resolution approving the compensation of our named executive officers as disclosed in the 2025 proxy statement. At the annual meeting, the resolution received the affirmative vote of 87.0% of the shares of our common stock eligible to vote at the annual meeting. We considered the favorable result and determined not to make any material changes to our compensation practices.

Intercorporate Services Agreements. We pay Contran a fee for services provided by Contran to us pursuant to our ISA with Contran, which fee was approved by our independent directors after receiving the recommendation of our management development and compensation committee and the concurrence of our chief financial officer. Such services provided under this ISA included the services of our named executive officers, all of which as noted above were employed by Contran, and as a result a portion of the aggregate ISA fee we paid to Contran was paid for services provided to us by our named executive officers. The nature of the duties of each of our named executive officers who are employees of Contran are consistent with the duties normally associated with the officer titles and positions such officer holds with us. Pursuant to Contran’s ISAs with CompX and Kronos Worldwide, those companies also paid a fee to Contran for, among other things, the services our named executive officers provided to those companies, which fees were approved by the independent directors of those companies.

The charges under these ISAs reimburse Contran for its cost of employing the personnel who provide the services by allocating such cost to us based on the estimated percentage of time such personnel were expected to devote to us over the year. The amount of the fee we paid for each year under these ISAs for a person who provided services to us represents, in management’s view, the reasonable equivalent of “compensation” for such services. See the Intercorporate Services Agreements part of the Certain Relationships and Transactions section of this proxy statement for the aggregate amount we paid to Contran in 2025 under these ISAs. Under the various ISAs among Contran and its subsidiaries and affiliates, we share the cost of the employment of our named executive officers with Contran and certain of its other publicly and privately held subsidiaries. For our named executive officers, the portion of the annual charge we paid for each of the last three years to Contran under these ISAs attributable to each of their services is set forth in the 2025 Summary Compensation Table in this proxy statement. As discussed further below, the amounts charged under the ISAs are dependent upon Contran’s cost of employing or engaging the personnel who provide the services to us (including the services of our named executive officers) by allocating such cost to us based on the estimated percentage of time such personnel were expected to devote to us over the year. The amount charged under the ISAs is not dependent upon our financial performance.

We believe the cost of the services received under our ISA with Contran, after considering the quality of the services received, is fair to us and is no less favorable to us than we could otherwise obtain from an unrelated third party for comparable services, based solely on our collective business judgment and experience without performing any independent market research.

In the early part of each year, Contran’s management, including certain of our named executive officers, estimates the percentage of time that each Contran employee, including our named executive officers, is expected to devote in the upcoming year to Contran and its subsidiaries and affiliates, including us. Contran’s management then allocates Contran’s cost of employing each of its employees among Contran and its various subsidiaries and affiliates based on such estimated percentages. Contran’s aggregate cost of employing each of its employees comprises:

●	the annualized base salary of such employee at the beginning of the year;

●	an estimate of the bonus Contran will pay or accrue for such employee (other than bonuses, if any, for specific matters) for the year, using as a reasonable approximation for such bonus the actual bonus that Contran paid or accrued for such employee in the prior year; and

●	Contran’s portion of the social security and medicare taxes on such base salary and an estimated overhead amount applied to the base salary for the cost of medical and life insurance benefits, unemployment taxes, disability insurance, defined benefit and defined contribution plan benefits, professional education and licensing and costs of providing an office, equipment and supplies related to providing such services. The estimated overhead amount for each employee is determined using a headcount-based methodology and is the same amount for each individual providing services under the ISA.

Contran’s senior management subsequently make such adjustments to the details of the proposed ISA charge as they deem necessary for accuracy, overall reasonableness and fairness to us.

In the first quarter of each year reported in the 2025 Summary Compensation Table, the proposed charge for that year under our ISA with Contran was presented to our management development and compensation committee, and the committee considered whether to recommend that our board of directors approve the ISA charge. Among other things during such presentation, the committee was informed of:

●	the quality of the services Contran provides to us, including the quality of the services our executive officers provide to us;

●	the comparison of the ISA charge and number of full-time equivalent employees reflected in the charge by department for the prior year and proposed for the current year;

●	the comparison of the prior year and proposed current year charges by department and in total and such amounts as a percentage of Contran’s similarly calculated costs for its departments and in total for those years;

●	the comparison of the prior year and proposed current year average hourly rate; and

●	the concurrence of our chief financial officer as to the reasonableness of the proposed charge.

In determining whether to recommend that the board of directors approve the proposed ISA fee to be charged to us, the management development and compensation committee considers the three elements of Contran’s cost of employing the personnel who provide services to us, as discussed above, including the cost of employing our named executive officers, in the aggregate and not individually. After considering the information contained in such presentations, and following further discussion and review, our management development and compensation committee recommended that our board of directors approve the proposed ISA fee after concluding, based on their collective business judgment and experience without performing any independent market research, that:

●	the cost to employ the personnel necessary to provide the quality of the services provided by Contran would exceed the proposed aggregate fee to be charged by Contran to us under our ISA with Contran; and

●	the cost for such services would be no less favorable than could otherwise be obtained from an unrelated third party for comparable services.

In reaching its recommendation, our management development and compensation committee did not review:

●	any ISA charge from Contran to any other publicly held parent or sister company, although such charge was separately reviewed by the management development and compensation committee of the applicable company; and

●	the compensation policies of Contran or the amount of time our named executive officers are expected to devote to us because:
o	each of our named executive officers provides services to multiple companies related to Contran, including Contran itself, and the percentage of time devoted to each company by our named executive officers varies;
o	the fee we pay to Contran under our ISA with Contran each year does not represent all of Contran’s cost of employing each of our named executive officers;

o	Contran and these other companies related to Contran absorb the remaining amount of Contran’s cost of employing each of our named executive officers; and
o	the members of our management development and compensation committee consider the factors discussed above, applying their collective business judgment and experience, in determining whether to recommend that the proposed ISA fee for each year be approved by the full board of directors.

Based on the recommendation of our management development and compensation committee, as well as the concurrence of our chief financial officer, our independent directors approved the proposed annual ISA charge effective January 1, 2025.

For financial reporting and income tax purposes, the ISA fee is expensed as incurred on a quarterly basis. Section 162(m) of the Code generally disallows an income tax deduction to publicly held companies for compensation over $1.0 million paid to the company’s chief executive officer, chief financial officer and three other most highly compensated executive officers. To the extent any individual’s charge to a publicly held company under the ISA (plus any other amounts required by tax regulations) is in excess of $1.0 million, the deductibility by the company of the charge for income tax purposes would be limited under Section 162(m), if such section were to be deemed applicable as it relates to the ISA. However, Contran has agreed to absorb the impact of any such income tax deduction disallowance resulting from such totals in excess of $1.0 million. In each of 2023, 2024 and 2025, the $1.0 million limit was exceeded by NL for certain individuals, and it may be exceeded in 2026.

No Director Fees or Equity-Based Compensation for Executives.  Our executive officers, including our named executive officers, are not eligible to receive cash compensation or equity-based compensation for their service on the board of directors of us, CompX or Kronos Worldwide. For the years reflected in the 2025 Summary Compensation Table, we did not pay Mr. Simmons any compensation for his service as a director of us, CompX or Kronos Worldwide and did not pay Ms. Riley for her services as one of our directors.

Prior to 2023, we decided to forgo the grant of any equity compensation other than annual awards of stock to our directors, as discussed above. We also do not have any security ownership requirements or guidelines for our management, although we do have stock ownership guidelines for our non-employee directors. We do not currently anticipate any equity-based compensation will be granted in 2026, other than the annual grants of stock to our directors who are not employees of Contran or one of its subsidiaries or affiliates.

Compensation Committee Report. The management development and compensation committee has reviewed with management the Compensation Discussion and Analysis section in this proxy statement. Based on the committee’s review and a discussion with management, the committee recommended that our compensation discussion and analysis be included in this proxy statement.

Our management development and compensation committee submits the foregoing report as of February 26, 2026.

Cecil H. Moore, Jr. Chairman of our Management Development and Compensation Committee	John E. Harper Member of our Management Development and Compensation Committee	Meredith W. Mendes Member of our Management Development and Compensation Committee

Summary of Cash and Certain Other Compensation of Executive Officers. The 2025 Summary Compensation Table below provides information concerning compensation we and our subsidiaries paid or accrued for services rendered during the last three years by our chief executive officer, our chief financial officer, and each of the three other most highly compensated individuals (based on ISA charges to us) who were our executive officers at December 31, 2025. All of our named executive officers were employees of Contran and provided their services to us and our subsidiaries pursuant to our ISA with Contran for each year in which they are included in the 2025 Summary Compensation Table. For a discussion of this ISA, see the Intercorporate Services Agreements part of the Certain Relationships and Transactions section of this proxy statement.

2025 Summary Compensation Table (1)

Name and Principal Position	Year	Salary		Stock Awards		Total
Michael S. Simmons	2025	$2,616,000	(3)	$	‑0‑	$2,616,000
Vice Chairman of the Board	2024	1,659,000	(3)		‑0‑	1,659,000
	2023	1,320,000	(3)		‑0‑	1,320,000

Courtney J. Riley	2025	1,412,000	(3)		‑0‑	1,412,000
President and Chief Executive Officer	2024	1,433,000	(3)		‑0‑	1,433,000
	2023	1,399,000	(3)		‑0‑	1,399,000

Amy A. Samford	2025	1,225,000	(3)		‑0‑	1,225,000
Executive Vice President and Chief Financial Officer	2024	1,231,000	(3)		‑0‑	1,231,000
	2023	1,175,000	(3)		‑0‑	1,175,000

John A. Sunny (2)	2025	1,142,000	(3)		‑0‑	1,142,000
Executive Vice President and Chief Information Officer	2024	1,078,000	(3)		‑0‑	1,078,000

John R. Powers, III	2025	723,000	(3)		‑0‑	723,000
Senior Vice President and General Counsel	2024	696,000	(3)		‑0‑	696,000
	2023	671,000	(3)		‑0‑	671,000
(1)	Certain non-applicable columns have been omitted from this table.
(2)	Mr. Sunny is one of our named executive officers only for 2024 and 2025.
(3)	The amounts shown in the 2025 Summary Compensation Table as salary for each named executive officer include the portion of the fees we, CompX and Kronos Worldwide paid to Contran pursuant to certain ISAs with respect to the services such officer rendered to us, our subsidiaries and Kronos Worldwide. The ISA charges disclosed for Contran employees who perform executive officer services to us, our subsidiaries and Kronos Worldwide are based on various factors described in the Compensation Discussion and Analysis section of this proxy statement. Our management development and compensation committee considers the factors described in the Compensation Discussion and Analysis section of this proxy statement in determining whether to recommend that our board of directors approve the aggregate proposed ISA fee from Contran to us, exclusive of ISA charges from Contran to CompX or Kronos Worldwide. As discussed in the Compensation Discussion and Analysis section of this proxy statement, our management development and compensation committee does not consider any ISA charge from Contran to any other publicly held subsidiary, parent or sister company of ours, although such charge is separately reviewed by the management development and compensation committee of the applicable company. The components of salary shown in the 2025 Summary Compensation Table for each of our named executive officers are as follows.

	2023	2024	2025
Michael S. Simmons
ISA Fees:
CompX	$162,000	$191,000	$309,000
Kronos Worldwide	727,000	932,000	1,504,000
NL	431,000	536,000	803,000
	$1,320,000	$1,659,000	$2,616,000
Courtney J. Riley
ISA Fees:
CompX	$33,000	$33,000	$43,000
Kronos Worldwide	752,000	777,000	808,000
NL	614,000	623,000	561,000
	$1,399,000	$1,433,000	$1,412,000
Amy A. Samford
ISA Fees:
CompX	$441,000	$468,000	$415,000
Kronos Worldwide	220,000	229,000	265,000
NL	514,000	534,000	545,000
	$1,175,000	$1,231,000	$1,225,000
John A. Sunny
ISA Fees:
CompX		$68,000	$71,000
Kronos Worldwide		954,000	1,013,000
NL		56,000	58,000
		$1,078,000	$1,142,000
John R. Powers, III
ISA Fees:
CompX	$39,000	$40,000	$50,000
Kronos Worldwide	174,000	181,000	180,000
NL	458,000	475,000	493,000
	$671,000	$696,000	$723,000

No Grants of Plan-Based Awards. During 2025, no named executive officer received any plan-based awards from us or our subsidiaries.

No Outstanding Equity Awards at December 31, 2025. At December 31, 2025, none of our named executive officers held outstanding stock options to purchase shares of our common stock (or common stock of our parent or subsidiary companies or Kronos Worldwide or its subsidiaries) or held any equity incentive awards for such shares. We do not have policies or practices on the timing of awards of options in relation to the disclosure of material nonpublic information because we do not award options.

No Option Exercises or Stock Vested. During 2025, no named executive officer exercised any stock options or held any stock subject to vesting restrictions.

Pension Benefits. We do not have any defined benefit pension plans in which our named executive officers participate.

Nonqualified Deferred Compensation. We do not owe any nonqualified deferred compensation to our named executive officers.

Pay Ratio Disclosure. SEC rules require annual disclosure of the ratio of a registrant’s median employee’s annual total compensation to the total annual compensation of its chief executive officer. For 2025, the total annual compensation (as disclosed in the 2025 Summary Compensation Table) of Courtney J. Riley, our chief executive officer, is $1,412,000; the reasonable estimate of the median of the annual total compensation of all of our employees except our chief executive officer, calculated in a manner consistent with Item 402(u) of Regulation S-K, is $81,209; and the ratio of such two amounts is 17 to 1.

For purposes of this disclosure, our “median employee” was estimated using a simple random sample statistical sampling technique, pursuant to which we and each of our consolidated subsidiaries worldwide selected every seventh employee listed on their first payroll register for the month of October 2023. Based on such random sample of our employees, and using the 2023 base salary (or equivalent for hourly employees) for each employee in the random sample as reflected in our payroll records, the median employee was estimated by determining the employee in the random sample who had the median 2023 base salary (or equivalent for hourly employees). Base salary (or equivalent) amounts were annualized for any employee who had less than a full year of service during 2023. There has been no change in our employee population or employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure, except that the median employee that we identified in October 2023 left the company during 2024. As permitted by SEC rules we identified a new median employee, whose compensation is substantially similar to the original median employee based on the compensation measure used to select the original median employee.

Director Compensation. Our directors who are not employees of Contran or one of its subsidiaries or affiliates are eligible for cash compensation for their service as one of our directors. The table below reflects the annual rates of their retainers for 2025.

2025 Director
Retainers
Each director	$50,000
Chair of our board	$50,000
Chairman of our audit committee and any member of our audit committee whom the board identified as an “audit committee financial expert” (provided that if one person served in both capacities only one such retainer was paid)	$45,000
Other members of our audit committee	$25,000
Members of our other committees	$5,000

Additionally, our eligible directors receive a fee of $1,000 per day for attendance at meetings of the board of directors or its committees and an hourly rate (not to exceed $1,000 per day) for other services rendered on behalf of our board of directors or its committees. If a non-employee director who was first elected to our board prior to 2022 dies while serving on our board of directors, his or her designated beneficiary or estate will be entitled to receive a death benefit equal to the annual retainer then in effect. We reimburse our directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of our board of directors or its committees.

As preapproved by our management development and compensation committee, on the day of each of our annual shareholder meetings, each of our eligible directors elected on that day receives a grant of shares of our common stock with the number of shares received by each eligible director equal in value to $20,000 (rounded up or down to the nearest 50 shares), based on the closing price of a share of our common stock on the date of grant, but not more than 10,000 shares. These shares are fully vested and tradable immediately on their date of grant, other than restrictions under applicable securities laws. Our corporate governance guidelines include stock ownership guidelines for our non-employee directors (that is, directors who are not employed by us or one of our affiliates), which provide that non-employee directors may not sell shares of our common stock acquired as part of the annual stock grants unless, immediately after any such sale, they will hold a number of shares of our common stock (including shares owned by their immediate family members residing in the same household) having a value of at least three times our base annual cash retainer for service as a director.

The following table provides information with respect to compensation each of our eligible directors earned for their 2025 director services provided to us.

2025 Director Compensation (1)

	Fees Earned
	or Paid in	Stock
Name	Cash (2)	Awards (3)	Total
Loretta J. Feehan (4)	$107,000	$20,100	$127,100
John E. Harper (4)	107,000	20,100	127,100
Kevin B. Kramer (4)	82,000	20,100	102,100
Meredith W. Mendes (4)	107,000	20,100	127,100
Cecil H. Moore, Jr. (4)	107,000	20,100	127,100
R. Gerald Turner (4)(5)	40,500	20,100	60,600
(1)	Certain non-applicable columns have been omitted from this table.
(2)	Represents cash retainers and meeting fees the director earned for director services he or she provided to us in 2025.
(3)	Represents the value of 2,500 shares of our common stock we granted to each of these directors on May 15, 2025. For the purposes of this table, we valued these stock awards at the $8.04 closing price per share of such shares on their date of grant, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.
(4)	In addition to the fees disclosed, in 2025 Ms. Feehan received compensation from CompX and Kronos Worldwide, and Ms. Mendes, Dr. Turner and Messrs. Harper, Kramer and Moore also received compensation from Kronos Worldwide, for their director services provided to each of such corporations, as applicable. For 2025, they each earned the following for these director services:

	Fees Earned or	Stock
Name	Paid in Cash (a)	Awards (b)	Total
Loretta J. Feehan
CompX Director Services	$105,000	$19,493	$124,493
Kronos Worldwide Director Services	108,000	20,076	128,076
	$213,000	$39,569	$252,569
John E. Harper
Kronos Worldwide Director Services	$108,000	$20,076	$128,076

Kevin B. Kramer
Kronos Worldwide Director Services	$83,000	$20,076	$103,076

Meredith W. Mendes
Kronos Worldwide Director Services	$103,000	$20,076	$123,076

Cecil H. Moore, Jr.
Kronos Worldwide Director Services	$107,000	$20,076	$127,076

R. Gerald Turner
Kronos Worldwide Director Services	$88,000	$20,076	$108,076
(a)	Represents cash retainers and meeting fees earned for 2025 director services.
(b)	For the purposes of this table, the stock awards comprised the following number of shares and were valued at the following closing price per share of such shares on their date of grant, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718:

			Closing Price	Dollar Value
	Shares	Date of	on Date of	of Stock
Common Stock	Granted	Grant	Grant	Award
CompX Class A Common Stock	750	5/21/25	$25.99	$19,493
Kronos Worldwide Common Stock	2,800	5/14/25	7.17	20,076
(5)	Dr. Turner became a director of NL in May 2025.

Pay Versus Performance. The Pay Versus Performance Table below summarizes compensation values previously reported in the Summary Compensation Table of our proxy statements and other information, as required by SEC rules. We did not use any specific financial performance measures to link executive compensation of our named executive officers to company performance for 2025; see the discussion in the Compensation Discussion and Analysis section of this proxy statement. As used in this section (including the charts below), “NEOs” means the persons designated in our proxy statement as our named executive officers for the applicable year, and “PEO” means our principal executive officer.

Pay Versus Performance Table

(a)	(b)	(b-2)	(c)	(c-2)	(d)	(e)	(f)	(g)	(h)
					Average		Value of Initial Fixed $100
					Summary	Average	Investment Based on:
	Summary	Summary	Compensation	Compensation	Compensation	Compensation		Peer
	Compensation	Compensation	Actually	Actually	Table	Actually	NL	Group	Net
	Table	Table	Paid to	Paid to	Total for	Paid to	Total	Total	Income
	Total for PEO	Total for PEO	PEO	PEO	Non-PEO	Non-PEO	Shareholder	Shareholder	(Loss)
	Graham (1)	Riley (1)	Graham (1)(2)	Riley (1)(2)	NEOs (3)	NEOs (2)(3)	Return (4)	Return (4)	($) (in
Year	($)	($)	($)	($)	($)	($)	($)	($)	thousands)
2025	n/a	1,412,000	n/a	1,412,000	1,426,500	1,426,500	163	172	(35,371)
2024	n/a	1,433,000	n/a	1,433,000	1,166,000	1,166,000	212	165	69,261
2023	n/a	1,399,000	n/a	1,399,000	957,000	957,000	139	120	582
2022	n/a	1,077,000	n/a	1,077,000	1,930,400	1,930,400	160	96	36,456
2021	6,138,000	945,000	6,138,000	945,000	788,250	788,250	160	105	53,360
(1)

Our only PEO for 2022 through 2025 was Courtney J. Riley. In 2021, we had two PEOs: Mr. Graham served as our chief executive officer until June 2021, when Ms. Riley succeeded him in that position. Both Ms. Riley and Mr. Graham were executive officers for all of 2021, with Ms. Riley previously serving as president until her promotion in June 2021 and with Mr. Graham continuing to serve as our vice chairman; the 2021 amounts for each of them in this table reflect the full year.

(2)

For purposes of this table, the term “compensation actually paid” is the total compensation reported in the Summary Compensation Table in our proxy statement, adjusted (if applicable) as required by SEC rules; no such adjustments are applicable for the officers and years reported in this table. See the footnotes to our Summary Compensation Table in the applicable year’s proxy statement for a discussion of what we report for compensation for our named executive officers who are Contran employees and perform services to us and our subsidiaries pursuant to the ISA.

(3)	The non-PEO NEOs for each year were as follows:

2025: Michael S. Simmons, Amy A. Samford, John A. Sunny, John R. Powers, III

2024: Michael S. Simmons, Amy A. Samford, John A. Sunny, John R. Powers, III

2023: Michael S. Simmons, Kristin B. McCoy, Amy A. Samford, John R. Powers, III

2022: Michael S. Simmons, Andrew B. Nace, Amy A. Samford, John R. Powers, III, Robert D. Graham

2021: Andrew B. Nace, Amy A. Samford, Patricia A. Kropp, John R. Powers, III

(4)

Total shareholder return (TSR) amounts show the value at December 31 of each year, assuming an original investment of $100 at December 31, 2020 and reinvestment of cash dividends and other distributions to stockholders. For the peer group TSR, the peer group is the same as in our performance graph in Part II, Item 5 of our annual report on Form 10-K for the fiscal year ended December 31, 2025: the S&P 500 Industrial Conglomerates Index.

The following chart shows the relationship between the amounts in columns (c) and (c-2) and in column (e) of the Pay Versus Performance Table, and the total shareholder return (TSR) amounts in columns (f) and (g) of the Pay Versus Performance Table. It also shows the relationship between our TSR and the peer group TSR.

The following chart shows the relationship between the amounts in columns (c) and (c-2) and in column (e) of the Pay Versus Performance Table, and our net income as shown in column (h) of the Pay Versus Performance Table.

Compensation Policies and Practices as They Relate to Risk Management. We believe that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. In reaching this conclusion, we considered the following:

●	we do not grant equity awards to our employees, officers or other persons who provide services to us under the ISAs with Contran, which mitigates taking excessive or inappropriate risk for short-term gain that might be rewarded by equity compensation;
●	certain senior employees of CompX and Kronos Worldwide are eligible to receive incentive bonus payments that are determined on a discretionary basis and do not guarantee the employee a particular level of bonus based on the achievement of a specified performance or financial target, which also mitigates taking excessive or inappropriate risk for short-term gain;
●	certain key employees of CompX and Kronos Worldwide are eligible to receive bonuses determined in part on the achievement of specified performance or financial targets based on the respective business plan for the year (with respect to CompX) or on the achievement of specified performance or financial targets (with respect to Kronos Worldwide), but the chance of such employees undertaking actions with excessive or inappropriate risk for short-term gain in order to achieve such bonuses is mitigated because:
o

the senior officers employed by CompX or Kronos Worldwide who are responsible for setting the specified performance or financial targets or establishing and executing such business plan are not eligible to receive such bonuses based on the business plan, but instead are only eligible for the discretionary-based bonuses described above; and

o

there exist ceilings for our other CompX and Kronos Worldwide key employee bonuses (which are not a significant part of their compensation) regardless of the actual level of our financial performance achieved;

●	our officers and other persons who provide services to us under our ISAs with Contran do not receive compensation from us directly and are employed by Contran, one of our parent corporations, which aligns such officers and persons with the long-term interests of our shareholders;
●	since we are a controlled company, as previously discussed, management has a strong incentive to understand and perform in the long-term interests of our shareholders; and
●	our experience is that our employees are appropriately motivated by our compensation policies and practices to achieve profits and other business objectives in compliance with our oversight of material short and long-term risks.

For a discussion of our compensation policies and practices for our executive officers, please see the Compensation Discussion and Analysis section of this proxy statement.

Compensation Consultants. Neither our board of directors, management development and compensation committee nor management has engaged any compensation consultants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership with the SEC, the NYSE and us. Based solely on the review of the copies of such forms and representations by certain reporting persons, we believe that for 2025 our executive officers, directors and 10% shareholders complied with all applicable filing requirements under section 16(a).

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Related Party Transaction Policy. From time to time, we engage in transactions with affiliated companies. Pursuant to our Policy Regarding Related Party Transactions, or RPT Policy, all related party transactions (as defined in the RPT Policy) to which we are or are proposed to be a party are approved or (where permitted) ratified by our audit committee (unless another committee of our board of directors composed solely of independent directors, or all of the independent directors of our board, shall have approved the related party transaction).  For certain ongoing related party transactions to which we are a party (referred to as ordinary course of business related party transactions), such approval or ratification shall occur no less frequently than once a year. The RPT Policy is available on our website at www.nl-ind.com under the company-corporate governance section.

During 2025, our audit committee reviewed, adopted and ratified the following ordinary course of business related party transactions to which we are a party in accordance with the terms of such RPT Policy, each of which was part of an ongoing program or agreement that had been previously approved:

●	Risk management program – a program pursuant to which Contran and certain of its subsidiaries and related entities, including us, as a group purchase insurance coverage and risk management services, with the costs thereof apportioned among the participating companies; and

●	Tax sharing agreement – our tax sharing agreement with Valhi, pursuant to which cash payments for income taxes are periodically paid by us to Valhi or received by us from Valhi, as applicable (such tax sharing agreement being appropriate, given that we and our qualifying subsidiaries are members of the consolidated U.S. federal income tax return, and certain state and local jurisdiction income tax returns, of which Contran is the parent company).

Each of these ordinary course of business related party transactions, and the actions taken by the audit committee in fulfilling its duties and responsibilities under the RPT Policy, are more fully described below.  Our audit committee was not required to approve and ratify the fee we paid to Contran in 2025 under our intercorporate services agreement with Contran, because such intercorporate services fee is approved by all of the independent directors of our board, as more fully described below. Our audit committee was also not required to approve and ratify the secured revolving credit facility with Valhi, as extended in November 2022, which provides for loans by Valhi to NLKW of up to $50 million, because such loan facility was approved by all of the independent directors of our board, as more fully described below. Our audit committee approved our payment to Kronos Worldwide in connection with the termination of the defined benefit pension plan previously maintained by NL, as more fully described below. During 2025, we were not a party to any other related party transactions (ordinary course of business related party transactions or otherwise) requiring approval or ratification under the RPT Policy.

Relationships with Related Parties.  As set forth under the Security Ownership section of this proxy statement, Lisa K. Simmons and the Family Trust may be deemed to control us. We and other entities that may be deemed to be controlled by or related to Ms. Simmons and the Family Trust sometimes engage in the following:

●	intercorporate transactions, such as guarantees, management, expense and insurance sharing arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties; and
●	common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of an equity interest in another related party.

We periodically consider, review and evaluate and understand that Contran and related entities periodically consider, review and evaluate such transactions. Depending upon the business, tax and other objectives then relevant and restrictions under indentures and other agreements, it is possible that we might be a party to one or more of such transactions in the future. In connection with these activities, we may consider issuing additional equity securities or incurring additional indebtedness. Our acquisition activities have in the past and may in the future include participation in acquisition or restructuring activities conducted by other companies that may be deemed to be related to Ms. Simmons and the Family Trust.

Certain directors or executive officers of CompX, Contran, Kronos Worldwide or Valhi also serve as our directors or executive officers. Such relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise under circumstances in which such companies may have adverse interests. In such an event, we implement such procedures as are appropriate for the particular transaction and as are consistent with the provisions of the RPT Policy.

Intercorporate Services Agreements.  As discussed elsewhere in this proxy statement, we and certain related companies have entered into ISAs. Under the ISAs, employees of one company provide certain services, including executive officer services, to the other company on an annual fixed fee basis. The services rendered under the ISAs may include executive, management, financial, internal audit, accounting, tax, legal, insurance, insurance claims management, risk management, real estate management, environmental management, treasury, human resources, technical, consulting, administrative, office, occupancy and other services as required from time to time in the ordinary course of the recipient’s business. The fees paid pursuant to the ISAs are generally based upon an estimated percentage of the time devoted by employees of the provider of the services to the business of the recipient and the employer’s cost related to such employees, which includes the expense for the employees’ compensation and an overhead component that takes into account other employment related costs. Generally, each of the ISAs renews on a quarterly basis subject to termination by either party pursuant to a written notice delivered 30 days prior to the start of the next quarter. Because of the number of companies related to Contran and us, we believe we benefit from cost savings and economies of scale gained by not having certain management, financial, legal, tax, real estate and administrative staffs duplicated at each company, thus allowing certain individuals to provide services to multiple companies. With respect to a publicly held company that is a party to an ISA, the ISA and the related aggregate annual charge are approved by the independent directors of the company after receiving the recommendation from the company’s management development and compensation committee as well as the concurrence of the chief financial officer. See the Intercorporate Services Agreements part of the Compensation Discussion and Analysis section in this proxy statement for a more detailed discussion on the procedures and considerations taken by our independent directors in approving the aggregate 2025 fee charged to us under our ISA with Contran.

The following table sets forth the fees paid by us, our subsidiaries and Kronos Worldwide to Contran in 2025 and the amount anticipated to be paid to Contran in 2026 for services Contran provided, or will provide, us, our subsidiaries and Kronos Worldwide under the various ISAs, including the services of all of our named executive officers.

		Fees Expected to
	Fees Paid to	be Paid to
	Contran under	Contran under
Recipient of Services from Contran under an ISA	the ISAs in 2025	the ISAs in 2026

	(In millions)
NL Industries, Inc.	$5.7	$5.1
Kronos Worldwide, Inc.	25.8	23.1
CompX International Inc.	3.4	3.3
Total	$34.9	$31.5

Risk Management Program. We and Contran participate in a combined risk management program. Pursuant to the program, Contran and certain of its subsidiaries and related entities, including us and certain of our subsidiaries and related entities, as a group purchase insurance coverage and risk management services. The program apportions its costs among the participating companies.

Tall Pines is a captive insurance company wholly owned by Valhi that underwrites certain insurance policies to Contran and certain of its subsidiaries and related entities, including us. Tall Pines purchases reinsurance from highly rated (as determined by A.M. Best or other internationally recognized ratings agency) third-party insurance carriers for substantially all of the risks it underwrites. Consistent with insurance industry practices, Tall Pines receives commissions from reinsurance underwriters and/or assesses fees for certain of the policies that it underwrites. Insurance policies that are not underwritten by Tall Pines are purchased from third-party insurance carriers with an A.M. Best Company rating of generally at least an “A-” (excellent) or equivalent rating.

With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period. As a result, and in the event that the available coverage under a particular policy would become exhausted by one or more claims, Contran and certain of its subsidiaries and affiliates, including us, have entered into a loss sharing agreement under which any uninsured loss arising because the available coverage had been exhausted by one or more claims will be shared ratably by those entities that had submitted claims under the relevant policy.  We believe the benefits in the form of reduced premiums and broader coverage associated with the group coverage for such policies justify the risk associated with the potential for any uninsured loss.

During 2025, we, CompX and Kronos Worldwide paid approximately $23.6 million under the combined risk management program. These amounts principally represent premiums and fees for insurance, including approximately $14.5 million for policies underwritten by Tall Pines. These amounts also include reimbursements to insurers or reinsurers of claims within the insured’s applicable deductible or retention ranges that such insurers and reinsurers paid to third parties on behalf of the insured, as well as amounts for risk management services and various other third-party fees and expenses incurred by the program. We expect that these relationships will continue in 2026.

In October 2025, our management made a presentation to our audit committee regarding our participation in the combined risk management program. Among other things during such presentation, the committee was informed of the following (in addition to the matters described above):

●	the premiums for the insurance policies are set by the underwriters for the insurance or reinsurance carriers bearing the risk, which in almost all cases are third parties (and where Tall Pines retains risk, the premiums are based on quotes provided by third parties), without any markup by Tall Pines or the combined risk management program;
●	the method by which the insurance premiums are allocated among the companies participating in the risk management program is generally the same as the basis used by the insurance or reinsurance carriers to establish the premiums for such insurance/reinsurance (i.e. the dominant premium factor, which is the factor that has the greatest impact on the premium, such as revenues, payroll or employee headcount);
●	the commissions received by Tall Pines from the reinsurance underwriters and the fees assessed by Tall Pines for certain policies it underwrites are in amounts equal to the commissions or fees which would be received by third-party underwriters;

●	the insurance coverages provided to us by the risk management program are sufficient and adequate for our purposes; and
●	the benefits of our participation in the risk management program include, among others, (a) greater spread of risk among the companies participating in the risk management program provides us with the ability to obtain broader coverage, with strong/solvent underwriters, at a reduced cost as compared to the coverage and cost that would be available if we were to purchase insurance on a stand-alone basis, (b) the ability to obtain centralized premium and claims reporting, and (c) the ability to have access to experienced risk management personnel, including in the areas of loss controls and claims processing.

As part of such presentations, our chief financial officer, after consultation with other members of our management, advised the committee of her belief that our participation in the risk management program, including the allocation of its costs among us and the other entities participating in the risk management program, is fair and reasonable to us, and is on terms no less favorable than we could otherwise obtain from unrelated parties. She then provided the committee with her recommendation that the committee approve, adopt and ratify our participation in the risk management program in all respects.

After considering the information contained in the presentations, including the recommendation of our chief financial officer, and following further discussion and review by the audit committee, our audit committee determined that our participation in the risk management program is fair and reasonable to us, and is on terms no less favorable than we could otherwise obtain from unrelated parties, in each case based on the collective business judgment and experience of members of the committee, and the committee approved, adopted and ratified our participation in the risk management program in all respects.

During 2025, the audit committees of Kronos Worldwide and CompX approved and ratified their participation in the risk management program in accordance with the terms of their own related party transaction policies.

Tax Matters. We and our qualifying subsidiaries are members of the consolidated U.S. federal tax return of which Contran is the parent company, which we refer to as the “Contran Tax Group.” We are also a party to a tax sharing agreement with Contran and Valhi. As a member of the Contran Tax Group and pursuant to the tax sharing agreement, we and our qualifying subsidiaries compute our provision for U.S. income taxes on a separate company basis using tax elections made by Contran. Pursuant to the tax sharing agreement and using tax elections made by Contran, we make payments to or receive payments from Valhi in amounts we would have paid to or received from the U.S. Internal Revenue Service had we not been a member of the Contran Tax Group but instead had been a separate taxpayer. Refunds are limited to amounts previously paid under the tax sharing agreement. We and our qualifying subsidiaries are also a part of consolidated tax returns filed by Contran in certain U.S. state jurisdictions, and the terms of the tax sharing agreement also apply to state payments to these jurisdictions.

Under applicable law, we, as well as every other member of the Contran Tax Group, are each jointly and severally liable for the aggregate federal income tax liability of Contran and the other companies included in the group for all periods in which we are included in the group. Under our tax sharing agreement, Valhi has agreed to indemnify us for any liability for income taxes of the Contran Tax Group in excess of our tax liability previously computed and paid by us in accordance with the tax sharing agreement.

Under certain circumstances, tax regulations could require Contran to treat items differently than we would have treated them on a stand-alone basis. In such instances, accounting principles generally accepted in the United States of America require us to conform to Contran’s tax elections. For 2025, pursuant to our tax sharing agreement we made net cash payments for income taxes to Valhi of approximately $.1 million and pursuant to Kronos Worldwide’s tax sharing agreement Kronos Worldwide made net cash payments for income taxes to Valhi of approximately $20.3 million.

In February 2025, our management made a presentation to our audit committee regarding our tax sharing agreement with Contran and Valhi. Among other things during such presentation, the committee was informed of the following (in addition to the matters described above):

●	the tax sharing agreement is consistent with accounting principles generally accepted in the United States of America, and consistent with applicable law and regulations; and
●	our income tax accounts are included in the scope of the annual audit of our consolidated financial statements performed by PwC, and PwC makes periodic reports to the committee regarding income tax matters related to us.

As part of such presentation, our chief financial officer and our vice president, tax advised the committee of their belief that the terms of the tax sharing agreement are consistent with the terms of applicable law and regulations, and are fair and reasonable to us, and are on terms no less favorable than would be present if we were not a party to the tax sharing agreement, and provided the committee with their recommendation that the committee approve, adopt and ratify the tax sharing agreement in all respects.

After considering the information contained in the presentation, including the recommendation of our chief financial officer and our vice president, tax, and following further discussion and review by the audit committee, our audit committee determined that the terms of the tax sharing agreement are fair and reasonable to us and on terms no less favorable than would be present if we were not a party to the tax sharing agreement, in each case based on the collective business judgment and experience of members of the committee, and the committee approved, adopted and ratified the tax sharing agreement in all respects.

During 2025, Kronos Worldwide’s audit committee approved and ratified Kronos Worldwide’s tax sharing agreement with Valhi and Contran in accordance with the terms of Kronos Worldwide’s related party transaction policy.

Termination of Pension Plan. Prior to year-end 2025, NL maintained the Retirement Programs of NL Industries, Inc. (the “NL Plan”), a defined benefit pension plan, and Kronos Worldwide was a participant in the NL Plan. Each of NL and Kronos Worldwide accounted for its respective participation in the NL Plan as if it were a separate employee benefit plan. Effective December 31, 2024, the Retirement Plan of Louisiana Pigment Company, L.P. (the “LPC Plan”), a defined benefit pension plan maintained by a subsidiary of Kronos Worldwide, was merged with and into the NL Plan, which was the surviving plan (the “Merged Plan”). Our audit committee approved the merger of the LPC Plan into the NL Plan in November 2024. The reasons for and material terms of the merger and the audit committee’s approval thereof were disclosed in our March 2025 proxy statement.

In February 2025, our board of directors approved the termination of the Merged Plan, with an effective date of June 30, 2025. The funding of the Merged Plan termination and the transfer of the pension payment obligations to A-rated third-party insurance companies occurred on December 16, 2025. As a result of the transfer of the pension obligations and the application of pension plan termination accounting, all plan assets, liabilities and accumulated other comprehensive income were eliminated from the NL financial statements through the recognition of the plan settlement loss. Prior to the Merged Plan termination, each of NL and Kronos Worldwide continued to account for its respective portion of the Merged Plan as if each were a separate employee benefit plan. In addition, under the terms of the plan merger as approved by our audit committee, each of NL and Kronos Worldwide paid its respective share of the Merged Plan costs, including the Merged Plan termination costs.

Willis Towers Watson US LLC (“WTW”) is the independent actuary for the Merged Plan. WTW performed valuations of the Merged Plan on each of December 31, 2024 and December 31, 2025, following the Merged Plan termination and the funding and transfer of the pension payment obligations. Prior to the final WTW valuations, management worked extensively with WTW to ensure participant census data was accurate and reviewed and approved the final census data used as the basis for the valuations. Based on these valuations, WTW will calculate the post-termination funding surplus attributable to the Kronos Worldwide portion of the Merged Plan as if it were a separate benefit plan (the “Kronos Surplus”), and the post-termination funding deficit attributable to the NL portion of the Merged Plan as if it were a separate plan (the “NL Deficit”). As of December 31, 2025, WTW’s estimate of the Kronos Surplus was approximately $10 million and WTW’s estimate of the NL Deficit was approximately $2 million, in each case after the deduction of estimated plan termination fees and two months of transition benefit payments by the plan to plan participants. As part of the plan termination, by June 30, 2026 approximately $8 million of the Kronos Surplus will be transferred from the terminated plan to a qualified retirement plan in which Kronos Worldwide participates, and the NL Deficit will be reimbursed to Kronos Worldwide. In light of the mechanics of the plan termination and consistent with our audit committee’s approval of the terms of the plan merger, NL is paying the NL Deficit directly to Kronos Worldwide. NL paid $1.8 million of the NL Deficit to Kronos Worldwide in March 2026 based on WTW’s estimates, and will pay the balance to Kronos Worldwide when the NL Deficit is finally determined prior to June 30, 2026.

At a meeting in February 2026, our management team made a presentation to our audit committee regarding the calculation of the Kronos Surplus and the NL Deficit per the WTW valuations, including WTW’s December 31, 2025 estimates and the adjustments that will be made to those amounts for final plan termination fees and true-up costs to the insurers for final participant and benefit reconciliations. As part of such presentation, our chief financial officer advised the committee of her belief that the payment of the NL Deficit to Kronos Worldwide (including payment of an installment of $1.8 million based on the estimate, the “Payment”) is fair and reasonable to us, and on terms no less favorable than could be obtained from unrelated parties, and provided the committee with her recommendation that the committee approve the Payment. After considering the information contained in the presentation, including the recommendation of our chief financial officer, and following further discussion and review by the audit committee, our audit committee determined that the Payment of the NL Deficit to Kronos Worldwide is fair and reasonable to us and on terms no less favorable than could be obtained by unrelated parties, in each case based on the collective business judgment and experience of members of the committee, and the committee approved the payment.

Related Party Loans for Cash Management Purposes. From time to time, loans and advances are made between us and various related parties pursuant to term and demand notes. These loans and advances are entered into principally for cash management purposes pursuant to our cash management program. When we loan funds to related parties, we are generally able to earn a higher rate of return on the loan than we would earn if the funds were invested in other instruments. While certain of such loans may be of a lesser credit quality than cash equivalent instruments otherwise available to us, we believe that we have evaluated the credit risks involved, and that those risks are reasonable and reflected in the terms of the applicable loans. When we have outstanding indebtedness, we may still decide to enter into a loan to a related party either because the interest rate on the loan to the related party is at a higher rate of return as compared to the interest rate we are paying on our outstanding indebtedness, or the funds we would be loaning to the related party would not otherwise be used to pay down the outstanding indebtedness (such as, for example, in the case when the outstanding indebtedness has a maturity longer than the maturity of the loan to the related party). When we borrow from related parties, we are generally able to pay a lower rate of interest than we would pay if we borrowed from unrelated parties.

During 2025, CompX had an unsecured revolving promissory note with Valhi whereby CompX agreed to loan Valhi up to $25 million, bearing interest at the prime rate plus 1.00% (7.75% at December 31, 2025), payable quarterly, with all principal and unpaid interest due on demand, but in any event no earlier than December 31, 2026. At December 31, 2025, this unsecured revolving promissory note was amended, per prior authorization from the CompX audit committee, to extend the demand period to no earlier than December 31, 2027. The agreement contains no financial covenants or other financial restrictions. Loans made to Valhi at any time under the agreement are at CompX’s discretion. During 2025, CompX made aggregate loans to Valhi of $15.7 million, Valhi repaid an aggregate of $17.0 million, and the largest amount of principal outstanding under the loan was $11.4 million. At December 31, 2025, the outstanding balance of such loan to Valhi was $8.0 million. During 2025, CompX earned aggregate interest under this note (including unused commitment fees) of approximately $0.9 million. During 2025, CompX’s audit committee approved and ratified its loan to Valhi in accordance with the terms of its own related party transaction policy.

Secured Loan from Valhi. In November 2016, we entered into a financing transaction with Valhi. Previously, and in contemplation of the financing transaction described herein, we formed NLKW and capitalized it with 35.2 million shares of the common stock of Kronos Worldwide held by us.

The financing transaction consisted of two steps. Under the first step, NLKW entered into a $50 million revolving credit facility (the “Valhi Credit Facility”) pursuant to which NLKW can borrow up to $50 million from Valhi (with such commitment amount subject to increase from time to time in Valhi’s sole discretion). Proceeds from any borrowings by NLKW under the Valhi Credit Facility would be available for one or more loans from NLKW to us in accordance with the terms of the second step of the financing transaction: a Back-to-Back Credit Facility, as described below. Outstanding borrowings under the Valhi Credit Facility bear interest at the prime rate plus 1.875% per annum, payable quarterly, with all amounts due on the maturity date. The maximum principal amount which may be outstanding from time-to-time under the Valhi Credit Facility is limited to 50% of the amount determined by multiplying the number of shares of Kronos Worldwide common stock pledged by the most recent closing price of such security on the NYSE. Borrowings under the Valhi Credit Facility are collateralized by the assets of NLKW (consisting primarily of the shares of Kronos Worldwide common stock pledged), and 100% of the membership interest in NLKW held by us. The Valhi Credit Facility contains a number of covenants and restrictions which, among other things, restrict NLKW’s ability to incur additional debt, incur liens, and merge or consolidate with, or sell or transfer substantially all of NLKW’s assets to, another entity, and require NLKW to maintain a minimum specified level of consolidated net worth. Upon an event of default, Valhi will be entitled to terminate its commitment to make further loans to NLKW, to declare the outstanding loans (with interest) immediately due and payable, and, in the case of certain insolvency events with respect to NLKW or us, to exercise its rights with respect to the collateral. Such collateral rights include the right to purchase all of the shares of Kronos Worldwide common stock pledged at a purchase price equal to the aggregate market value of such stock (with such market value determined by an independent third-party valuation provider), less amounts owing to Valhi under the Valhi Credit Facility, with up to 50% of such purchase price being payable by Valhi in the form of an unsecured promissory note bearing interest at the prime rate plus 2.75% per annum, payable quarterly, with all amounts due no later than five years from the date of purchase, and with the remainder of such purchase price payable in cash at the date of purchase.

Contemporaneously with the entering into of the Valhi Credit Facility, NLKW entered into a $50 million revolving credit facility (the “Back-to-Back Credit Facility”) with us, pursuant to which we can borrow up to $50 million from NLKW (with such commitment amount subject to increase from time to time in NLKW’s sole discretion). Proceeds from any borrowings under the Back-to-Back Credit Facility would be available for our general corporate purposes. Outstanding borrowings under the Back-to-Back Credit Facility bear interest at the same rate and are payable on the same maturity date as are borrowings by NLKW under the Valhi Credit Facility. Borrowings under the Back-to-Back Credit Facility are on an unsecured basis; however, as a condition thereto, we pledged to Valhi as collateral for the Valhi Credit Facility our 100% membership interest in NLKW. Any outstanding borrowings under the Back-to-Back Credit Facility are eliminated in the preparation of our consolidated financial statements.

In November 2022, NLKW and Valhi entered into a first amendment to the Valhi Credit Facility to extend the latest maturity date (and consequently the latest borrowing date) under the Valhi Credit Facility from December 31, 2023 to December 31, 2030; and NLKW and NL entered into a first amendment to the Back-to-Back Credit Facility to extend the latest maturity date (and consequently the latest borrowing date) under the Back-to-Back Credit Facility from December 31, 2023 to December 31, 2030 (collectively, the “Extensions”). The related collateral arrangements remained unchanged by these amendments.

There were no borrowings or repayments under the Valhi Credit Facility during 2025, and the outstanding loan balance at December 31, 2025 was $0.5 million. During 2025, we paid an aggregate of approximately $50,000 of interest to Valhi under the facility. The processes by which our independent directors approved the Valhi Credit Facility and the Extensions are more fully described in the Certain Relationships and Transactions section of our 2017 proxy statement and our 2023 proxy statement, as applicable.

Subordinated, Unsecured Term Loan from Contran to Kronos Worldwide. In February 2024, Kronos Worldwide entered into an unsecured subordinated term promissory note with Contran (the “Contran Term Loan”) pursuant to which Kronos Worldwide borrowed approximately $53.7 million from Contran on a subordinated, unsecured basis, as part of the refinancing of a majority of Kronos Worldwide’s 3.75% Senior Secured Notes due 2025 (which were refinanced in full in 2025). The Contran Term Loan is guaranteed by certain of Kronos Worldwide’s domestic wholly owned subsidiaries. Kronos Worldwide’s obligations under the Contran Term Loan, and the obligations of the guarantors under the related guaranties, are unsecured and subordinated in right of payment to Kronos Worldwide’s

9.50% Senior Secured Notes due 2029 and its global revolving credit facility with an unaffiliated third party. Interest on the Contran Term Loan is payable in cash. The interest rate was amended in August 2024 from 11.5% (which had been determined by adding an additional spread of 2% to the final interest rate on the 9.50% Senior Secured Notes due 2029 issued in February 2024) to 9.54% (determined by adding a spread of 2% to the effective interest rate of additional 9.50% Senior Secured Notes due 2029 issued in July 2024). The Contran Term Loan matures on demand (but no earlier than September 2029), is not subject to any amortization payments and is prepayable at par beginning in March 2026. The restrictive covenants in the Contran Term Loan are substantially similar to those contained in the indenture governing Kronos Worldwide’s 9.50% Senior Secured Notes due 2029.

Kronos Worldwide did not make any payments under the Contran Term Loan in 2025, and at December 31, 2025, the outstanding balance of such loan from Contran was still $53.7 million and the accrued and unpaid interest was $1.3 million. Kronos Worldwide’s audit committee approved the Contran Term Loan (and its interest rate amendment in August 2024) in accordance with the terms of its own related party transaction policy.

IT Data Services Program. Contran and Kronos Worldwide participate in a combined information technology data services program that Contran provides from off-site centers for primary data processing and failover. The program’s costs are apportioned among these companies. Kronos Worldwide paid Contran $0.3 million for such services in 2025. We expect that the relationship between Kronos Worldwide and Contran with respect to these matters will continue in 2026. During 2025, the audit committee of Kronos Worldwide approved and ratified its participation in the IT data services program in accordance with the terms of its own related party transactions policy.

Office Sublease. Under the terms of a sublease agreement between Contran and Kronos Worldwide, Kronos Worldwide leases a portion of Contran’s Dallas, Texas office for use by Kronos Worldwide and certain of its North American operations. In 2025, Kronos Worldwide paid Contran $0.7 million for rent and related ancillary services under the sublease. The amounts paid by Kronos Worldwide under the sublease are based on Contran’s costs without markup. We expect that this relationship will continue in 2026. During 2025, the audit committee of Kronos Worldwide approved and ratified the sublease in accordance with the terms of its own related party transaction policy.

AUDIT COMMITTEE REPORT

Our audit committee of the board of directors is composed of five directors and operates under a written charter adopted by the board of directors. All members of our audit committee meet the independence standards established by the board of directors and the NYSE and promulgated by the SEC under the Sarbanes-Oxley Act of 2002. Three members of our audit committee meet the audit committee financial expert requirements under the applicable SEC rules. The audit committee charter is available on our website at www.nl-ind.com under the company-corporate governance section, and our audit committee reviews the adequacy of and compliance with such charter annually.

Our management is responsible for, among other things, preparing our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or “GAAP,” establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f)) and evaluating the effectiveness of such internal control over financial reporting. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with the standards of the PCAOB and for expressing an opinion on the conformity of the financial statements with GAAP.

Our audit committee assists the board of directors in fulfilling its responsibility to oversee management’s implementation of our financial reporting process and the audit of our consolidated financial statements. Our audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. As part of fulfilling this responsibility, our audit committee engages in an annual evaluation of, among other things, the firm’s qualifications, competence, integrity, expertise, performance, independence and communications with the committee (including these factors as they relate specifically to the firm’s lead audit engagement partner), and whether the current firm should be retained for the upcoming year’s audit. Our audit committee discusses with our independent registered public accounting firm the overall scope and plans for the audit they will perform, and the committee meets with the firm throughout the year, both with and without management being present, to monitor the firm’s execution of and results obtained from their audit. Our audit committee performs other activities throughout the year, in accordance with the responsibilities of the audit committee specified in the audit committee charter, including the oversight of the performance of internal audit and the approval or ratification of certain related party transactions in accordance with the terms of our RPT Policy, as discussed above in the Certain Relationships and Transactions section in this proxy statement.

In its oversight role, our audit committee reviewed and discussed our audited consolidated financial statements with management and with PwC, our independent registered public accounting firm for 2025. Our audit committee also reviewed and discussed our internal control over financial reporting with management and with PwC. Management and PwC indicated that our consolidated financial statements as of and for the year ended December 31, 2025 were fairly stated in accordance with GAAP. Our audit committee discussed with PwC and management the significant accounting policies used and significant estimates made by management in the preparation of our audited consolidated financial statements, and the overall quality of management’s financial reporting process. Our audit committee and PwC also discussed any issues deemed significant by PwC or the committee, including the matters required to be discussed pursuant to the standards of the PCAOB, the rules of the SEC and other applicable regulations. PwC has provided to our audit committee written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and our audit committee discussed with PwC the firm’s independence. Our audit committee also concluded that PwC’s provision of other permitted non-audit services to us and our related entities is compatible with PwC’s independence.

Based upon the foregoing considerations, our audit committee recommended to the board of directors that our audited consolidated financial statements be included in our 2025 Annual Report on Form 10-K for filing with the SEC.

The members of our audit committee submit the foregoing report as of March 9, 2026.

Cecil H. Moore, Jr. Chairman of our Audit Committee	Meredith W. Mendes Member of our Audit Committee

John E. Harper Member of our Audit Committee	R. Gerald Turner Member of our Audit Committee

Kevin B. Kramer Member of our Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS

Independent Registered Public Accounting Firm. PwC served as our independent registered public accounting firm for the year ended December 31, 2025. Our audit committee has appointed PwC to review our quarterly unaudited condensed consolidated financial statements to be included in our Quarterly Report on Form 10-Q for the first quarter of 2026. We expect PwC will be considered for appointment to:

●	review our quarterly unaudited condensed consolidated financial statements to be included in our Quarterly Reports on Form 10-Q for the second and third quarters of 2026 and the first quarter of 2027; and
●	audit our annual consolidated financial statements and (if required) internal control over financial reporting for the year ending December 31, 2026.

Representatives of PwC are not expected to attend our 2026 annual shareholder meeting.

Fees Paid to PricewaterhouseCoopers LLP. The following table shows the aggregate fees that PwC has billed or is expected to bill to us, CompX or Kronos Worldwide for services rendered for 2024 and 2025 that our audit committee authorized for us and our privately held subsidiaries and the CompX or Kronos Worldwide audit committees each separately authorized for its corporation and such corporation’s privately held subsidiaries. Additional fees for 2025 may subsequently be authorized and paid to PwC, in which case the amounts disclosed below for fees paid to PwC for 2025 would be adjusted to reflect such additional payments in our proxy statement relating to next year’s annual shareholder meeting. In this regard, we have similarly adjusted the audit fees shown for 2024 from the amounts disclosed in our 2025 proxy statement.

		Audit
	Audit	Related	Tax	All Other
Entity (1)	Fees (2)	Fees (3)	Fees (4)	Fees	Total

	(in thousands)
NL and Subsidiaries
2024	$795	$ ‑0‑	$ ‑0‑	$ ‑0‑	$795
2025	793	‑0‑	‑0‑	‑0‑	793

Kronos Worldwide and Subsidiaries (5)
2024	5,093	32	9	‑0‑	5,134
2025	4,876	24	12	‑0‑	4,912

CompX and Subsidiaries
2024	1,144	‑0‑	‑0‑	‑0‑	1,144
2025	1,132	‑0‑	‑0‑	‑0‑	1,132

Total
2024	7,032	32	9	‑0‑	7,073
2025	6,801	24	12	‑0‑	6,837
(1)	Fees are reported without duplication.
(2)	Fees for the following services:
(a)	audits of consolidated year-end financial statements for each year and, as applicable, of internal control over financial reporting;
(b)	reviews of the unaudited quarterly financial statements appearing in Forms 10-Q for each of the first three quarters of each year;
(c)	consents and/or assistance with registration statements filed with the SEC;
(d)	normally provided statutory or regulatory filings or engagements for each year; and
(e)	the estimated out-of-pocket costs PwC incurred in providing all of such services, for which PwC is reimbursed.
(3)	Fees for assurance and related services reasonably related to the audit or review of financial statements for each year. These services included accounting consultations and attest services concerning financial accounting and reporting standards and advice concerning internal control over financial reporting, as applicable.

(4)	Permitted fees for tax compliance, tax advice and tax planning services.
(5)	We account for our interest in Kronos Worldwide by the equity method.

Preapproval Policies and Procedures. For the purpose of maintaining the independence of our independent registered public accounting firm, our audit committee has adopted policies and procedures for the preapproval of audit and other permitted services the firm provides to us or any of our subsidiaries other than CompX and Kronos Worldwide and their respective subsidiaries. We may not engage the firm to render any audit or other permitted service unless the service is approved in advance by our audit committee pursuant to the committee’s preapproval policy. Pursuant to the policy:

●	the committee must specifically preapprove, among other things, the engagement of our independent registered public accounting firm for audits and quarterly reviews of our financial statements, services associated with certain regulatory filings, including the filing of registration statements with the SEC, and services associated with potential business acquisitions and dispositions involving us; and
●	for certain categories of other permitted services provided by our independent registered public accounting firm, the committee may preapprove limits on the aggregate fees in any calendar year without specific approval of the service.

These other permitted services include:

●	audit-related services, such as certain consultations regarding accounting treatments or interpretations and assistance in responding to certain SEC comment letters;
●	audit-related services, such as certain other consultations regarding accounting treatments or interpretations, employee benefit plan audits, due diligence and control reviews;
●	tax services, such as tax compliance and consulting, transfer pricing, customs and duties and expatriate tax services; and
●	assistance with corporate governance matters and filing documents in foreign jurisdictions not involving the practice of law.

The policy also lists certain services for which the independent auditor is always prohibited from providing us under applicable requirements of the SEC or the PCAOB.

Pursuant to the policy, our audit committee has delegated preapproval authority to the chairman of the committee or his designee to approve any fees in excess of the annual preapproved limits for these categories of other permitted services provided by our independent registered public accounting firm. The chairman must report any action taken pursuant to this delegated authority at the next meeting of the committee.

For 2025, our audit committee preapproved all of PwC’s services provided to us or any of our subsidiaries, other than CompX and Kronos Worldwide and their subsidiaries, in compliance with our preapproval policy without the use of the SEC’s de minimis exception to such preapproval requirement.

PROPOSAL 2

NONBINDING ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION

Background. Pursuant to Section 14A of the Securities Exchange Act, a publicly held company is required to submit to its shareholders a nonbinding advisory vote to approve the compensation of its named executive officers, commonly known as a “Say-on-Pay” proposal. At our 2023 annual meeting our shareholders approved, on a nonbinding advisory basis, an annual frequency for this Say-on-Pay proposal. After the 2026 annual meeting of shareholders, the next nonbinding shareholder advisory vote on a Say-on-Pay proposal will be at our 2027 annual meeting of shareholders. The next nonbinding shareholder advisory vote on the frequency of a Say-on-Pay proposal will be at our 2029 annual meeting of shareholders.

Say-on-Pay Proposal. This proposal affords our shareholders the opportunity to submit a nonbinding advisory vote on our named executive officer compensation. The Compensation Discussion and Analysis section, the tabular disclosure regarding our named executive officer compensation and the related disclosure in this proxy statement describe our named executive officer compensation and the compensation decisions made by our management and our management development and compensation committee of the board of directors with respect to our named executive officers. This proposal is not intended to address any specific element of compensation of our named executive officers as described in this proxy statement, but the compensation of our named executive officers in general. Our board of directors requests that each shareholder cast a nonbinding advisory vote to adopt the following resolution:

RESOLVED, that, by the affirmative vote of a majority of the votes cast at the 2026 annual shareholder meeting by holders of shares entitled to vote on the subject matter, the shareholders of NL Industries, Inc. approve, on a nonbinding advisory basis, the compensation of its executive officers named in the 2025 Summary Compensation Table in the 2026 annual meeting proxy statement of NL Industries, Inc. as such compensation is disclosed in the proxy statement pursuant to the executive compensation disclosure rules of the U.S. Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and any related disclosure in the proxy statement.

Effect of the Proposal. The Say-on-Pay proposal is nonbinding and advisory. Our shareholders’ approval or disapproval of this proposal will not require our board of directors, its management development and compensation committee or our management to take any action regarding our executive compensation practices.

Vote Required. Because this proposal is a nonbinding advisory vote, there is no minimum requisite vote to approve the Say-on-Pay proposal. The proposed resolution provides that the affirmative vote of a majority of the votes cast at the 2026 annual shareholder meeting by holders of our common stock entitled to vote on the matter will be the requisite vote to adopt the resolution and approve the compensation of our named executive officers as such compensation is disclosed in this proxy statement. Abstentions and broker/nominee non-votes will have no effect on this proposal.

Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the Say-on-Pay proposal and adoption of the resolution that approves the compensation of our named executive officers as described in this proxy statement. If Valhi attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the shareholders will adopt the resolution and approve the nonbinding advisory Say-on-Pay proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SAY-ON-PAY PROPOSAL AS SET FORTH IN THE NONBINDING ADVISORY RESOLUTION APPROVING OUR NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

Proposal 3: The Reincorporation Proposal

On February 26, 2026, our board of directors unanimously approved, and recommended that our shareholders approve, the reincorporation of NL from the State of New Jersey to the State of Delaware (the “Reincorporation”) through a merger of NL with and into a newly formed, wholly owned subsidiary of NL that will be named NLI Holdings, Inc., a Delaware corporation (“NL-Delaware”). As a result of the merger, our state of incorporation will be changed from New Jersey to Delaware. Our name following the completion of the Reincorporation will become “NLI Holdings, Inc.” Although driven in part by the unavailability of NL’s existing name in Delaware, our board of directors believes this new name better reflects NL’s business focus as a holding company in the component products and chemicals industry. The merger will be effected pursuant to the Plan of Merger, a form of which is attached as Appendix A hereto, which our board of directors also approved on February 26, 2026.

The principal effects of the Reincorporation, if approved by our shareholders and effected, will be as follows:

●	The affairs of NL will cease to be governed by the New Jersey Business Corporation Act (the “NJBCA”) and NL’s existing certificate of incorporation and bylaws, and instead will become subject to the General Corporation Law of the State of Delaware (the “DGCL”) and the new certificate of incorporation and new bylaws of NL-Delaware.
●	The resulting Delaware corporation will be deemed the same entity as NL for all purposes under the law of the State of Delaware, will continue to have all rights, privileges and powers of NL, and will continue to possess all of the properties, and to have all of the debts, liabilities and obligations, of NL.
●	All of the issued and outstanding shares of NL’s common stock, par value $.125 per share, will automatically be converted into an equivalent number of shares of NL-Delaware common stock, with no change in par value, voting rights or ownership percentages, and such shares will continue to be listed on the NYSE under the symbol “NL.”

The rights of NL-Delaware’s stockholders under the DGCL and its certificate of incorporation and bylaws may differ in certain respects from the rights of shareholders under New Jersey law and our current certificate of incorporation and bylaws, the most significant of which are described below in the sections “Certain Effects of the Change in State of Incorporation” and “Comparison of Stockholder Rights Before and After the Reincorporation.”

The Reincorporation will not result in any change in headquarters, business, management or location of NL’s facilities or in NL’s assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation, which are immaterial, and as a result of annual Delaware franchise taxes as discussed below).

Members of our management, including all of our directors and officers, will retain in NL-Delaware each of the respective positions, responsibilities, duties and benefits they currently hold with us. The directors elected at this annual meeting will become directors of NL-Delaware. The total number of shares of all classes of stock that NL-Delaware is authorized to issue will be the same as NL is currently authorized to issue.

Reasons for the Reincorporation. The purpose of the Reincorporation is to change NL’s state of incorporation from New Jersey to Delaware, where a significant majority of publicly traded corporations are domiciled. Our board of directors believes that the Reincorporation under Delaware law is in the best interests of NL and its shareholders for the reasons set forth below.

Predictability and Flexibility of Delaware Law. For more than a century, Delaware has followed a policy that encourages incorporation in the state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive and flexible corporate laws that are responsive to the legal and business needs of corporations organized in Delaware. Contributing to Delaware’s prominence is the fact that both the legislative and judicial branches of Delaware state government have a demonstrated ability and a willingness to act responsively and effectively with respect to corporate issues.

The DGCL is frequently revised and updated to accommodate changes and innovations in the corporate sphere. The Delaware courts have considerable expertise in dealing with corporate cases, supported by a substantial body of corporate case law. Delaware’s specialized Court of Chancery (the “Chancery Court”) has jurisdiction over matters arising under the DGCL and has no jurisdiction over criminal and tort cases. The Delaware Chancery Court has a national reputation in the business community and is responsible for developing the case law in Delaware on corporate matters. In the Chancery Court, corporate cases are heard and decided by judges, without juries, who are appointed for a twelve-year term by the governor of Delaware following senate confirmation. Chancery Court judges have a keen understanding of not just corporate law but also of business needs, honed through years of experience resolving disputes among sophisticated parties. The Chancery Court’s heavy focus on the DGCL and other business entity statutes allows the court to process corporate litigation relatively quickly and effectively as compared to other state court systems. To ensure that NL-Delaware obtains the full benefits of Delaware’s corporate legal framework, the board has included a provision in the proposed Delaware Certificate selecting the Chancery Court as the exclusive forum for the adjudication of certain legal actions involving the company.

The American common law system means that the outcome of cases are based largely on legal precedent. The abundance of Delaware case law would enhance the clarity and predictability of any corporate law questions NL may have, which will benefit NL by allowing its board of directors and management to make decisions and take actions with greater clarity and confidence.

Well Established Principles of Corporate Governance. As described above, there is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and the duties owed by, and protection offered to, officers and directors. In particular, there is substantial precedent related to the conduct of the board under the business judgment rule and other standards of control-person conduct. We believe that NL’s shareholders will benefit from the well-established principles of corporate governance under Delaware law.

Consistency with Affiliates. NL is the only public company in the NL affiliate group that is not incorporated in the State of Delaware.  Each of Valhi, Kronos Worldwide and CompX is incorporated in Delaware.  The NJBCA differs from the DGCL in various ways, several of which are included in this discussion on the proposed Reincorporation, which requires NL to obtain separate advice and counsel from time to time under New Jersey law on governance, corporate and related legal matters.  The Reincorporation will provide a uniform framework under Delaware law of corporate governance and legal principles across NL and its public affiliates, which will provide cost savings and efficiencies to NL’s board and executive leadership on organizational and managerial oversight, policy and strategy, including on the discharge of their fiduciary duties.

Increased Ability to Attract and Retain Qualified Directors and Officers. Reincorporation from New Jersey to Delaware may allow NL to more easily recruit qualified candidates to serve on its board of directors or to serve as officers of the corporation. Many such candidates are already familiar with Delaware corporate law, including provisions relating to director and officer indemnification, from their past business experience. The laws of New Jersey and Delaware both permit a corporation to indemnify directors and officers from liability to third parties resulting from their service in such capacity, both permit advancement of expenses to officers and directors in advance of final disposition of any such claims, subject to certain undertakings, and both permit corporations to reduce or limit monetary liability of directors and officers for breaches of fiduciary duty in certain circumstances. Delaware has vested exclusive jurisdiction to hear and determine actions for indemnification and advancement in the Court of Chancery. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks directors and officers of corporations face in exercising their fiduciary duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. NL has taken steps to reduce these risks to NL’s directors and officers through indemnification provisions and to limit the situations in which monetary damages can be recovered against NL’s directors so that NL may continue to attract and retain qualified directors and officers. Our board of directors has found that Delaware case law on the limits of director and officer liability is more developed and provides more guidance than New Jersey law.

Enhanced Related Party Transaction Framework Under Delaware Law. In 2025, Delaware lawmakers adopted amendments to Section 144 of the DGCL designed to modernize and clarify the statutory framework for controlling stockholder and interested party transactions. The amendments created statutory safe harbor protection for certain related party transactions; this represented a change from the prior jurisprudence governing such transactions, which had become increasingly difficult (and expensive) to comply with in order to obtain pleading stage dismissal. The amended provisions provide greater certainty and flexibility in addressing potential conflicts of interest by expressly recognizing procedures for committee or stockholder approvals, ratifications and disclosures. For public companies, the amended provisions also provide clarity in determining when a director is disinterested with respect to an act or transaction, through a rebuttable presumption if the director meets stock exchange independence standards with respect to the public company or, if applicable, a controlling stockholder.

The statutory safe harbors provide protection for acts or transactions in which directors or officers, as well as controlling stockholders and members of a control group, may have an interest, so long as either the parties follow the procedures set forth in the statute, or the acts or transactions are fair to the corporation and its stockholders. For controlling stockholder transactions, the procedures required for satisfying the safe harbor include getting approval of the transaction by either disinterested directors or disinterested stockholders (with the vote of a majority of the votes cast by the disinterested stockholders required for approval), in each case in the manner prescribed in the statute; provided that for some transactions, approval of both disinterested directors and disinterested stockholders is required in order for the safe harbor to apply. This discussion does not purport to be a complete summary of DGCL Section 144 and is qualified in its entirety by reference to the statute.

As discussed in the Certain Relationships and Transactions section in this proxy statement, we sometimes enter into interested party transactions with our controlling stockholder and its affiliates following approval as required by our Policy Regarding Related Party Transactions. Our board believes that the recent amendments to DGCL Section 144 strengthen Delaware’s already well-developed corporate governance regime and provide clearer statutory guidance and greater predictability in evaluating and managing related party transactions, including those involving a controlling stockholder. By reincorporating in Delaware, NL would benefit from this updated legal framework, together with Delaware’s extensive body of case law, which our board believes offers more flexibility, stability, and predictability in administering the company’s corporate governance and fiduciary obligations than the current New Jersey corporate law.

Elimination of Burdensome Business Combination Restrictions. The New Jersey Shareholders Protection Act (the “NJSPA”) restricts certain “business combinations” between a New Jersey corporation and its interested stockholders, which may restrict NL’s ability to engage in certain transactions which our board may believe are in the best interests of NL and our shareholders. NL does not currently have an option under the NJSPA to opt out of its provisions, and unlike analogous provisions of the laws of Delaware and many other states, certain of the restrictions under the NJSPA apply indefinitely, regardless of the length of time a stockholder has owned the shares. As discussed in the Corporate Governance section of this proxy statement, NL is considered a controlled company under the listing standards of the NYSE because of Valhi’s ownership of approximately 82.7% of our outstanding common stock. We believe that the NJSPA does not apply to Valhi (or Contran or other affiliates who also may be deemed to beneficially own Valhi’s NL shares) due to the history of Valhi’s ownership and the very limited extent of our historical business activity in New Jersey. However, the relevant exemption is a fact specific inquiry, and our board cannot be certain that the exemption would be determined to be applicable.

Section 203 of the DGCL is an anti-takeover provision that applies to Delaware corporations that either have shares of voting stock listed on a national securities exchange or have more than 2,000 record holders of voting stock, unless the corporation has elected not to be governed by DGCL Section 203. NL-Delaware will elect not to be governed by DGCL Section 203. When applicable, DGCL Section 203 generally provides that an “interested stockholder” may not engage in a wide range of transactions (referred to in DGCL Section 203 as “business combinations”) with the corporation for a period of three years following the date the person became an interested stockholder, unless one of three conditions (such as prior board approval of the transaction in which the stockholder becomes an interested stockholder) is satisfied or another exception applies. Although Valhi would be an interested stockholder of NL-Delaware under the statute following the reincorporation, DGCL Section 203 would not limit a business combination between NL-Delaware and Valhi even if NL-Delaware did not opt out of DGCL Section 203; this result is due to Valhi’s current ownership of NL and the way it would become an interested stockholder of NL-Delaware. Therefore, NL-Delaware’s opt out from Section 203 will have no impact on any business combinations between NL-Delaware and Valhi (or Valhi’s affiliates who become interested stockholders of NL-Delaware when Valhi does).

Our board believes that the NJSPA and DGCL Section 203 may, as applicable, limit the board’s flexibility to maximize value for our shareholders, limit the company’s ability to engage in strategic or value-maximizing transactions in the future, or create litigation risks around technical statutory interpretations. By reincorporating in Delaware and opting out of DGCL 203, these limitations and risks would be removed, while other substantial protections offered to minority stockholders of a Delaware corporation in a controlling stockholder transaction would still apply. For more detailed information on the NJSPA restrictions and DGCL Section 203, please see the row captioned “Anti-Takeover Provisions” in the table following the heading “Comparison of Stockholder Rights Before and After the Reincorporation” below.

Lack of Nexus with New Jersey. Although NL was incorporated in New Jersey in 1891 and operated in New Jersey for many years, our operations in New Jersey were reduced considerably following the shutdown of our Sayreville, New Jersey titanium dioxide plant in 1982. For the past decade our New Jersey operations have been minimal and are currently limited solely to management of ongoing litigation in New Jersey courts relating to our legacy operations, which would not be affected by the Reincorporation. NL’s headquarters are located in Dallas, Texas, and we have no employees in New Jersey. We do not lease or own any real property in New Jersey, except for less than one acre total of residual real property. NL is primarily a holding company, operating in the component products industry through our majority-owned subsidiary, CompX International, and in the chemicals industry through our non-controlling interest in Kronos Worldwide, Inc., both of which are incorporated in Delaware. In evaluating the Reincorporation, our board of directors has considered that there remains no substantive connection between NL and New Jersey.

Alternatives Considered and Countervailing Factors. In deciding to recommend to our shareholders that they vote in favor of the Reincorporation, our board of directors considered several countervailing factors and alternatives. Among them were the factors set forth below.

Alternative Jurisdictions. Despite Delaware’s prominence as the favored domicile for U.S. companies, the board of directors is aware of a recent trend among some companies, including Delaware corporations, to reincorporate in alternative jurisdictions, notably Texas or Nevada, particularly in light of several high profile decisions by the Delaware Chancery Court and the perception of a more litigious environment in Delaware. Nevada, for example, offers a well-developed statutory framework that codifies the fiduciary duties of corporate agents and offers extensive protection to officers and directors in the performance of their duties. However, Nevada’s interpretive case law is limited compared to the guidance developed by Delaware courts over the decades, and while Nevada has taken steps to create a dedicated business court, it has not yet established such a court in comparison to the specialized knowledge developed over many decades by judges on Delaware’s Chancery Court. The Texas state legislature has moved rapidly in an attempt to position Texas as a pro-business jurisdiction with an efficient contract dispute resolution system and statutory caps on fee awards. Texas has recently established a specialized business court with subject matter jurisdiction over internal governance, fiduciary, derivative and similar claims. Texas also offers a nexus with NL in light of our Dallas headquarters. However, the dedicated Texas business court has only been in existence since September 2024, and has yet to develop substantial precedent in interpreting the Texas Business Organizations Code and recent amendments to that code, and most disputes before that court will be matters of first impression. Jury trials are available in certain circumstances in Texas business court, although recent amendments to the Texas statute will permit Texas corporations to include a waiver of the right to a jury trial concerning any “internal entity claim” in its governing documents.

Our board of directors considered that despite the recent examples of Delaware corporations reincorporating in other jurisdictions, including corporations with controlling stockholders, the overall number remains modest, and Delaware remains the favored jurisdiction for corporations in the United States. The 2024 annual report of Delaware’s Secretary of State indicated that approximately 67% of Fortune 500 companies are incorporated in Delaware, over 81% of initial public offerings in 2024 chose Delaware as their state of incorporation, and Delaware saw over 289,000 new business entity formations in 2024. Our board of directors believes that recent amendments to the DGCL, together with recent decisions by the Delaware Supreme Court, have largely addressed many of the concerns arising from the Chancery Court decisions that have given rise to certain Delaware corporations reincorporating in other jurisdictions. Our board of directors believes that Delaware’s expert judiciary, business-friendly legal system, responsive legislature, and modern and flexible corporation law make it the most appropriate choice for us and our stockholders.

Litigation Environment. Delaware’s substantial body of case law is a result, in part, of the state’s status as a common forum for stockholder litigation. Governance and transaction decisions may be more likely to be challenged in Delaware than in other states. However, our board of directors also took into account that for a thoughtful board exercising appropriate oversight, the predictability, speed and expertise of the Court of Chancery are preferable to other forums, even in light of a potentially increased litigation risk.

Franchise Tax. Our board of directors considered that as a Delaware corporation, we will be obligated to pay annual Delaware franchise tax, estimated at $200,000. In comparison, the corporate business tax in New Jersey that functions similarly to a franchise tax is based on net income allocated to New Jersey and, in light of our extremely limited operations in New Jersey, is currently significantly lower. Our board believes this difference, which may be partially offset by efficiencies derived from more uniform governing documents and governing law among NL-

Delaware, its controlling stockholder and their respective affiliates, is not a material factor in deciding to recommend the Reincorporation.

NL-Delaware. NL-Delaware will be our wholly owned subsidiary, to be formed exclusively for the purpose of merging with us. The address and phone number of NL-Delaware’s principal office will be the same as those of NL. Prior to the Reincorporation, NL-Delaware will have no material assets or liabilities and will not have carried on any business. Upon completion of the Reincorporation, the rights of the stockholders of NL-Delaware will be governed by the DGCL, the NL-Delaware’s certificate of incorporation (the “Delaware Certificate”), and NL-Delaware’s bylaws (the “Delaware Bylaws”). Forms of the Delaware Certificate and the Delaware Bylaws are attached to this proxy statement as Appendix B and Appendix C, respectively.

The Plan of Merger. The Plan of Merger provides that NL will merge with and into NL-Delaware, with NL-Delaware being the surviving corporation. Pursuant to the Plan of Merger and applicable law, NL-Delaware will assume all the assets and liabilities of NL, including obligations under NL’s outstanding contracts. NL’s existing board of directors and officers will become the board of directors and officers of NL-Delaware under identical terms of office.

At the effective time of the merger, each outstanding share of our common stock will automatically be converted into one share of NL-Delaware common stock, par value $0.125 per share. Holders of shares will not have to exchange their existing NL stock certificates for NL-Delaware stock certificates. However, after consummation of the merger, any stockholder desiring a new form of stock certificate (at their option and at their expense) may submit their NL stock certificates to our transfer agent (Computershare) for cancellation and obtain a certificate for the Delaware entity.

At the effective time of the merger, the NL-Delaware common stock will be quoted on the NYSE under the symbol “NL.”

The Plan of Merger was unanimously approved and adopted by the board of directors.

The Plan of Merger may be terminated and abandoned by action of the board of directors at any time prior to the effective time of the merger, if the board of directors determines for any reason, in its sole judgment and discretion, that the consummation of the merger would be against the best interests of NL and its shareholders.

Effective Time. The merger shall be effective upon the filing of the Certificate of Merger of NL-Delaware with the Secretary of State for the State of Delaware pursuant to Section 252 of the DGCL and the simultaneous filing of the Certificate of Merger with the Secretary of State for the State of New Jersey pursuant to Section 14A of the NJBCA, both of which are currently expected to take place as soon as practicable following shareholder approval.

Certain Effects of the Change in State of Incorporation. The Reincorporation will effect a change in NL’s legal domicile. The Reincorporation will not result in any change in headquarters, business, management or location of NL’s facilities, or in NL’s assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation, which we believe are immaterial, and the annual Delaware franchise taxes as noted above). Members of NL management, including all directors and officers, will retain in NL-Delaware each of the respective positions, responsibilities, duties and benefits they currently hold with NL. The directors elected at this annual meeting will become directors of NL-Delaware. At the effective time of the merger, each single share of common stock of NL will be converted into a corresponding single share of NL-Delaware common stock.

As noted above, the Delaware Certificate and the Delaware Bylaws will be the governing instruments of the surviving corporation following the Reincorporation. This will result in NL being governed by a charter and bylaws in certain ways different from NL’s current amended and restated certificate of incorporation (the “Current Certificate”) and NL’s current amended and restated bylaws (the “Current Bylaws”). Some of these changes are purely procedural in nature, and include the change in the location of the registered office and agent of NL from a location in New Jersey to one in Delaware. NL-Delaware will also be governed by laws different from those governing NL, as there are also material differences between the DGCL and the NJBCA. Certain changes to the certificate of incorporation and bylaws of NL, as well as certain differences between the DGCL and the NJBCA, are discussed below. This summary does not purport to be complete and is qualified in its entirety by reference to the DGCL, the NJBCA, the Delaware Certificate and the Delaware Bylaws, both of which are included herewith as Appendix B and Appendix C, respectively.

Certain Changes to the Certificate of Incorporation and Bylaws. The Delaware Certificate will replace the Current Certificate, and the Delaware Bylaws will replace the Current Bylaws. In addition to the items discussed below, see “Comparison of Stockholder Rights Before and After the Reincorporation.”

Name. NL’s name under the Current Certificate is NL Industries, Inc. Under the Delaware Certificate and following completion of the Reincorporation, our name will be NLI Holdings, Inc.

Voting. Consistent with the DGCL, the Delaware Bylaws will provide that the affirmative vote of the holders of a majority in voting power of the shares of capital stock of the corporation which are present in person or represented by proxy and entitled to vote thereon shall decide any question brought before such meeting, except as provided by express provision of any applicable statute, the Delaware Certificate, the Delaware Bylaws or the rules or regulations of any applicable stock exchange. Consistent with the NJBCA, the corresponding provision in the Current Bylaws provides that the affirmative vote of a majority of the votes cast at the meeting by holders of shares entitled to vote thereon shall decide any question brought before such meeting, except as provided by express provision of any applicable statute, the Current Certificate, the Current Bylaws or the rules or regulations of any applicable stock exchange. Consequently, unless a different standard applies for one of the reasons noted above, abstentions have no effect on the outcome of a matter submitted to shareholders for approval under the Current Bylaws, while they will have the effect of a vote against a matter under the Delaware Bylaws.

Approval of Certain Actions. Article VII of the Current Certificate requires the affirmative vote of a majority of the votes cast by shareholders at a meeting in order to approve a plan of merger or plan of consolidation approved by our board of directors, or to approve the sale of all or substantially all of NL’s assets. These provisions were adopted prior to 1991 pursuant to Section 14A:10-3(3) of the NJBCA in order to adopt the more modern default voting requirements under the NJBCA, instead of the requirement of two-thirds of the votes cast that would otherwise apply to New Jersey corporations organized prior to January 1, 1969 and engaging in such transactions. Because Delaware law has no such distinction based on the year of organization, nor any such option to reduce the vote otherwise required in a merger or similar transaction, the Delaware Charter has no provision analogous to Article VII of the Current Certificate. Under the DGCL, the vote of a majority of outstanding stock of a corporation entitled to vote thereon is generally required in order to approve a merger transaction.

Proxies. Under the Current Bylaws, and consistent with the NJBCA, shareholders may authorize another person or persons to vote their shares by proxy, but no proxy shall be valid after 11 months from the date of its execution. The Delaware Bylaws will provide, consistent with the DGCL, that no proxy shall be valid after three years from the date of its execution.

Indemnification. Like the Current Bylaws, the Delaware Bylaws will provide for mandatory indemnification of officers and directors, to the fullest extent permitted by the applicable state’s law, for claims arising out of their status as officers or directors or their acts, omissions or services rendered in such capacities or while serving in certain other capacities at the request of the corporation. But where the Current Certificate does not include such a mandatory indemnification provision, the Delaware Certificate will. Our board believes that including the mandatory indemnification provision in the Delaware Certificate, which requires a vote of stockholders to amend, will help attract and retain skilled and effective directors and officers. Adding this provision to the Delaware Certificate will not provide our officers and directors with indemnification rights greater than will be provided under the Delaware Bylaws.

Exculpation. Like the Current Certificate, the Delaware Certificate will limit personal liability of directors to the company, to the fullest extent permitted by applicable law, for monetary damages for breach of fiduciary duty as a director, except for such liability that is expressly not subject to limitation under applicable law. The DGCL currently provides that such a limitation will not eliminate the liability of a director for breach of the director’s duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for certain impermissible dividends, or where a director received an improper personal benefit. The Current Certificate contains a substantially similar provision that reflects the permissible limitations on liability under the NJBCA but that does not specifically refer to dividends. While both the DGCL and NJBCA permit corporations to limit the liability of officers for breaches of fiduciary duty in a substantially similar manner, NL has not yet adopted (and the Delaware Certificate will not initially contain) such a limitation.

Forum for Adjudication of Disputes. Under the Delaware Bylaws, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain claims or actions related to NL-Delaware, such as derivative claims, claims for breach of a fiduciary duty owed by a director, officer or stockholder, and claims arising under the Delaware Certificate or Delaware Bylaws. In addition, the Delaware Bylaws will provide that the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for claims arising under the Securities Act of 1933 and related regulations. NL does not designate a forum for such claims under the Current Certificate and Current Bylaws.

Number of Directors. Both the Current Bylaws and the Delaware Bylaws provide for how the number of members of the board of directors will be fixed from time to time. The Current Bylaws specify that the number cannot be more than 17 persons, but the Delaware Bylaws do not specify a maximum number of directors.

Certain Other Items. The Current Certificate addresses certain provisions, such as dividends and liquidation, that the Delaware Certificate does not cover, because the provisions effectively restate and do not change the applicable state law.

Comparison of Stockholder Rights Before and After the Reincorporation. The table below summarizes certain differences between the rights of NL’s shareholders under the NJBCA, the Current Certificate and the Current Bylaws and the rights of NL-Delaware stockholders, after the merger, under the DGCL, the Delaware Certificate and the Delaware Bylaws. Additional differences are discussed above in, “Certain Effects of the Change in State of Incorporation.” The table below and the discussion above do not purport to be a complete description of those differences, or a complete description of the specific provisions referred to in this summary, and are qualified in their entirety by reference to, the NJBCA, the DGCL and the governing corporate instruments that are subject to amendment in accordance with their terms.

	New Jersey	Delaware
Dividends

Under the NJBCA, subject to any restrictions in the corporation’s certificate of incorporation, a New Jersey corporation may, by resolution of its board, pay dividends on its shares in cash, in its own shares, in its bonds or in other property, including the shares or bonds of other corporations. A corporation may not declare a dividend if, after giving effect to the dividend, it would be unable to pay its debts as they come due, or if its total assets would be less than its total liabilities.

Under Delaware law, subject to any restrictions in the corporation’s certificate of incorporation, a Delaware corporation may pay dividends out of surplus (generally, the amount by which total assets exceed the sum of total liabilities and capital) or, if there is no surplus, out of net profits for the fiscal year in which declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Removal of Directors

The Current Bylaws provide that, subject to the rights of any outstanding class of preferred stock, a director may be removed from office at any time by shareholders, with or without cause, by the affirmative vote of holders of a majority of the votes cast by the shareholders of the corporation entitled to vote for the election of directors; and also provide that any director may be removed at any time for cause by the affirmative vote of a majority of the entire board of directors.

The Delaware Bylaws will provide that, subject to the rights of any outstanding class of preferred stock, a director may be removed from office at any time by the stockholders, with or (unless the board is classified) without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of the corporation entitled to vote for the election of such director. Consistent with the DGCL, there is no provision for removal by the board of directors.

Action by Stockholders Without a Meeting

Subject to the NJBCA, the Current Bylaws permit action to be taken by shareholders without a meeting, upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would have been necessary to authorize such action at a meeting. However, neither the NJBCA nor the Current Bylaws permit action to be taken

The Delaware Bylaws will permit action to be taken without a meeting of the stockholders upon the written consent of stockholders holding shares representing not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. No relating to the election of directors without a meeting. No consent will be counted if it is received more than 60 days after the date of the board of directors’ action authorizing the solicitation of consents or, if consents are solicited from all shareholders, more than 60 days from the date of mailing of a consent solicitation.

written consent shall be effective unless, within 60 days after the earliest dated consent delivered to NL-Delaware, sufficient consents to take the action are delivered.
Notice of Stockholders Meeting	Under the Current Bylaws, written notice of shareholders meetings must be given by mail or personal service.

The Delaware Bylaws expressly allow notice of stockholders meetings to be given by a form of electronic transmission consented to by the stockholder to whom the notice is given. The provisions regarding notice by electronic transmission do not limit the manner by which notice otherwise may be given effectively to stockholders (such as by mail).

Remote Stockholders Meetings and Communication

Under the Current Bylaws, the board of directors may determine, in its sole discretion, that any meeting of shareholders will not be held at a place, but may instead be held solely by means of remote communication as provided under the NJBCA.

Under the Delaware Bylaws, the board of directors may determine, in its sole discretion, that any meeting will not be held at a place, but may instead be held solely by means of remote communication as provided under the DGCL. In addition, the Delaware bylaws include a provision allowing the board to authorize (subject to certain conditions) stockholders and proxyholders not physically present at a meeting of stockholders to participate, be deemed present and vote by remote communication, whether such meeting is to be held at a designated place or solely by means of remote communication.

Adjournment of Stockholders Meeting

The Current Bylaws provide that adjournment of a shareholder meeting does not commence a new time period for giving notice of an annual meeting. When a determination of shareholders entitled to vote at a meeting has been made, that determination applies to any adjournment of the meeting unless the board of directors fixes a new record date.

The Delaware Bylaws will provide that adjournment or postponement of a stockholders meeting does not commence a new time period for giving notice of an annual meeting. Reflecting certain 2022 amendments to the DGCL, if a meeting of stockholders is adjourned to another time and place, including in order to address a technological failure at a meeting using remote communication, notice need not be given of the adjourned meeting if the time, place, and means of remote communication (if any) are announced at the meeting, displayed at the meeting time on the same electronic network used to enable remote participation (if any), or set forth in the initial notice of the meeting.

Confidential Voting

Under the Current Bylaws, all proxies, ballots and vote tabulations that identify the particular vote of a shareholder shall be kept confidential, except as required to allow the inspectors of election to certify the vote, as required by law, or where expressly requested by a shareholder.

The Delaware Bylaws do not contain a confidential voting provision.
Special Meetings	The Current Bylaws permit special meetings of the shareholders of NL to be called by the board of directors, the chair of the board or the	Under the Delaware Bylaws, special meetings of the stockholders of NL-Delaware can be called by the board of directors, the chair of the

	president, or (subject to certain notice requirements) the holders of at least 10% of the shares of NL that would be entitled to vote at the meeting.	board, the president, the chief executive officer or (subject to certain notice requirements) the holders of at least 10% of the shares of NL-Delaware that would be entitled to vote at the meeting.
Appraisal Rights

Under the NJBCA, shareholders who follow certain procedures are entitled to dissent from any plan of merger or consolidation to which a corporation is a party, or from certain types of asset sales, unless the certificate of incorporation provides otherwise. A shareholder properly exercising appraisal rights will be entitled to receive the fair value of his, her or its shares prior to the transaction as agreed by the parties or determined by a court, rather than the consideration to be paid in the transaction.

However, these dissenters’ rights are not available under the NJBCA with respect to shares listed on a national securities exchange or held of record by more than 1,000 holders, or in transactions in which the consideration paid consists of cash, listed securities, or a combination of the two, among other circumstances.

Because NL is listed on the NYSE, no appraisal rights are available to NL’s shareholders under New Jersey law in the event of a merger or consolidation, including as a result of the Reincorporation.

Under the DGCL, stockholders of record who follow certain procedures are generally entitled to appraisal rights in the case of certain mergers, consolidations or similar transactions.

However, appraisal rights are generally not available under the DGCL with respect to shares of any class or series of stock that is listed on a national securities exchange or held of record by more than 2,000 holders unless the shares are entitled to receive in the merger or consolidation anything other than:

(a) shares of stock of the corporation surviving or resulting from such merger or consolidation,

(b) shares of stock of any other corporation which at the effective date of the merger of consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders,

(c) cash in lieu of fractional shares of the corporation described in the foregoing two clauses, or

(d) any combination of clauses (a), (b), or (c).

In cases where appraisal rights are available, the DGCL permits a stockholder who has received notice of appraisal rights, and who has not voted in favor of the merger and who has submitted a timely written demand for appraisal, to file a petition with the Court of Chancery to demand a determination of the fair value of such shareholders’ shares. Such petition must be filed within 120 days after the effective date of a merger or consolidation.

Anti-Takeover Provisions

Subject to certain exemptions, the NJSPA restricts “business combinations,” as defined in the statute, between a New Jersey corporation and an interested stockholder for a period of five years from the date the stockholder became an interested stockholder, and restricts such transactions indefinitely subject to certain other possible exemptions, one of which is the approval of two-thirds of the voting stock not owned by the interested stockholder. An “interested stockholder” generally is (i) a person that beneficially owns 10% or more of the voting power of the corporation, or (ii) an affiliate or associate of the corporation that held a 10% or greater beneficial ownership interest in the corporation at any time within the prior five years. A “business combination” includes, among other things, the merger of a New Jersey

As discussed above in the section “Reasons for the Reincorporation – Elimination of Burdensome Business Combination Restrictions” in this proposal, NL-Delaware will opt not to be governed by the anti-takeover provisions of DGCL Section 203, which prohibit a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) before such stockholder becomes an interested stockholder, the board approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, corporation with an interested stockholder or another corporation that would be an affiliate of the interested stockholder after the merger, or the issuance or transfer to the interested stockholder of stock with a market value greater than 5% of the corporation’s outstanding stock. As described elsewhere in this Proposal 3, our board of directors does not believe the NJSPA applies to Valhi, Inc., our controlling stockholder, in light of Valhi’s ownership of more than 5% of NL’s stock and NL’s lack of significant business operations in New Jersey, in each case at the time of certain 2013 amendments to the NJSPA. However, the availability of this exemption is a fact specific inquiry, and we cannot be certain that the relevant exemption would be interpreted in this manner.

the interested stockholder owned at least 85% of the outstanding stock of the corporation (excluding stock owned by certain persons), or (iii) at the time or after the stockholder became an interested stockholder, the board and at least 2/3 of the disinterested outstanding voting stock of the corporation approves the business combination. For purposes of Section 203, a “business combination” includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior thereto, did own) 15% or more of the corporation’s voting stock. The DGCL permits corporations to opt out of the application of Section 203 in their certificate of incorporation.

Consideration of Other Constituencies

The NJBCA allows NL’s board of directors, in the performance of their duties to the corporation, and including in the evaluation of a potential proposal to acquire the corporation, to consider (i) the effects of any action on the shareholders, the corporation’s employees, suppliers, creditors, and customers, and the community where the corporation operates; and (ii) the long- and short-term interests of the corporation and its shareholders, including that these interests may best be served by the corporation’s continued independence.

Under the DGCL, except for corporations that have opted to become public benefit corporations, directors of Delaware corporations do not have any express statutory authority to consider constituencies beyond stockholders when discharging their fiduciary duties. Delaware case law provides that fiduciary duties generally require directors to seek to maximize the value of the corporation for the long-term benefit of the stockholders and that directors can consider the interests of other constituencies so long as doing so serves the ultimate goal of value maximization.

This proxy statement merely summarizes certain differences between the corporation laws of New Jersey and Delaware, the Current Certificate, the Current Bylaws, the Delaware Certificate and the Delaware Bylaws. Many provisions of the NJBCA, the DGCL and these documents may be subject to differing interpretations, and the discussion offered herein may be incomplete in certain respects. As a result, the discussion contained in this proxy statement is not a substitute for direct reference to the NJBCA, the DGCL and these documents or for professional interpretation of them.

Interests of NL’s Directors and Executive Officers in the Reincorporation. Our shareholders should be aware that NL’s directors and executive officers in voting on the Reincorporation proposal may have interests in the transaction that are different from, or in addition to, the interests of the shareholders generally. For example, the Reincorporation may provide officers and directors of NL with more clarity and certainty in the extent of their potential personal liability. Our board of directors has considered these interests, among other matters, in reaching its decision to approve the Reincorporation and to recommend that our shareholders vote in favor of this proposal.

Termination, Abandonment or Amendment of the Plan of Merger. We anticipate that the Reincorporation will become effective as soon as practicable upon the filing of the Certificate of Merger with the Secretary of State for the State of Delaware and the Certificate of Merger with the Secretary of State for the State of New Jersey. However, at any time before the effective time of the merger, the transactions contemplated in the Plan of Merger may be terminated and the Reincorporation may be abandoned if the board of directors determines for any reason, in its sole judgment and discretion, that the consummation of the merger would be against the best interests of NL and its shareholders. NL’s and NL-Delaware’s boards may amend the Plan of Merger at any time prior to filing the Plan of Merger (or a certificate in lieu thereof) with the Secretary of State for the State of New Jersey and the Secretary of State for the State of Delaware, subject to the DGCL and the NJBCA and the receipt of any applicable shareholder approvals.

Accounting Treatment. The Reincorporation will be accounted for as a reverse merger under which, for accounting purposes, NL would be considered the acquirer and the surviving corporation, NL-Delaware, would be treated as the successor to NL’s historical operations. Accordingly, NL’s historical financial statements would be treated as the financial statements of the surviving corporation.

Certain Federal Income Tax Consequences of Reincorporation. NL has not requested and will not request a ruling from the IRS, nor has NL requested or received a tax opinion from an attorney, as to the various tax consequences of the Reincorporation. NL is structuring the Reincorporation in an effort to obtain the following consequences:

●

the Reincorporation of NL in the State of Delaware, to be accomplished by a merger between NL and NL-Delaware, is intended to constitute a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986;

●	no gain or loss for federal income tax purposes is intended to be recognized by stockholders of NL on receipt by them of the common stock of NL-Delaware in exchange for shares of NL’s common stock;

●

the basis of NL-Delaware’s common stock received by stockholders of NL in exchange for their shares of NL’s common stock pursuant to the Reincorporation in the State of Delaware is intended to be the same as the basis for NL’s common stock at the time of the Reincorporation; and

●

the holding period for NL-Delaware common stock for capital gains treatment received in exchange for NL’s common stock is intended to include the period during which NL’s common stock exchanged therefor is held.

This discussion should not be treated as tax or investment advice, and the tax consequences of the Reincorporation may not be the same for all stockholders. It should be noted that the foregoing positions are not binding on the IRS, which may challenge the tax-free nature of the Reincorporation in the State of Delaware. A successful challenge by the IRS could result in taxable income to NL, NL-Delaware and stockholders. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REINCORPORATION.

Exchange of Stock Certificates. Following effectiveness of the Reincorporation, all stock certificates that represented shares of NL’s common stock will represent ownership of NL-Delaware common stock. Holders of shares of NL’s common stock will not have to exchange their existing NL stock certificates for NL-Delaware stock certificates. However, any stockholder desiring a new form of stock certificate (at their option and at their expense) may submit their NL stock certificates to our transfer agent for cancellation in exchange for new certificates issued in NL-Delaware. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S). NL’s registrar and transfer agent is Computershare, and its address is P.O. Box 43006, Providence, Rhode Island 02940-3006. The telephone number is 877-373-6374.

Securities Act Consequences. The shares of NL-Delaware common stock to be issued in exchange for shares of NL’s common stock are not being registered under the Securities Act. Pursuant to Rule 145 under the Securities Act, the merger of NL into NL-Delaware and the issuance of shares of common stock in NL-Delaware in exchange for the shares of NL’s common stock is exempt from registration under the Securities Act, since the sole purpose of the transaction is a change of NL’s domicile within the United States. The effect of the exemption is that the shares of NL-Delaware common stock issuable as a result of the Reincorporation may be resold by shareholders without restriction to the same extent that shares of NL common stock may have been sold immediately before the effective time of the Reincorporation.

Regulatory Approvals and Third Party Consents. Other than receipt of shareholder approval and the filing of the Certificate of Merger with the Delaware Secretary of State and the Certificate of Merger with the Secretary of State of the State of New Jersey, to our knowledge there are no federal or state regulatory requirements or approvals that must be obtained in order for us to consummate the Reincorporation. Although the Reincorporation will require a technical relisting of our NL stock on the NYSE following the Reincorporation, our common stock will continue to be traded on the NYSE under the same ticker symbol, “NL.” To the extent the Reincorporation will require the consent or waiver of a third party, NL will use commercially reasonable efforts to obtain such consent or waiver before completing the Reincorporation. If a material consent cannot be obtained, NL may determine not to proceed with the Reincorporation.

Dissenters Rights. Under New Jersey law, if the Reincorporation Proposal is approved by the requisite vote of NL’s shareholders and the Merger is consummated, NL’s shareholders who dissent from the Reincorporation will not be entitled to appraisal rights.

Vote Required. The approval of the Reincorporation Proposal requires the affirmative vote of (i) a majority of the votes cast at the meeting by holders of shares entitled to vote on the matter (the “Basic Vote Condition”), and (ii) the holders of two-thirds of the voting stock of NL not beneficially owned by Valhi. As reflected in the Plan of Merger, our board has made the receipt of the vote described in clause (ii) of the preceding sentence (the “Minority Vote Condition”) a condition to consummation of the merger and reincorporation contemplated by the Reincorporation Proposal, regardless of whether such vote is required by law. While we believe that satisfaction of the Minority Vote Condition is not required under the NJSPA, this is a fact specific inquiry, and we cannot be certain that the relevant NJSPA exemption would be interpreted in this manner; for the avoidance of doubt, our board has imposed the Minority Vote Condition.

On the record date, 48,862,734 shares of our common stock were issued and outstanding, and 40,387,531 of those were beneficially owned by Valhi. Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the Reincorporation Proposal. If Valhi attends the meeting in person or by proxy and votes as indicated, the Basic Vote Condition will be satisfied. However, the Minority Vote Condition requires at least 5,650,136 shares not owned by Valhi to vote for the Reincorporation Proposal, in order for the proposal to be approved.

Abstentions and broker/nominee non-votes will have the same effect as a vote against the Reincorporation Proposal for purposes of the Minority Vote Condition, but will have no effect on the Basic Vote Condition.

Board Recommendation. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE REINCORPORATION PROPOSAL, INCLUDING THE CHANGE OF NL’S NAME.

PROPOSAL NO. 4 – APPROVAL, AS PART OF THE REINCORPORATION, OF A PROVISION IN THE DELAWARE CERTIFICATE OPTING OUT OF DGCL SECTION 203

Proposed Provision; Consequences of Shareholder Vote. If the Reincorporation that is the subject of proposal 3 (Reincorporation Proposal) above is approved by our shareholders and completed, the surviving corporation, NL-Delaware, would have a provision in its initial Delaware certificate of incorporation opting out of DGCL Section 203. As proposed, Article VIII of the Delaware Certificate would state as follows:

ARTICLE VIII.

The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

In light of SEC rules relating to the “unbundling” of proposals for which proxies are being solicited, in this proposal 4 we are asking our shareholders to vote separately to approve the inclusion of this provision in the Delaware Certificate as part of the Reincorporation. Our board has conditioned consummation of the merger and reincorporation contemplated by the Reincorporation Proposal on our shareholders’ specific approval of this proposal 4. If both proposals 3 and 4 are approved by our shareholders, NL will be authorized to complete the Reincorporation, and upon any such completion the Delaware Certificate of the reincorporated company would include the provision opting out of DGCL Section 203.

If this proposal 4 is not approved by our shareholders, then the Reincorporation will not be completed, whether or not proposal 3 obtains shareholder approval. If this proposal 4 is approved by our shareholders but proposal 3 fails to obtain shareholder approval, then the approval of this proposal 4 will have no force or effect, the Reincorporation will not be consummated, and NL will continue to be incorporated in the State of New Jersey and governed by the Current Certificate and Current Bylaws.

Purpose and Effect of Proposed Article VIII. See the following sections in proposal 3 above regarding the reasons for and effect of Article VIII of the Delaware Certificate, opting out of DGCL Section 203:

●	“Reasons for the Reincorporation – Elimination of Burdensome Business Combination Restrictions”; and

●	the row captioned “Anti-Takeover Provisions” in the table following the heading “Comparison of Stockholder Rights Before and After the Reincorporation.”

Vote Required.  Approval of this proposal 4 requires the affirmative vote of a majority of the votes cast at the meeting by holders of shares entitled to vote on the matter.

Valhi has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR this proposal 4. If Valhi attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the shareholders will adopt the resolution and approve the proposal to include the provision in the Delaware Certificate opting out of DGCL Section 203 in connection with the reincorporation to Delaware. Abstentions and broker/nominee non-votes will have no effect on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR INCLUSION IN THE DELAWARE CERTIFICATE OF INCORPORATION IN CONNECTION WITH THE REINCORPORATION OF A PROVISION OPTING OUT OF DGCL SECTION 203.

PROPOSAL 5: THE ADJOURNMENT PROPOSAL

The Adjournment Proposal. Our board of directors is seeking shareholder approval of one or more adjournments of the annual meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes cast in favor of the Reincorporation Proposal at the time of the annual meeting.

As noted in the Questions and Answers About the Annual Meeting section of this proxy statement, Valhi has indicated its intention to have its shares of our common stock represented at the annual meeting and to vote such shares in favor of the Reincorporation Proposal. If Valhi attends the meeting in person or by proxy and votes as indicated, the Basic Vote Condition will be satisfied. However, the Minority Vote Condition requires at least 5,650,136 shares not owned by Valhi to vote for the Reincorporation Proposal, in order for the Reincorporation Proposal to be approved.

If, at the annual meeting, the number of shares present or represented and voting to approve the Reincorporation Proposal is not sufficient to satisfy the Minority Vote Condition or otherwise to approve such proposal, our board of directors currently intends to move to adjourn the annual meeting to enable the board of directors to solicit additional proxies for the approval of the Reincorporation Proposal.

In this proposal, we are asking our shareholders to authorize the holder of any proxy solicited by the board of directors to vote in favor of granting discretionary authority to the board of directors to adjourn the annual meeting to another time and place for the purpose of soliciting additional proxies. If the shareholders approve this proposal, the board of directors could adjourn the annual meeting and any adjourned session thereof and use the additional time to solicit additional proxies, including proxies from shareholders who have previously voted. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the annual meeting.

For the avoidance of doubt, any proxy authorizing the adjournment of the annual meeting will also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of the Reincorporation Proposal.

Vote Required. The approval of this proposal 5 requires the affirmative vote of a majority of the votes cast at the meeting by holders of shares entitled to vote on the matter. Valhi has indicated its intention to have its shares of common stock represented at the meeting and to vote such shares FOR the Adjournment Proposal, if necessary in order to solicit additional proxies as described herein. If Valhi attends the meeting in person or by proxy and votes as indicated, there will be sufficient votes cast at the meeting to approve the Adjournment Proposal and to adjourn the meeting, if necessary, to a later date or dates as described in this proxy statement.

Board Recommendation. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADJOURNMENT PROPOSAL.

OTHER MATTERS

The board of directors knows of no other business that will be presented for consideration at the annual meeting. If any other matters properly come before the meeting, the persons designated as agents in the enclosed proxy card will vote on such matters in their discretion.

2025 ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is included as part of the annual report made available to our shareholders with this proxy statement and may also be accessed on our website at www.nl-ind.com.

SHAREHOLDERS SHARING THE SAME ADDRESS

Shareholders who share an address and hold shares through a brokerage firm or other nominee may receive only one copy of the notice of internet availability of proxy materials. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. You should notify your brokerage firm or other nominee if:

●	you no longer wish to participate in householding and would prefer to receive a separate notice of internet availability of proxy materials; or
●	you receive multiple copies of the notice of internet availability of proxy materials at your address and would like to request householding of our communications.

REQUEST COPIES OF THE 2025 ANNUAL REPORT AND THIS PROXY STATEMENT

To obtain copies of our 2025 Annual Report to Shareholders or this proxy statement without charge, please mail your request to the attention of Jane R. Grimm, corporate secretary, at NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2620, or call her at 972.233.1700.

NL Industries, Inc.

Dallas, Texas
March [ • ], 2026

APPENDIX A

PLAN OF MERGER

Form of Agreement and Plan of Merger

This AGREEMENT AND PLAN OF MERGER, dated as of [●], 2026 (this “Agreement”), is made and entered into by and between NL Industries, Inc., a New Jersey corporation (the “Company”), and NLI Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Delaware Sub”).

In consideration of the premises and the mutual agreements and covenants herein contained and in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”) and the New Jersey Business Corporation Act (the “NJBCA”), the parties hereto have agreed and covenanted, and do hereby agree and covenant, as follows:

SECTION 1.

TERMS OF MERGER

1.1 Merger. Subject to the terms and conditions set forth in this Agreement, at the Effective Time (as defined below), the Company shall be merged with and into Delaware Sub in accordance with applicable law, including Section 252 of the DGCL and Section 14A:10-7 of the NJBCA (the “Reincorporation Merger”). Delaware Sub shall be the surviving entity resulting from the Reincorporation Merger and shall continue to exist and to be governed by the laws of the State of Delaware under the corporate name “NLI Holdings, Inc.” (the “Surviving Corporation”), as set forth in the New Jersey Certificate of Merger and the Delaware Certificate of Merger (each as defined below). At the Effective Time:

(a) the separate corporate existence of the Company shall cease;

(b) all rights, title and interests to all real estate and other property owned by the Company and Delaware Sub shall be allocated to and vested, subject to any existing liens or other encumbrances on the property, in the Surviving Corporation without reversion or impairment and without any further act or deed or any transfer or assignment having occurred;

(c) all liabilities and obligations of Delaware Sub and the Company (including, without limitation, all liabilities and obligations of the Company with respect to rights of indemnification and advancement of expenses under the NJBCA and the certificate of incorporation and bylaws of the Company held by persons entitled to such rights, whether or not any action, suit or proceeding had been brought against such persons at or prior to the Effective Time) shall be liabilities and obligations of the Surviving Corporation, and the Surviving Corporation shall be the primary obligor for such liabilities and obligations; and

(d) the Surviving Corporation shall be substituted in any proceeding pending by or against the Company or Delaware Sub.

1.2 Effective Time. On or before the date of the closing of the Merger, the parties shall cause (a) a certificate of merger (the “New Jersey Certificate of Merger”) to be executed and filed with the Secretary of State of the State of New Jersey in accordance with the NJBCA and (b) a certificate of merger (the “Delaware Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The “Effective Time” means the date and time on which the Reincorporation Merger becomes effective, as specified in the New Jersey Certificate of Merger and the Delaware Certificate of Merger.

1.3 Certificate of Incorporation. The Certificate of Incorporation of Delaware Sub as in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until further amended in accordance with its terms and applicable law.

1.4 Bylaws. The Bylaws of Delaware Sub as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until further amended in accordance with their terms and applicable law.

1.5 Board of Directors. The persons who are directors of the Company immediately prior to the Effective Time shall, after the Effective Time, be the directors of the Surviving Corporation, without change, until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law.

1.6 Officers. The persons who are officers of the Company immediately prior to the Effective Time shall, after the Effective Time, be the officers of the Surviving Corporation, without change, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law.

SECTION 2.

CONDITIONS TO REINCORPORATION MERGER

2.1 Shareholder Approval; Minority Vote Condition. In addition to any shareholder approval required by applicable law and the certificate of incorporation of the Company, the consummation of the Reincorporation Merger is expressly conditioned upon the approval of this Agreement by the affirmative vote of two-thirds of the voting stock of the Company not owned by Valhi, Inc. (the “Minority Vote Condition”). In the event that this Agreement shall not be approved by the requisite vote of the shareholders of the Company (including satisfaction of the Minority Vote Condition), this Agreement shall thereupon be terminated without further action of the parties hereto.

SECTION 3.

EFFECT OF MERGER ON CAPITAL STOCK

3.1 Effect of Reincorporation Merger on Capital Stock. At the Effective Time, as a result of the Reincorporation Merger and without any action on the part of the Company or its shareholders, or the Surviving Corporation:

(a) each issued and outstanding share of common stock, par value $.125 per share, of the Company (the “Company Common Shares”) shall, by virtue of the Reincorporation Merger and without any action on the part of the holder thereof, be converted into one fully paid and non-assessable share of common stock, par value $.125 per share, of the Surviving Corporation (the “Surviving Corporation Common Shares”);

(b) each Company Common Share held in treasury of the Company immediately prior to the Effective Time shall, by virtue of the Reincorporation Merger and without any action on the part of the Company, be converted into one fully paid and non-assessable Surviving Corporation Common Share;

(c) each share of capital stock of Delaware Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Reincorporation Merger and without any action on the part of the Surviving Corporation, be cancelled and retired and shall cease to exist, and shall not be converted into shares or other securities of the Surviving Corporation or the right to receive cash or any other property or rights;

(d) at and after the Effective Time, each stock certificate which immediately prior to the Effective Time represented outstanding Company Common Shares (a “New Jersey Certificate”) shall be deemed and treated for all purposes to evidence ownership of, and to represent, the number of Surviving Corporation Common Shares into which the Company Common Shares represented by such New Jersey Certificate immediately prior to the Effective Time were converted pursuant to this Agreement. The registered holder of any New Jersey Certificate outstanding immediately prior to the Effective Time, as such holder appears in the books and records of the Company or of the transfer agent in respect of the Company Common Shares immediately prior to the Effective Time, shall, until such New Jersey Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends or other distributions on, the Surviving Corporation Common Shares into which the Company Common Shares represented by any such New Jersey Certificate were converted pursuant to this Agreement;

(e) each holder of a New Jersey Certificate shall, upon the surrender of such New Jersey Certificate to the Surviving Corporation, or the transfer agent in respect of the Surviving Corporation Common Shares, for cancellation after the Effective Time, be entitled to receive from the Surviving Corporation, or the transfer agent in respect of the Surviving Corporation Common Shares, a certificate (a “Delaware Certificate”) representing the number of Surviving Corporation Common Shares into which the Company Common Shares represented by such New Jersey Certificate were converted pursuant to this Agreement. If any such Delaware Certificate is to be issued in a name other than that in which the New Jersey Certificate surrendered for exchange is registered, such exchange shall be conditioned upon (i) the New Jersey Certificate so surrendered being properly endorsed or otherwise in proper form for transfer and (ii) the person requesting such exchange either paying any transfer or other taxes required by reason of the issuance of the Delaware Certificate in a name other than that of the registered holder of the New Jersey Certificate surrendered, or establishing to the satisfaction of the Surviving Corporation, or the transfer agent in respect of the Surviving Corporation Common Shares, that such tax has been paid or is not applicable; and

(f) where no New Jersey Certificate has been issued in the name of a holder of Company Common Shares (for example, in the case of book-entry or other uncertificated shares), a “book entry” (i.e., a computerized or manual entry) shall be made in the shareholder records of the Surviving Corporation to evidence the issuance to such holder of an equal number of Surviving Corporation Common Shares.

3.2 Equity Plans and Employee Benefit Plans.

(a) As of the Effective Time, the Surviving Corporation hereby assumes each of the following plans, arrangements and other obligations of the Company: (i) the NL Industries, Inc. 2023 Non-Employee Director Stock Plan; (ii) the NL Industries, Inc. Comprehensive Welfare Plan; (iii) the NL Industries, Inc. Retirement Plan for Outside Directors; (iv) the Supplemental Retirement Program for Eligible Flight Personnel of NL Industries, Inc.; (v) the NL Industries, Inc. Supplementary Retirement Plan for Key Employees; (vi) any liability and other obligations with respect to the Retirement Programs of NL Industries, Inc. (which plan was terminated effective June 30, 2025) and (vii) each and every other equity compensation plan, stock plan, savings plan or employee benefit plan and arrangement of the Company that is in effect immediately prior to the Effective Time (collectively, the “Benefit Plans and Other Obligations”).

(b) Each outstanding option or other equity award under the Benefit Plans and Other Obligations (if any) shall, by virtue of the Reincorporation Merger and without any action on the part of the holder of such option or award, be converted into and become an option or award with respect to the same number of Surviving Corporation Common Shares, at the same exercise or base price per share (if applicable) and upon the same terms and subject to the same conditions, including any vesting conditions, as set forth in the applicable plan and any related award agreement as in effect immediately prior to the Effective Time.

(c) The Surviving Corporation shall assume each of the Company’s other employee benefit plans, arrangements and obligations upon the same terms and subject to the same conditions as set forth in such employee benefit plans, arrangements and obligations as in effect immediately prior to the Effective Time.

(d) Prior to the Effective Time, the Company shall take all actions as are reasonably necessary to effect the treatment of the Benefit Plans and Other Obligations, options, restricted shares and other awards as set forth in this Section 3.2 in accordance with applicable law and the terms of the Benefit Plans and Other Obligations and any contracts evidencing such options, restricted shares and awards.

SECTION 4.

MISCELLANEOUS

4.1 Plan of Reorganization. Each party to this Agreement agrees to treat the Reincorporation Merger for all income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

4.2 Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify, amend or supplement this Agreement, whether before or after the approval of this Agreement by the shareholders of the Company; provided, however, that after any such approval, there shall not be made any amendment that by law requires the further approval by such shareholders without such further approval.

4.3 Abandonment. At any time before the Effective Time, this Agreement may be terminated, and the Reincorporation Merger may be abandoned, by action of the Board notwithstanding the approval of this Agreement by the shareholders of the Company, to the extent permitted by applicable law and consistent with the resolutions of the Board.

4.4 Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of the Company such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company, and otherwise to carry out the purposes of this Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.5 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

4.6 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

4.7 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

4.8 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

4.9 Headings. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

4.10 Service of Process. The Surviving Corporation agrees that it may be served with process in the State of New Jersey in any proceeding for enforcement of any obligation of the Company as a New Jersey corporation, as well as for enforcement of any obligation of the Surviving Corporation arising from the Reincorporation Merger, and does hereby irrevocably appoint the Secretary of State of the State of New Jersey as its agent to accept service of process in any such suit or proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of the State of New Jersey is [●].

IN WITNESS WHEREOF, the undersigned corporations have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

COMPANY:

NL INDUSTRIES, INC.,

a New Jersey corporation

By: _______________________________

Name:

Title:

DELAWARE SUB:

NLI HOLDINGS, INC.,

a Delaware corporation

By: _______________________________

Name:

Title:

APPENDIX B

CERTIFICATE OF INCORPORATION

OF

NLI HOLDINGS, INC.

ARTICLE

The name of the corporation is NLI Holdings, Inc. (the “Corporation”).

ARTICLE

The address of the registered office of the Corporation in the State of Delaware is      , in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is Corporation Service Company.

ARTICLE

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE

The total number of shares of all classes of stock which the Corporation has authority to issue is one hundred fifty-five million (155,000,000) shares, of which one hundred fifty million (150,000,000) shares are common stock, $.125 par value per share (hereinafter referred to as “Common Stock”), and five million (5,000,000) shares are preferred stock, without par value (hereinafter referred to as “Preferred Stock”).  The designation and the powers, preferences and rights of the shares of Common Stock and Preferred Stock and the qualifications, limitations and restrictions thereof are as follows:

Section 4.1.

(i)Shares of Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.  Each share of Common Stock shall be equal to every other share of Common Stock in every respect.

(ii)The holders of Common Stock shall be entitled to one vote for each share of Common Stock held of record on the books of the Corporation with respect to all matters submitted for stockholder approval.

Section 4.2.   Preferred Stock may be issued from time to time in one or more series with such designations as may be stated in the resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors.  The resolution or resolutions providing for the issuance of shares of a particular series shall fix, subject to applicable laws and provisions of this Article IV, the designations, rights, preferences and limitations of the shares of each such series.  The authority of the Board of Directors in respect to each series shall include, but not be limited to, determination of the following:

(i)the consideration for which such Preferred Stock shall be issued;

(ii)the number of shares constituting such series, including the authority to increase or decrease such number, and the distinctive designation of such series;

(iii)the dividend rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(iv)the right, if any, of the Corporation to redeem shares of such series and the terms and conditions of such redemption;

(v)the rights of the shares in case of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

(vi)the obligation, if any, of the Corporation to retire shares of such series pursuant to a retirement or sinking fund or funds of a similar nature or otherwise and the terms and conditions of such obligation;

(vii)the terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(viii)the voting rights, if any, of the shares of such series, in addition to any voting rights required by law; and

(ix)any other rights, preferences or limitations of shares of such series.

Section 4.3.  No holder of stock of any class or series or of other securities of the Corporation, or of options, warrants or other rights to purchase stock of any class or series or other securities of the Corporation, shall have any preemptive or preferential right to purchase or subscribe for any securities of the Corporation.

ARTICLE

Section 5.1.  To the fullest extent permitted by Delaware law, the Corporation shall indemnify any and all officers and directors of the Corporation from and against all expenses (including attorneys’ fees), liabilities or other matters arising out of their status as such or their acts, omissions or services rendered by such persons in such capacities or otherwise while serving at the request of the Corporation in any other capacity.  Unless specifically addressed in a repeal or amendment of Delaware law with regard to a Corporation’s ability to indemnify any such person, no such repeal or amendment shall adversely affect any indemnification rights of any such person existing at the time of such repeal or amendment.  This Section 5.1 does not limit the power of the Corporation to indemnify and advance expenses as authorized in the Bylaws of the Corporation.

Section 5.2.  A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for such liability as is expressly not subject to limitation under the Delaware General Corporation Law.  If the Delaware General Corporation Law is hereafter amended, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.  Any repeal or modification of this Section 5.2 shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ARTICLE

In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is hereby expressly authorized and empowered to adopt, alter, amend or repeal the Bylaws of the Corporation, without any action or approval by the stockholders of the Corporation, by the affirmative vote of a majority of the Directors then in office.

ARTICLE

Section 7.1.  The Corporation may in its Bylaws confer powers upon its Board of Directors in addition to, but not in contravention of, those elsewhere provided in this Certificate of Incorporation (this “Certificate of Incorporation”) and by the laws of the State of Delaware.  All of the powers of the Corporation, insofar as the same be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon and vested in the Board of Directors of the Corporation.

Section 7.2.  The Board of Directors and stockholders of the Corporation shall have the power, to the extent provided by the Bylaws, to hold their respective meetings within or outside the State of Delaware.  The Directors shall have the power to keep the books, papers, documents and records of the Corporation within or without the State of Delaware (except to the extent required by the laws of the State of Delaware to be kept within that state), and to establish one or more offices of the Corporation within or without the State of Delaware as the Board of Directors may from time to time authorize.  Election of Directors need not be by written ballot unless the Bylaws of the Corporation so provide.

Section 7.3.  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter provided by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE

The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

ARTICLE

Except as otherwise required by law and subject to the rights of the holders of Preferred Stock or any other class of capital stock of the Corporation (other than Common Stock) or any series of any of the foregoing which is then outstanding, special meetings of stockholders of the Corporation may be called (i) as set forth in the bylaws of the Corporation or (ii) by the holders of at least 10% of the shares of the Corporation that would be entitled to vote at such meeting.

ARTICLE

The name of the incorporator is _________________ whose mailing address is _________________.

APPENDIX C

BYLAWS

OF

NLI HOLDINGS, INC.

a Delaware Corporation

(Adopted _______________, 2026)

ARTICLE I
REGISTERED AGENT AND OFFICES

Section 1.1.  Registered Agent and Office.  The registered agent and office of the corporation shall be such person or entity and located at such place within the state of Delaware as the board of directors may from time to time determine.

Section 1.2.  Other Offices.  The corporation may also have offices at such other places, both within and without the state of Delaware, as the corporation’s board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.1.  Place and Time of Meetings.  Annual meetings of stockholders shall be held on such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution from time to time by the board of directors and stated in the notice of the meeting or a duly executed waiver thereof, at which the stockholders shall elect by a plurality vote a board of directors and shall transact such other business as may properly be brought before the meeting. The chair of the board, the president, the chief executive officer, the board of directors or the holders of at least 10 percent of the shares of the corporation that would be entitled to vote at such a meeting may call special meetings of stockholders.  If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the nature of the business proposed to be transacted, and in the case of a special meeting called by one or more stockholders shall be accompanied by a notice setting forth the information, representations and other materials required for a stockholder proposal to be brought before an annual meeting under Section 2.2 of these bylaws or required for a director nomination under Section 3.2 of these bylaws, as applicable, as to any business proposed to be conducted or nominations proposed to be presented at such special meeting, which shall be delivered personally or sent by registered mail to the chair of the board, the president, the chief executive officer or the secretary of the corporation.  A special meeting called in accordance with these bylaws shall be held at such date, time and place, if any, within or without the state of Delaware as may be designated by the board of directors and stated in the notice of the meeting or a duly executed waiver thereof; provided, however, that in the case of a special meeting called by one or more stockholders who satisfy the requirements of these bylaws, the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting by such stockholder or stockholders is received by the secretary. Nothing contained in this section shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the board of directors may be held. The board of directors may determine, in its sole discretion, that any meeting will not be held at a place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation law.

Section 2.2.  Business to be Transacted at Meetings.  At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before a special meeting, business must be specified in the notice of the meeting (or any supplement thereto). To be properly brought before an annual meeting, business must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or (c) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder (other than a nomination of a person for election as a director, which is governed by Section 3.2 of these bylaws), the stockholder intending to propose the business (for purposes of this section, the “proponent”) must, in addition to any requirements imposed by federal securities law or other applicable laws, have given timely notice thereof in proper written form to the secretary of the corporation.  To be timely for an annual meeting, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days in advance of the anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the date on which such notice of the date of the annual meeting was mailed or the public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of the annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. For purposes of these bylaws, public disclosure shall be deemed to include a disclosure made in a press release reported by a national news service or in a document filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. To be in proper written form, a proponent's notice to the secretary must set forth:

(i) as to each matter the proponent proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the bylaws, the text of the proposed amendment) and the reasons for conducting such business at the annual meeting, and

(ii)as to the proponent and the beneficial owner, if any, on whose behalf the proposal is being made,

(A) the name and address of each such person, and of any holder of record of the proponent's shares as they appear on the corporation's books,

(B) the class and number of all shares of capital stock of the corporation that are owned by each such person (beneficially and of record) and owned by any holder of record of each such person's shares, as of the date of the proponent's notice, and a representation that the proponent will notify the corporation in writing of the class and number of such shares owned of record and beneficially by each such person as of the record date for the meeting not later than five (5) business days following the record date for determining the stockholders entitled to vote at the meeting,

(C) any material interest of each such person, or any affiliates or associates of each such person, in such business,

(D) a description of any agreement, arrangement or understanding with respect to such business between or among each such person and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the proponent will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of such record date for the meeting not later than five (5) business days following such record date,

(E) a description of any agreement, arrangement or understanding (including any derivative instruments, swaps, warrants, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or other transactions) that has been entered into as of the date of the proponent's notice by, or on behalf of, each such person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of each such person or any of its affiliates or associates with respect to shares of stock of the corporation, and a representation that the proponent will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of such record date for the meeting not later than five (5) business days following such record date,

(F) a representation that the proponent is a holder of record or beneficial owner of shares of the corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business,

(G) a representation whether the proponent intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal, and

(H) any other information relating to each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by each such person with respect to the proposed business to be brought by each such person before the annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

Notwithstanding anything in these bylaws to the contrary: (1) no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.2, and (2) unless otherwise required by law, if a proponent intending to propose business at an annual meeting pursuant to this Section 2.2 does not provide the information required under such section to the corporation (including providing the updated information required by clauses (ii)(B), (ii)(D) and (ii)(E) of this section by the deadlines specified therein), or the proponent (or a qualified representative of the proponent) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the corporation. The chair of the annual meeting (or the board of directors in advance of any such meeting) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.2, and if he or she (or the board of directors in advance of any such meeting) should so determine, he or she shall so declare to (or the board of directors shall declare in advance of) the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing contained in this Section 2.2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act (or any successor provision of law).

Section 2.3.  Notice.  Notice of the time, place (if any) and means of remote communication of an annual meeting of stockholders and notice of the time, place (if any), means of remote communication and purpose or purposes of a special meeting of the stockholders shall be given not less than 10, nor more than 60, days prior to the meeting to each stockholder of record of the corporation entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage paid, addressed to the stockholder’s address appearing on the corporate books of the corporation.

Section 2.4.  Notice by Electronic Transmission.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any applicable law, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the corporation.  Notice by electronic transmission shall be deemed given:  (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder.

Section 2.5.  List of Stockholders.  The corporation shall prepare, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, specifying the address of and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days ending on the day prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours, at the principal place of business of the corporation.  The original stock transfer books shall be the only evidence as to who are the stockholders entitled to examine such list or transfer book or to vote at any such meeting of stockholders.

Section 2.6.  Quorum.  The holders of a majority of the votes entitled to be cast at any meeting of stockholders, counted as a single class if there be more than one class of stock entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by statute or by the certificate of incorporation.  Where a separate vote by class or series is required, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of such class or series shall be necessary and sufficient to constitute a quorum with respect to that matter. Once a quorum is present at a meeting of the stockholders, the stockholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting by any stockholder or the refusal of any stockholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.  If a quorum is not present or represented at any meeting of the stockholders, the chair of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.7 until a quorum shall be present or represented.

Section 2.7.  Adjournment.  When a meeting of stockholders is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting, except as otherwise required by this Section 2.7, if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the original notice of the meeting. At such adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

Section 2.8.  Voting.  When a quorum is present at any meeting, the affirmative vote of the holders of a majority in voting power of the shares of capital stock of the corporation which are present in person or represented by proxy and entitled to vote thereon shall decide any question brought before such meeting, unless the question is one upon which by express provision of any applicable statute, the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or any law or regulation applicable to the corporation or its securities, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.9.  Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy in any manner permitted by law.  No proxy shall be valid after three years from the date of its execution unless otherwise provided in the proxy.  Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

Section 2.10.  Order of Business.  The order of business at each such stockholders meeting shall be as determined by the chair of the meeting. One of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chair of the meeting:  the chair of the board, vice chair of the board, president, the chief executive officer, vice presidents (in the order of their seniority if more than one) and secretary. The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

Section 2.11.  Appointment of Inspectors of Election.  The board of directors shall appoint one or more inspectors of election (“inspectors”) to act at such meeting or any adjournment or postponement thereof and make a written report thereof.  The board of directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is so appointed or if no inspector or alternate is able to act, the chair of the board, the vice chair of the board, the president or the chief executive officer shall appoint one or more inspectors to act at such meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors may be directors, officers or employees of the corporation.

Section 2.12.  Action Without a Meeting.

(a)Any action required or permitted to be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

(b)Every written consent of the stockholders shall bear the date of signature of each stockholder who signs the consent.  No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the corporation as provided below, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of the stockholders are recorded.  Such delivery shall be made by hand or by certified or registered mail, return receipt requested, and in the case of delivery to the corporation’s principal place of business, shall be addressed to the president or chief executive officer of the corporation.

(c)Without limitation, an electronic transmission by a stockholder, or a photographic, photostatic, facsimile or other reliable reproduction of a writing signed or transmitted by a stockholder, shall be regarded as signed by the stockholder for the purposes of this section.

(d)Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

Section 2.13.  Fixing A Record Date.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting.  With respect to corporate action in writing without a meeting, such record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors nor more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors.  With respect to any other action, such record date shall not precede the date upon which the resolution fixing the record date is adopted nor more than 60 days prior to such action.

If the board of directors does not so fix a record date:

(a)The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is required under the laws of the state of Delaware, shall be the first date on which a signed written consent is delivered to the corporation in accordance with the requirements of such law.

(c)The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 2.14.  Remote Communications.  If authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (a) participate in a meeting of stockholders, and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

Section 2.15  Minutes.  The stockholders shall cause regular minutes of their proceedings to be kept, and such minutes shall be placed in the minute proceedings of the corporation (which may be maintained in paper or electronic form).

ARTICLE III

DIRECTORS

Section 3.1.  Number, Qualifications and Term of Office.  The business and affairs of the corporation shall be managed by a board of directors. Subject to the preferential voting rights of the holders of preferred stock or any other class of capital stock of the corporation or any series of any of the foregoing that is then outstanding, the board of directors shall consist of one or more members.  The number of members of the board of directors shall be fixed from time to time (a) by the board of directors pursuant to a resolution adopted by a majority of the entire board of directors or (b) by the stockholders pursuant to a resolution adopted by a majority of the holders of shares of the corporation entitled to vote for the election of directors; provided, however, that if the stockholders have acted to fix the number of directors, any action by the board of directors to fix another number shall only become effective on or after the first annual meeting of stockholders that follows such stockholder action.  Each director shall be elected at the annual meeting of the stockholders (or a special meeting called for such purpose) by a plurality vote, except as provided in Section 3.4, and each director elected shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term expires.

Section 3.2.  Nomination of Director Candidates.

(a)Subject to the preferential voting rights of the holders of preferred stock or any other class of capital stock of the corporation or any series of any of the foregoing that is then outstanding, nominations for the election of directors may be made (i) by the board of directors or (ii) by any stockholder entitled to vote for the election of directors who complies with the procedures established in this Section 3.2. In order to be eligible for election as a director, any director nominee must first be nominated in accordance with the provisions of these bylaws.
(b)Any stockholder entitled to vote for the election of a director at a meeting may nominate persons for whom such stockholder may vote only if written notice of such stockholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation (1) with respect to an election to be held at an annual meeting of stockholders, not less than one hundred twenty (120) days nor more than one hundred fifty (150) days in advance of the anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the date on which such notice of the date of the annual meeting was mailed or the public disclosure of the date of the annual meeting was made, whichever first occurs; and (2) with respect to an election to be held at a special meeting of stockholders for the election of directors, by the close of business on the tenth day following the date on which notice of such meeting is first mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs.  In no event shall the adjournment or postponement of the annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Each such notice shall set forth:
(c)as to the stockholder who intends to make the nomination (for purposes of this section, the “proponent”) and the beneficial owner, if any, on whose behalf the nomination is being made,

(A) the name and address of each such person, and of any holder of record of the proponent’s shares as they appear on the corporation’s books;

(B) the class and number of shares of capital stock of the corporation that are owned (beneficially and of record) by each such person and owned by any holder of record of each such person’s shares, as of the date of such proponent’s notice, and a representation that the proponent will notify the corporation in writing of the class and number of such shares owned of record and beneficially by each such person as of the record date for determining the stockholders entitled to vote at the meeting not later than five (5) business days following such record date;

(C) a description of all agreements, arrangements or understandings with respect to such nomination between each such person and any of its affiliates or associates, and any other person or persons (naming such person or persons) acting in concert with any of the foregoing, and a representation that the proponent will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five (5) business days following such record date;

(D) a description of any agreement, arrangement or understanding (including any derivative instruments, swaps, warrants, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or other transactions) that has been entered into as of the date of the proponent's notice by, or on behalf of, each such person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of each such person or any of its affiliates or associates with respect to shares of stock of the corporation, and a representation that the proponent will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of such record date for the meeting not later than five (5) business days following such record date;

(E) a representation that the proponent is a holder of record or beneficial owner of shares of the corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(F) a representation whether the proponent intends to solicit proxies in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act (including a statement that such proponent intends to solicit the holders of shares representing at least 67% of the voting power of shares of the corporation entitled to vote on the election of directors), and

(G) any other information relating to each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by each such person with respect to the proposed business to be brought by each such person before the annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder pursuant to which the nomination or nominations are to be made by the stockholder; and

(ii) as to each person whom the proponent proposes to nominate for election as director,

(A) the name, age, business address and residence address of such person,

(B) the principal occupation or employment of such person,

(C) the class and number of all shares of capital stock of the corporation that are owned of record and beneficially by such person,

(D) as an appendix, a completed and signed questionnaire, representation and agreement required by clause (e) of this Section 3.2, and

(E) any other information relating to such nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election as directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

Such notice must be accompanied by the written consent of each proposed nominee to being named as a nominee in the corporation’s proxy statement and any accompanying proxy and to serve as a director of the corporation if elected.

(c)In addition to the information required pursuant to this Section 3.2 or any other provision of these bylaws, the corporation may require any proposed nominee to furnish any other information that, among other things, (i) may reasonably be required by the corporation to determine whether the proposed nominee would be independent under the rules and listing standards of the principal United States securities exchanges upon which the stock of the corporation is listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors, (ii) could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, or (iii) may reasonably be required by the corporation to determine the eligibility of such nominee to serve as a director of the corporation. If the chair of the meeting (or the board of directors in advance of any such meeting) determines that a nomination of any candidate for election as a director was not made in compliance with the applicable provisions of these bylaws, such nomination shall be void.

(d) Notwithstanding anything in these bylaws to the contrary, unless otherwise required by law, (i) if a proponent intending to make a nomination at an annual or special meeting pursuant to this Section 3.2 does not provide the information required under such section to the corporation (including providing the updated information required by clauses (b)(i)(B), b(i)(C) and (b)(i)(D) of this Section 3.2 by the deadlines specified therein), or the proponent (or a qualified representative of the proponent) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the corporation, and (ii) if any stockholder or any affiliate or associate of, or other person acting in concert with, such stockholder (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed director nominee and (B) either (x) notifies the corporation that such stockholder or other person no longer intends to solicit proxies in support of a proposed nominee in accordance with Rule 14a-19(b) promulgated under the Exchange Act or (y) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then in either case the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominee may have been received by the corporation (which proxies and votes shall also be disregarded). Upon request by the corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(e)To be eligible to be a nominee for election as a director of the corporation, a person nominated in accordance with clause (b) of this Section 3.2 must deliver (in accordance with the time periods prescribed for delivery of notice under such clause) to the secretary of the corporation at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary within ten (10) days of a written request therefor by a stockholder of record) and a written representation and agreement (in the form provided by the secretary within ten (10) days of a written request therefor by a stockholder of record) that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the corporation.

Section 3.3.  Removals.  Subject to the preferential voting rights of the holders of preferred stock or any other class of capital stock of the corporation or any series of any of the foregoing that is then outstanding at any meeting of stockholders called expressly for the purpose of removing a director or directors, each director may be removed from office at any time by the stockholders, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of the corporation entitled to vote for the election of such director.

Section 3.4.  Vacancies.  Subject to the preferential voting rights of the holders of preferred stock or any other class of capital stock of the corporation or any series of any of the foregoing that is then outstanding and except as otherwise required by law, all vacancies in the board of directors, whether caused by resignation, death or otherwise, may be filled by a majority of the remaining directors though less than a quorum; provided, however, that any vacancy resulting from an increase in the number of directors that is the result of a resolution adopted by the stockholders of the corporation may be filled by the stockholders of the corporation in accordance with the laws of the state of Delaware, any other applicable provisions of the certificate of incorporation and these bylaws.  Each director so chosen shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 3.5.  Annual Meeting.  The annual meeting of the board of directors may be held without notice immediately after the annual meeting of stockholders at the location of the stockholders’ meeting.  If not held immediately after the annual meeting of the stockholders, the annual meeting of the board of directors shall be held as soon thereafter as may be convenient.

Section 3.6.  Other Meetings and Notice.  Regular meetings of the board of directors may be held with or without notice at such time and at such place as shall from time to time be determined by the board of directors.  Special meetings of the board of directors may be called by or at the request of the chair of the board, the vice chair of the board, the president or the chief executive officer and shall be called by the chair of the board on the written request of a majority of directors, in each case on at least twenty-four hours notice to each director.

Section 3.7.  Quorum.  A majority of the total number of directors shall be necessary at all meetings to constitute a quorum for the transaction of business.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.

Section 3.8.  Committees.  Standing or temporary committees consisting of one or more directors of the corporation may be appointed by the board of directors from time to time.  The corporation hereby elects to be governed by Section 141(c)(2) of the Delaware General Corporation Law and, as such, any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation, and shall report the same to the board of directors at its next meeting.  The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  The board shall have the power at any time to change the membership of, to increase or decrease the membership of, to fill all vacancies in and to discharge any committee of the board, or any member thereof, either with or without cause.

Section 3.9.  Committee Rules.  Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the board of directors designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum.

Section 3.10.  Telephonic Meetings.  Members of the board of directors or any committee designated by the board of directors may participate in any meeting of the board of directors or such committee by means of a conference telephone or other electronic communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at such meeting.

Section 3.11.  Presumption of Assent  A director of the corporation who is present at a meeting of the board of directors or any committee thereof at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.12.  Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board of directors or such committee, as the case may be, consent thereto in writing or electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or committee.  Action taken pursuant to such written consent of the board of directors or of any committee thereof shall have the same force and effect as if taken by the board of directors or the committee, as the case may be, at a meeting thereof.

Section 3.13.  Compensation.  The board of directors shall have the authority to fix the compensation of directors.

Section 3.14.  Minutes.  The board of directors shall cause to be kept regular minutes of its proceedings, and such minutes shall be placed in the minute proceedings of the corporation (which may be maintained in paper or electronic form).

ARTICLE IV.
OFFICERS

Section 4.1.  Number.  The officers of the corporation shall be a chair of the board, a vice chair of the board, a president, one or more vice presidents, a secretary, a treasurer, and such other officers and assistant officers as the board of directors may, by resolution, appoint.  Any two or more offices may be held by the same person.  In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except the offices of president and secretary.

Section 4.2.  Election and Term of Office.  The officers of the corporation shall be elected annually by the board of directors at the annual meeting of the board of directors.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.  Each officer shall hold office until the next annual meeting of the board of directors and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 4.3.  The Chair of the Board.  The chair of the board shall preside at all meetings of the stockholders and directors.  He or she shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the board of directors are carried into effect and, in connection therewith, shall be authorized to delegate to the vice chair of the board, president and other officers such of his or her powers and duties as chair of the board at such time and in such manner as he or she may deem to be advisable.  The chair of the board shall be an ex officio member of all standing committees and he or she shall have such other powers and duties as may from time to time be assigned by the board of directors. References in these bylaws to a chair of the board shall include references to persons designated by the board of directors with the title chairperson, chairman, chairwoman, chair or any similar title.

Section 4.4.  The Vice Chair of the Board.  The vice chair of the board shall assist the chair of the board in the management of the business of the corporation, and, in the absence or disability of the chair of the board, shall preside at all meetings of the stockholders and the board of directors and exercise the other powers and perform the other duties of the chair of the board or designate the executive officers of the corporation by whom such other powers shall be exercised and other duties performed.  The vice chair of the board shall be an ex officio member of all standing committees and he or she shall have such other powers and duties as may from time to time be assigned by the board of directors or by the chair of the board.  In addition to the foregoing, the vice chair of the board shall have such other powers, duties and authority as may be set forth elsewhere in these bylaws. References in these bylaws to a vice chair of the board shall include references to persons designated by the board of directors with the title vice chairperson, vice chairman, vice chairwoman, vice chair or any similar title.

Section 4.5.  The President.  The president shall be the corporation’s chief operating officer unless otherwise determined by the board of directors.  The president shall assist the chair of the board in the management of the business of the corporation, and, in the absence or disability of the chair of the board and the vice chair of the board, shall preside at all meetings of the stockholders and the board of directors and exercise the other powers and perform the other duties of the chair of the board or designate the executive officers of the corporation by whom such other powers shall be exercised and other duties performed.  The president shall be an ex officio member of all standing committees and he or she shall have such other powers and duties as may from time to time be assigned by the board of directors or by the chair of the board.  In addition to the foregoing, the president shall have such other powers, duties, and authority as may be set forth elsewhere in these bylaws.  If the board of directors does not elect a chair or vice chair of the board, the president shall also have the duties and responsibilities, and exercise all functions, of the chair and the vice chair of the board as provided in these bylaws.

Section 4.6.  The Chief Executive Officer.  The board of directors may designate an individual, whether or not such individual is an officer of the corporation, to serve as the chief executive officer of the corporation.  The chief executive officer shall have the duties and responsibilities, and exercise all functions, as the board of directors may determine.

Section 4.7.  The Chief Financial Officer.  The board of directors may designate an individual, whether or not such individual is an officer of the corporation, to serve as the chief financial officer of the corporation.  The chief financial officer shall have the duties and responsibilities, and exercise all functions, as the board of directors may determine.

Section 4.8.  Vice Presidents.  Each vice president shall have such powers and discharge such duties as may be assigned from time to time by the chair of the board, the vice chair of the board or the president.  During the absence or disability of the president, first the chief executive officer and in the absence or disability of the chief executive officer, one such vice president, when designated by the board of directors, shall exercise all the functions of the president.

Section 4.9.  The Secretary and Assistant Secretary.  The secretary or the chair of the board shall issue notices for all meetings.  The secretary shall keep minutes of all meetings of the board of directors, the committees thereof and the stockholders, shall have charge of the seal and the corporate books and shall make such reports and perform such other duties as are incident to the office, and perform such other duties designated or properly required by the chair of the board, the vice chair of the board, the president or the chief executive officer.  The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.  The assistant secretary shall be vested with the same powers and duties as the secretary, and any act may be done or duty performed by the assistant secretary with like effect as though done or performed by the secretary.  The assistant secretary shall have such other powers and perform such other duties as may be assigned by the chair of the board, the vice chair of the board, the president or the chief executive officer.

Section 4.10.  The Treasurer and Assistant Treasurer.  The treasurer shall have the custody of all moneys and securities of the corporation and shall keep regular books of account.  He or she shall disburse the funds of the corporation in payment of just demands against the corporation, or as may be ordered by the chair of the board, the vice chair of the board, the president, the chief executive officer or by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors from time to time as may be required of him or her, an account of all transactions as treasurer and of the financial condition of the corporation.  The treasurer shall perform all duties incident to the office, and perform such other duties designated or properly required by the chair of the board, the vice chair of the board, the president or the chief executive officer. The assistant treasurer shall be vested with the same powers and duties as the treasurer, and any act may be done, or duty performed by the assistant treasurer with like effect as though done or performed by the treasurer.  The assistant treasurer shall have such other powers and perform such other duties as may be assigned by the chair of the board, the vice chair of the board, the president or the chief executive officer.

Section 4.11.  Vacancies.  Vacancies in any office arising from any cause may be filled by the directors for the unexpired portion of the term with a majority vote of the directors then in office.  In the case of the absence or inability to act of any officer of the corporation and of any person herein authorized to act in his or her place, the board of directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

Section 4.12.  Other Officers, Assistant Officers and Agents.  Officers, assistant officers, and agents, if any, other than those whose duties are provided for in these bylaws shall hold their offices for such terms and shall exercise such powers and perform such duties as the board of directors may determine.

Section 4.13.  Normal Duties and Responsibilities of Officers.  Unless otherwise provided in these bylaws or the board of directors decides otherwise, if an officer title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law or any successor or similar statute, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the board of directors.

ARTICLE V.
INDEMNIFICATION AND INSURANCE OF DIRECTORS, OFFICERS AND OTHERS

Section 5.1.  Indemnification.  To the fullest extent permitted by Delaware law, the corporation shall indemnify any and all officers and directors of the corporation from and against all expenses (including attorneys’ fees), liabilities or other matters arising out of their status as such or their acts, omissions or services rendered by such persons in such capacities or otherwise while serving at the request of the corporation in any other capacity.  Unless specifically addressed in a repeal or amendment of Delaware law with regard to a corporation’s ability to indemnify any such person, no such repeal or amendment shall adversely affect any indemnification rights of any such person existing at the time of such repeal or amendment.

Section 5.2.  Advancement of Expenses.  Expenses (including attorneys’ fees) incurred by a director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding by reason of his or her status as a director or officer of the corporation or services rendered by such persons in such capacities or otherwise at the request of the corporation or incurred by a director or officer for prosecuting a claim under Section 5.3 shall be paid by the corporation in advance of the final disposition of such proceeding upon receipt of a written undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article.

Section 5.3.  Expenses of Contested Indemnification Claims.  If a claimant makes a claim on the corporation under Section 5.1 or 5.2 and the corporation does not pay such claim in full within thirty days after it has received such written claim, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid also the expenses of prosecuting such claim.  It shall be a defense to any such action that such indemnification of advancement of costs of defense are not permitted under the General Corporation Law of Delaware or other applicable law, but the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation (including its board of directors or any committee thereof, special legal counsel or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its board of directors or any committee thereof, special legal counsel, or stockholders) that such indemnification or advancement is not permissible, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

Section 5.4.  Indemnification Not Exclusive.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 5.5.  Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 5.6.  Employees, Agents and Others.  To the fullest extent of Delaware law, the corporation may grant rights of indemnification and advancement of expenses to any person who is not at the time a current director or officer of the corporation.

Section 5.7.  Contract Right.  Each of the rights of indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall be a contract right that will survive the termination of any person’s service as a director or officer and any repeal or amendment of the provisions of this Article shall not adversely affect any such right of any person existing at the time of such repeal or amendment with respect to any act or omission occurring prior to the time of such repeal or amendment, and further, shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such person prior to such repeal or amendment.

Section 5.8.  Insurance.  To the fullest extent of Delaware law, the corporation shall have power to purchase and maintain insurance on behalf of any person, including one who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article or Delaware law.

Section 5.9.  Certain References Under Article V.  For purposes of this Article, references to “the corporation,” “other enterprise” and “serving at the request of the corporation” shall have the meanings given such terms in Section 145 of the Delaware General Corporation Law or any successor or similar statute.  As used herein, the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

ARTICLE VI.
STOCK CERTIFICATES

Section 6.1.  Form.  The shares of stock of the corporation shall be represented by certificates, or shall be uncertificated shares.  Every holder of uncertificated shares of the corporation shall be entitled upon request to have a stock certificate issued to such holder signed by the chair of the board, the president, the chief executive officer or any vice president and the secretary, any assistant secretary, the treasurer or any assistant treasurer, certifying to the number of shares owned by such stockholder.  Where, however, such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation, and a registrar or by an agent acting in the dual capacity of transfer agent and registrar, the signatures of any of the above-named officers may be facsimile signatures.  In the event that any officer who has signed, or whose facsimile signature has been used on, a certificate ceases to be an officer before the certificate has been delivered, such certificate may nevertheless be adopted and issued and delivered by the corporation, as though the officer who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the corporation.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name of the person to whom either certificated or uncertificated shares are issued, with the number of shares and date of issue, shall be entered on the books of the corporation.  Notwithstanding any other provision in these bylaws, the corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements or certificates, and as may be required by applicable law, which system has been approved by the U.S. Securities and Exchange Commission.  Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the corporation.

Section 6.2.  Transfers.  Transfers of stock shall be made only upon the transfer books of the corporation or respective transfer agents designated to transfer the several classes of stock and, in the case of shares represented by a certificate or certificates, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

Section 6.3.  Lost or Destroyed Certificates.  The corporation may issue a new stock certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation shall, except as otherwise determined by the board of directors, the chair of the board, the president, the chief executive officer any vice president or other authorized officer, require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.4.  Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of another person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by the laws of the state of Delaware.

Section 6.5.  Restrictions on Transfers of Shares.  Notice of any restriction on the transfer of shares of the corporation’s stock shall be placed on each certificate of stock issued, or in the case of uncertificated shares, contained in the notice sent to the registered holder of such shares in accordance with the laws of the state of Delaware.

ARTICLE VII.
CERTAIN BUSINESS COMBINATIONS

The provision of Section 203 of the Delaware General Corporation Law shall not apply to the corporation.

This Article VII shall be amended, altered or repealed only as provided in Section 203 of the Delaware General Corporation Law.

ARTICLE VIII.
GENERAL PROVISIONS

Section 8.1.  Dividends.  Dividends upon the capital stock of the corporation, subject to any applicable provisions of the certificate of incorporation, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the applicable provisions of the certificate of incorporation.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think in the best interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 8.2.  Accounts.  The chair of the board, vice chair of the board, president, the chief executive officer or any vice president is authorized for and on behalf of the corporation:  to establish, maintain and to close depositary accounts, in the corporation’s name, for the deposit and withdrawal of corporation funds; to designate those individuals authorized to withdraw funds or sign checks in said depositary accounts; and to execute customer agreements with respect to such depositary accounts, including forms of corporate resolutions, certified with respect to the approval of the board of directors as of the date such forms of corporate resolutions are executed. The secretary or assistant secretary is, authorized for and on behalf of the corporation without further action of the board of directors to certify as to the approval of the board of directors of forms of resolutions regarding any of such depositary or trading accounts as of the date the officer of the corporation executes the customer agreement with respect to each such account.

ARTICLE IX.
NOTICES

Section 9.1.  General.  Written notice to stockholders of stockholder meetings shall be given as provided in Section 2.3 herein.  Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by U.S. mail or nationally recognized overnight courier, or by facsimile or by electronic mail or other electronic means.  Whenever the provisions of any statute or these bylaws require notice to be given to any director, such notice may be given by the method stated in the previous sentence, except that such notice other than one that is delivered personally shall be sent to such address as such director shall have filed in writing with the secretary, or, in the absence of such filing, to the last known post office address of such director.

Section 9.2.  Waivers.  Whenever any notice whatever is required to be given under provisions of law or of the certificate of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice or a waiver by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 9.3.  Attendance as Waiver.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section9.4.  Omission of Notice to Stockholders.  Any notice required to be given to any stockholder under any statutory provision, the certificate of incorporation or these bylaws need not be given to the stockholder if:

(a)notice of two consecutive annual meetings and all notices of meetings held or the takings of action by written consent without a meeting to such stockholder taken during the period between those annual meetings, or

(b)all, and at least two, payments (if sent by first class mail) of distributions or interest on securities during a twelve-month period,

have been mailed to that person, addressed at his or her address as shown on the share transfer records of the corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the corporation a written notice setting forth his or her then current address, the requirement that notice be given to that person shall be reinstated.

ARTICLE X.
FORUM SELECTION

Section 10.1.  Delaware Forum.  Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction, the federal district court of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the corporation to the corporation or the corporation’s stockholders, including without limitation a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the corporation or any current or former director, officer, employee, agent or stockholder of the corporation arising pursuant to any provision of the Delaware General Corporation Law or the certificate of incorporation or bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim related to or involving the corporation that is governed by the internal affairs doctrine.

Section 10.2.  Securities Act Claims.  Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Section 10.3.  Notice and Consent.  Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article X.

Section 10.4.  Injunctive Relief.  Failure to enforce the foregoing provisions would cause the corporation irreparable harm, and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

ADOPTED BY THE BOARD OF DIRECTORS AS OF ________________, 2026

Jane R. Grimm, Secretary

NL Industries, Inc.

Three Lincoln Centre

5430 LBJ Freeway, Suite 1700

Dallas, Texas 75240-2620

The Sample Company If no electronic voting, delete QR code and control # 2026 Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Preliminary Proxy Card – Subject to Completion Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m., ET, on May 13, 2026. Online Go to www.envisionreports.com/NL or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/NL q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Loretta J. Feehan 04 - Meredith W. Mendes 02 - John E. Harper 05 - Cecil H. Moore, Jr. 03 - Kevin B. Kramer 06 - Courtney J. Riley 07 - Michael S. Simmons 2. Nonbinding advisory vote approving named executive officer compensation. 4. To approve, in connection with the Reincorporation Proposal, opting out of Delaware General Corporation Law Section 203. 08 - R. Gerald Turner For Against Abstain 3. To approve the Agreement and Plan of Merger between NL and its wholly owned Delaware subsidiary, NLI Holdings, Inc. (“NL-Delaware”), pursuant to which NL will merge with and into NL-Delaware for the purpose of changing NL’s state of domicile, including the approval of the Certificate of Incorporation of NL-Delaware and the change of NL’s name to NLI Holdings, Inc. (the “Reincorporation Proposal”). 5. To approve one or more adjournments of the annual meeting to a later date or dates, if necessary, to permit further solicitations of proxies in the event there are not sufficient votes in favor of the Reincorporation Proposal. For Against Abstain 6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 P C F 048FLC A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 5.

Small steps make an impact. Proxy — NL Industries, Inc. 2026 NL Industries, Inc. Annual Meeting of Shareholders May 14, 2026, 10:00 a.m. CT Three Lincoln Centre Conference Center 5430 LBJ Freeway, Suite 350, Dallas Texas 75240-2620 Important notice regarding the internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/NL q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Notice of 2026 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 14, 2026 The undersigned hereby appoints Michael S. Simmons, Amy A. Samford and Jane R. Grimm, and each of them, proxy for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2026 Annual Meeting of Shareholders (the “Meeting”) of NL Industries, Inc., a New Jersey corporation (“NL”), to be held at Three Lincoln Centre Conference Center, 5430 LBJ Freeway, Suite 350, Dallas, Texas 75240-2620 on Thursday, May 14, 2026, at 10:00 a.m. CT, and at any adjournment or postponement of the Meeting, all of the shares of common stock, par value $0.125 per share, of NL standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on this proxy card. THIS PROXY AUTHORIZATION MAY BE REVOKED AS SET FORTH IN THE PROXY STATEMENT THAT ACCOMPANIED THIS PROXY CARD. This proxy card, when properly executed, will be voted in the manner directed on this card. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. To the extent allowed by applicable law, the proxy holders will vote in their discretion on any substitute director nominee and other matter that may properly come before the Meeting and any adjournment or postponement thereof. Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Non-Voting Items